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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 2005

                                                     Registration No. 333-119403

                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 3)


                         XSTREAM BEVERAGE NETWORK, INC.
                 (Name of small business issuer in its charter)


           Nevada                          2086                  05-0547629
 (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                               4800 N.W. 15 Avenue
                                      Bay A
                         Fort Lauderdale, Florida 33309
                                  954-598-7997
          (Address and telephone number of principal executive offices)


                                 Same as above
(Address of principal place of business or intended principal place of business)

                            _________________________


                             Mr. Theodore Farnsworth
                                    Chairman
                         Xstream Beverage Network, Inc.
                               4800 N.W. 15 Avenue
                                      Bay A
                         Fort Lauderdale, Florida 33309
                                  954-598-7997
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                            James M. Schneider, Esq.
                        Schneider Weinberger & Beilly LLP
                         2200 Corporate Boulevard, N.W.
                                    Suite 210
                            Boca Raton, Florida 33431
                             Telephone: 561-362-9595
                           Facsimile No: 561-362-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _______________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ?

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

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed       Proposed
                                          Dollar       maximum        maximum
   Title of each                         offering      aggregate      Amount of
class of securities       Amount to be   price per     offering     registration
  to be registered        registered     security      price(1)         fee
-------------------       ----------     --------     ----------     ----------

Common stock, par value
$.001 per share(2)        11,379,292     $   0.45     $5,120,681        $   603

Common Stock
Purchase Warrants(3)           7,718     $   0.20     $    1,544             18

Common Stock
Purchase Warrants (4)      2,849,488     $   0.76     $2,165,611            255

Common Stock
Purchase Warrants(5)          75,000     $   6.40     $  480,000             57

Common Stock
Purchase Warrants (6)         75,000     $   7.80     $  585,000             69

Common Stock
Purchase Warrants (7)         75,000     $   9.00     $  675,000             80

Total Registration Fee                                                  $1,082 *

------------
*   previously paid.

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on October 10, 2005.

(2) For purposes of estimating the number of shares of the registrant's common stock to be included in this registration statement, the registrant includes 359,947 shares of common stock which are presently outstanding, 2,967,933 shares of common stock issuable upon the conversion of $2,067,039.50 of the outstanding principal and interest payable under a $2,771,355 principal amount secured convertible term note, 4,969,206 shares of our common issuable upon the conversion of 42.7 outstanding shares of our Series B Convertible Preferred Stock including 2,160,000 shares of common stock which may be issued as dividend payments and 3,082,206 shares of common stock issuable upon the exercise of an outstanding warrants. Pursuant to Rule 416, there are also being registered such additional number of shares as may be issuable as a result of the anti-dilution provisions of the secured convertible term note, Series B Convertible Preferred Stock and the warrants.

(3) Represents warrants to purchase an aggregate of 7,718 shares of common stock at an exercise price of $0.20 per share.

(4) Represents warrants to purchase an aggregate of 2,849,488 shares of common stock at an exercise price of $0.76 per share.

(5) Represents warrants to purchase an aggregate of 75,000 shares of common stock at an exercise price of $6.40 per share.

(6) Represents warrants to purchase an aggregate of 75,000 shares of common stock at an exercise price of $7.80 per share.

(7) Represents warrants to purchase an aggregate of 75,000 shares of common stock at an exercise price of $9.00 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion dated October 15, 2005

PROSPECTUS
                         XSTREAM BEVERAGE NETWORK, INC.


                        11,379,292 Shares of Common Stock
                   7,718 $0.20 Common Stock Purchase Warrants
                 2,849,488 $0.76 Common Stock Purchase Warrants
                  ^75,000 $6.40 Common Stock Purchase Warrants
                   75,000 $7.80 Common Stock Purchase Warrants
                   75,000 $9.00 Common Stock Purchase Warrants

         This is an offering of ^XStream Beverage Network, Inc. ^which includes:

         o    359,947 shares of presently outstanding common stock,

         o 2,967,933 shares of common stock issuable upon the conversion of $2,067,039.50 of the outstanding principal and interest payable under a $2,771,355 principal amount secured convertible note,

         o 4,969,206 shares of common stock issuable upon the conversion of outstanding shares of our Series B Convertible Preferred Stock, including 2,160,000 shares which may be issued as dividend payments,

         o 3,082,206shares of common stock issuable upon the exercise of outstanding warrants,

         o    7,718 $0.20 Common Stock Purchase Warrants,

         o    2,849,488 $0.76 Common Stock Purchase Warrants,

         o    75,000 $6.40 Common Stock Purchase Warrants,

         o    75,000 $7.80 Common Stock Purchase Warrants, and

         o    75,000 $9.00 Common Stock Purchase Warrants.

         All of the shares and common stock purchase warrants are being offered by the selling security holders listed in the section of this prospectus entitled "Selling Security Holders." We will not receive any of the proceeds from the sale of the shares or the common stock purchase warrants being offered by the selling security holders.

         For a description of the plan of distribution of the shares and common stock purchase warrants, please see page 54 of this prospectus.

         Our common stock is traded on the OTC Bulletin Board under the trading symbol "XSBV." On October 10, 2005 the last sale price for our common stock was $0.45. There is presently no public market for any series of the common stock purchase warrants included in this prospectus and it is not anticipated that a public market will exist for any of these securities in the foreseeable future, if ever.

         INVESTMENT IN OUR COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS TO READ ABOUT RISKS OF INVESTING IN OUR COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is ________________, 2005

                               PROSPECTUS SUMMARY

         We develop, market, sell and distribute new age beverage category natural sodas, fruit juices and energy drinks. Our goal is to become a leading distributor of beverage products through multiple distribution channels. Our business strategy includes the acquisitions of additional distribution companies and proprietary value-added brands currently engaged in various aspects of the new age and alternative beverage industry.

         Our principal executive offices are located at 4800 N.W. 15 Avenue, Bay A, Fort Lauderdale, Florida 33309, and our telephone number is 954-598-7997. Our fiscal year is December 31. In October 2004 we changed our name from XStream Beverage Group, Inc. to XStream Beverage Network, Inc.

         When used in this prospectus, the terms "XStream," " we," "our," and "us" refers to XStream Beverage Network, Inc., a Nevada corporation, and our subsidiaries.

         All share and per share information contained herein gives proforma effect to the 1:20 reverse stock split of our common stock effective July 19, 2004.

                                  RISK FACTORS

         Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose all of your investment in our company.

WE HAVE A HISTORY OF LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT, AND WE CANNOT ASSURE YOU THAT WE WILL OBTAIN PROFITABILITY IN THE FUTURE. AS A RESULT, YOU COULD LOSE YOUR ENTIRE INVESTMENT IN OUR COMPANY.

         For the fiscal years ended December 31, 2004 and 2003, we had sales of $8,583,622 and $2,028,265, respectively, net losses available to common stockholders of $10,089,728 and $6,436,307, respectively. For the six months ended June 30, 2005 we reported sales of $5,272,037 and a net loss available to common stockholders of $5,915,548. In addition, at June 30, 2005, we had an accumulated deficit of $32,873,949. While approximately 68%, 60% and 83% of net losses for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003 are non-cash^ expenses, the report of our independent registered public accounting firm on our financial statements for the fiscal years ended December 31, 2004 and 2003 contained a qualification expressing substantial doubt as to our ability to continue as a going concern. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties as described elsewhere in this prospectus. As a result, we are unable to predict whether we will achieve profitability in the future. Our failure to profitable operations in future periods will adversely effect our available working capital which would in turn limit our ability to grow our company and increase revenues. In this event, you could lose all of your investment in our company.

OUR ASSETS SERVE AS COLLATERAL UNDER AN OUTSTANDING SECURED CONVERTIBLE TERM NOTE. IF WE WERE TO DEFAULT ON OUR OBLIGATIONS UNDER THIS NOTE LAURUS MASTER FUND, L.P. COULD FORECLOSE ON OUR ASSETS WHICH WOULD PREVENT US FROM CONDUCTING OUR BUSINESS IN THE FUTURE AND WOULD CAUSE US TO CEASE OPERATIONS.

         In May 2004 we also entered into a financing agreement with Laurus Master Fund, Ltd. pursuant to the terms of a secured convertible term note in the original principal amount of $3,000,000. The note is collateralized by a blanket security interest in our assets and a pledge of the stock of our subsidiaries. If we should default under the repayment provisions of the secured convertible term note, the note holder could seek to foreclose on our primary assets in an effort to seek repayment under the note. If the note holder was successful, we would be unable to conduct our business as it is presently conducted and our ability to generate revenues and fund our ongoing operations would be materially adversely affected.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE CANNOT RAISE ADDITIONAL CAPITAL AS NEEDED, OUR ABILITY TO EXECUTE OUR GROWTH STRATEGY AND FUND OUR ONGOING OPERATIONS WILL BE IN JEOPARDY.

         Historically, our operations have been financed primarily through the issuance of equity. Capital is typically needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. Capital is also necessary to fund our ongoing operations and to pay our existing obligations. Our future capital requirements, however, depend on a number of factors, including our ability to implement our acquisition strategy, internally grow our revenues, manage our business and control our expenses. At June 30, 2005 we had a working capital deficit of $3,894,509. We need to raise additional capital to fund our ongoing operations, pay our existing obligations and for future growth of our company. We cannot assure you that additional working capital is available to us in the future upon terms acceptable to us. If we do not raise funds as needed, our ability to provide for current working capital needs, make additional acquisitions, grow our company, and continue our existing business and operations is in jeopardy.

WE MAY RECEIVE NO ECONOMIC BENEFIT FROM THE SWAP TRANSACTION WITH COGENT CAPITAL CORP. AND THE INSTITUTIONAL INVESTORS WHICH INCREASED OUR ISSUED AND OUTSTANDING COMMON STOCK BY APPROXIMATELY 75%.

         Under the terms of the swap transaction we entered into in June 2005 which is described later in this prospectus under "Management's Discussion and Analysis or Results of Operations - Recent Financing Transactions," we issued 19,736,848 shares of our common stock in exchange for $15 million of U.S. government bonds which represented a 20% discount to the fair market value of our common stock at the time we issued the shares. These share represent approximately 75% of our presently issued and outstanding common stock. The bonds and a portion of the shares were placed in escrow pending the satisfaction of certain conditions. While we did not receive any immediate economic benefit from the transaction. The amount of funds we may ultimately receive from this swap transaction is, however, unknown and it is possible that we will not receive any proceeds from these bonds. In addition, there is no provision for the return of any of the shares of our common stock we issued at the time of the transaction if we do not receive the $15 million represented by the face amount of the bonds or reacquire the shares through exercise of an option. Finally, while the bonds remain in escrow we are required to pay interest on the $15,000,000 which adversely affects our cash flow.

OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

         Our business strategy includes growth through acquisition and internal development. We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies.

         Since our acquisition of Total Beverage Network, between April 2003 and July 2004 we have acquired four additional beverage distribution companies together with a natural juice company and certain intellectual property rights related to other new age beverages. Acquired companies' histories, geographical locations, business models and business cultures can be different from ours in many respects. Our directors and senior management face a significant challenge in their efforts to integrate our businesses and the business of the acquired companies or assets, and to effectively manage our continued growth. There can be no assurance that our efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized. The dedication of management resources to these efforts may detract attention from our day-to-day business. There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our operating results.

A MAJORITY OF OUR REVENUES ARE DERIVED FROM DISTRIBUTION OF THIRD PARTY BRANDS. WE ARE DEPENDENT ON DISTRIBUTION AGREEMENT WITH THESE MANUFACTURERS, THE MAJORITY OF WHICH ARE SHORT-TERM. IF WE SHOULD LOSE THE ABILITY TO DISTRIBUTE THESE THIRD-PARTY BRANDS OUR FUTURE REVENUES WILL BE ADVERSELY AFFECTED.

         We are a party to distribution agreements with approximately 22 third party beverage manufacturers, including brands such as Welch's juices, Glacier Lake water, Hansen's Natural beverages and Fiji Mineral water among others. Because approximately 95% of our revenues for the six months ended June 30, 2005 were derived from distribution of third party brands, our business depends heavily on distribution of brands which are manufactured by these third parties. In most instances, our right to distribute these products are subject to the terms of distribution agreements, although in one instance we are not a party to a written agreement but distribute the products based upon an oral agreement. As described later in this prospectus under "Our Business - Our proprietary products and distribution activities" beginning on page 19, this oral agreement can be terminated at any time without notice to us. Revenues from distribution of third party brands under this oral agreement represented approximately 2.8% and 4.5% of our total revenues for the six months ended June 30, 2005 and the year ended December 31, 2004. The terms of the written agreements vary, but generally provide that they are either exclusive as long as we meet certain minimum order requirements or are non-exclusive. Historically we have met the various minimum order requirements and anticipate that we will continue to meet these terms in the future. The terms of these written agreements are generally one year, with renewal options. Because of the significant nature of the revenues from distribution of third party brands to our results of operations, the termination of any of these distribution agreements could have a material adverse effect on our business operations and prospects.

THERE ARE NO ASSURANCES WE WILL EVER BE SUCCESSFUL IN ESTABLISHING A MARKET FOR OUR PROPRIETARY BRANDS. THE LACK OF ANY SIGNIFICANT MARKET IN FUTURE PERIODS WILL ADVERSELY AFFECT OUR ABILITY TO INCREASE OUR REVENUES AND OUR MARGINS.

         A key element to our business model is the expansion of the distribution of our propriety brands which ^accounted for approximately 5% of our revenues for the six months ended June 30, 2005. Our margins are greater on the sales of our propriety products than margins from the sales of third party brands. We face significant competition from other new age beverage companies, the majority of which have greater brand recognition, a longer operating history and greater financial resources than we do. We cannot assure you that we will ever be successful in developing a meaningful market for our propriety brands. Our inability to create demand in the marketplace for our propriety products will prevent us, in future periods, from both increasing our revenues from sales attributable to those propriety products as well as increasing our margins on our sales.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While our board of directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange or Nasdaq, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

THE CONVERSION OF THE SECURED CONVERTIBLE TERM NOTE, EXERCISE OF WARRANTS AND THE CONVERSION OF SHARES OF OUR SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK WILL BE DILUTIVE TO OUR EXISTING STOCKHOLDERS.

         At September 27, 2005, we had outstanding warrants to purchase a total of 9,203,084 shares of our common stock with exercise prices ranging from $0.20 to $100.00 per share. In addition, as of September 27, 2005 we had:

         *    26,282,512 shares of common stock issued and outstanding,

         * 200,000 shares of Series A Convertible Voting Preferred Stock issued and outstanding which is convertible into 200,000 shares of our common stock,

         * 52.7 shares of our Series B Convertible Preferred Stock issued and outstanding which is presently convertible into 3,467,105 shares of our common stock, based upon a conversion price equal to the liquidation preference ($50,000 per share) divided by the conversion price of $0.76 per share, and

         * 3,646,520 shares of our common stock issuable upon the conversion of the outstanding principal balance due on a secured convertible term note in the remaining principal amount of $2,771,355 which was issued to Laurus Master Fund, Ltd. in May 2004 based upon a conversion price of $0.76 share.

         The conversion prices of the Series B Convertible Preferred Stock, the secured convertible term note and the common stock purchase warrants to purchase an aggregate of 2,544,615 of our common stock issued or sold in connection with those transactions are all subject to adjustment in the event of stock splits and combinations, dividends or distributions, reclassifications or reorganizations, or in the event we issue or sell any additional shares of common stock or other securities which are convertible into common stock or common stock equivalents at a price less than the then current conversion price. In addition, remaining common stock purchase warrants currently outstanding to purchase an aggregate of 3,305,441 our common stock are also subject to adjustment in the event of stock splits and combinations, dividends or distributions, reclassifications or reorganizations. As a result, the number of shares of our common stock into which the Series B Convertible Preferred Stock, the secured convertible term note, or the outstanding warrants are convertible may substantially increase based upon future events. We cannot predict with any certainty at this time, however, if any of these anti-dilution provisions will ever apply in the future to any of these securities and therefore we are unable to estimate the ultimate number of shares of our common stock which may be issuable upon the conversion of either the Series B Convertible Preferred Stock or the secured convertible term note or the warrants.

         The conversion of the secured convertible term note or the Series A or Series B Convertible Preferred Stock and the exercise of outstanding warrants may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

         In addition, our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which 200,000 shares of Series A Convertible Voting Preferred Stock and 52.7 shares of Series B Convertible Preferred Stock are issued and outstanding as of the date of this prospectus. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

IF THE SELLING SECURITY HOLDERS ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will convert the secured convertible term note and/or the Series B Convertible Preferred Stock and exercise the warrants and then offer those shares for sale. Notwithstanding that the number of shares of our common stock that the selling security holders can each beneficially own at any one time is limited to 4.99% of our then issued and outstanding common stock, the holders can waive that restriction upon notice to us therefore it is possible that a significant number of shares could be sold at the same time hereunder and the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTCBB, BUT TRADING IN OUR STOCK IS LIMITED. BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

         The market for our common stock is extremely limited and there are no assurances an active market for our common stock will ever develop. Accordingly, purchasers of our common stock cannot be assured any liquidity in their investment. In addition, the trading price of our common stock is currently below $5.00 per share and we do not anticipate that it will be above $5.00 per share in the foreseeable future. Because the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.

BECAUSE THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK PURCHASE WARRANTS, YOU MAY FIND IT EXTREMELY DIFFICULT OR IMPOSSIBLE TO RESELL THESE WARRANTS. WE CANNOT GUARANTEE YOU THAT THERE WILL EVER BE ANY LIQUIDITY IN OUR WARRANTS EVEN IF A TRADING MARKET IS ESTABLISHED IN THE FUTURE.

         There is no public market for any series of our common stock purchase warrants and we do not anticipate that any markets will be established in the foreseeable future, if ever. Purchasers of any series of our common stock purchase warrants will face significant obstacles if they wish to resell the warrants. An investment in any series of our common stock purchase warrants should be considered illiquid. Even if a public market is established for one or more series of the common stock purchase warrants in the future, it is highly unlikely a liquid market will develop. Investors seeking liquidity in a security should not purchase any series of our common stock purchase warrants included in this prospectus.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

         As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2004. We are evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our Annual Report on Form 10-KSB beginning with our report for the fiscal year ended December 31, 2007.

         While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTCBB under the symbol XSBV. The reported high and low sales prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions. All information contained in the following table gives proforma effect to the 1:20 reverse stock split of our common stock effective July 19, 2004.

                                                High          Low
                                            ----------     ---------
Fiscal 2002
-----------

First quarter ended March 31, 2002          $   100.00     $   50.00
Second quarter ended June 30, 2002          $   100.00     $   46.00
Third quarter ended September 30, 2002      $   102.00     $   35.00
Fourth quarter ended December 31, 2002      $    62.00     $   38.40

Fiscal 2003
-----------

First quarter ended March 31, 2003          $    53.00     $   22.40
Second quarter ended June 30, 2003          $    31.00     $   20.80
Third quarter ended September 30, 2003      $    24.00     $   10.40
Fourth quarter ended December 31, 2003      $    10.40     $    3.40

Fiscal 2004
-----------

First quarter ended March 31, 2004          $    10.60     $    4.00
Second quarter ended June 30, 2004          $     7.80     $    4.00
Third quarter ended September 30, 2004      $     4.60     $    1.80
Fourth quarter ended December 31, 2004      $     2.50     $    1.32

Fiscal 2005
-----------

First quarter ended March 31, 2005          $     1.85     $    0.93
Second quarter ended June 30, 2005          $     1.44     $    0.90
Third quarter ended September 30, 2005      $     1.10     $    0.45


         On October 10, 2005 the last sale price of our common stock as reported on the OTCBB was $0.45. As of September 27, 2005 there were approximately 669 record owners of our common stock.

DIVIDEND POLICY

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business. We do not anticipate that any cash dividends will be paid in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         We do not have any equity compensation plans.

                      SELECTED CONSOLIDATED FINANCIAL DATA

          The following selected consolidated financial information has been derived from the financial statements that are included in this prospectus.

STATEMENT OF OPERATIONS DATA:


                                                        Six months ended                    Year ended
                                                            June 30,                       December 31,
                                               -----------------------------      -----------------------------
                                                   2005              2004             2004              2003
                                               -----------       -----------      ------------      -----------
                                                        (unaudited)                (restated)        (restated)
Sales                                          $ 5,272,037       $ 1,831,143      $  8,583,622      $ 2,028,265
Loss from operations                            (3,831,134)       (3,621,767)       (7,505,587)      (6,448,831)
Total other income (expense)                    (1,441,937)         (396,449)       (2,050,219)          12,224
Net loss                                        (5,273,071)       (4,018,216)       (9,555,806)      (6,436,607)
Preferred stock dividends                         (642,477)                0          (533,922)               0
Net loss available to common stockholders      $(5,915,548)      $(4,018,216)     $(10,089,728)     $(6,436,607)
Basic and diluted earnings (loss) per share    $     (0.95)      $     (2.28)     $      (4.55)     $     (8.68)
Weighted common shares outstanding               6,256,500         1,763,196         2,219,814          741,957



BALANCE SHEET DATA:


                                                June 30,                          December 31,
                                                  2005                                2004
                                               -----------                        ------------
                                               (unaudited)                         (restated)
Working capital (deficit)                      $(3,894,509)                       $ (2,345,022)
Cash and cash equivalents                      $   101,422                        $     84,326
Total current assets                           $ 1,603,137                        $  1,629,012
Total assets                                   $ 4,010,154                        $  6,614,560
Total current liabilities                      $ 5,497,646                        $  3,974,034
Total liabilities                              $ 8,786,148                        $  7,055,056
Series B Preferred, net of deferred fees       $  (305,883)                       $   (880,699)
Total stockholders' equity (deficit)           $(2,592,596)                       $    440,203


                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2005. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                                   June 30,
                                                                     2005
                                                                 ------------
                                                                  (unaudited)
Long-term liabilities

Long-term notes, net of discount of $1,192,876                   $  3,288,502

Preferred Series B (43.2 shares),
   net of discount of $1,462,286                                      697,714
Series B Preferred - deferred fees                                 (1,003,597)
                                                                     (305,883)

Stockholders' deficiency:
Preferred stock, $.001 par value,
   10,000,000 shares authorized, 200,000 shares Series A
   Convertible Voting Preferred Stock issued and outstanding,             200

Common stock, $.001 par value, 50,000,000 shares authorized,
 25,786,261 shares issued and outstanding                              25,786
 Additional paid-in capital                                        34,966,892
Accumulated deficit                                               (32,873,949)
Less: deferred consulting expense                                  (1,801,084)
Less: Deferred fees                                                (2,910,441)

         Total stockholders' deficiency                            (2,592,596)

Total capitalization                                             $    390,023

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised. Pending utilization of the proceeds as described above, the net proceeds of the offering will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         We develop, market, sell and distribute new age beverage category natural sodas, fruit juices and energy drinks. We are also a wholesale distributor of third party new age beverages, energy drinks, juices and non-carbonated sodas, specialty and nutritional drinks, vitamin waters and non-alcoholic beer. New Age or alternative beverages are distinguishable from mainstream carbonated soft drinks in that they tend to have less carbonation and are made from natural ingredients. As a general rule, three criteria have been established for such a classification, including relatively new introduction to the marketplace, a perception by consumers that consumption is healthful when compared to mainstream carbonated soft drinks and the use of natural ingredients and flavors in the products. This beneficial perception by consumers allows the soft drink industry to charge higher prices than those commanded by regular carbonated soft drinks. For this reason, new age beverages are sometime referred to as value added beverages.

         Our goal is to become a leading brand owner and distributor of beverage products through multiple distribution channels. We believe that our acquisition strategy is key to our ability to grow our company. Since our acquisition of Total Beverage Network in April 2003^, we have acquired additional beverage distribution companies together with a natural juice company and certain intellectual property rights related to other new age beverage names. The acquisitions included:

         o    April 2003 - Total Beverage Network.
         o    April 2003 - Universal Florida Beverage Distributors
         o    May 2003 - Finish-Line Distributors
         o    January 2004 - SQUEEZE trademark
         o    March 2004 - Pacific Rim Natural Juice Company
         o    March 2004 - Maui Juice Company trademark
         o    March 2004 - Ayer Beverages
         o    July 2004 - Master Distributors

         Our business strategy includes the acquisitions of additional distribution companies and proprietary value-added brands currently engaged in various aspects of the new age beverage industry. Our success is dependent on our ability to make these additional acquisitions and then to effectively integrate their operations into our company.

         The formation of Coca-Cola Enterprises and then The Pepsi Bottling Group began the demise of the independent beverage distributors, whose fate was sealed when Cadbury Schweppes began buying up strong brands such as Snapple, Dr Pepper, Seven Up and Mistic and running them through a few strong regional distribution companies, such as S.E. Atlantic in the southeast U.S. The former strong independents have consolidated and acquired many smaller competitors. Most of the surviving small distributors are under- resourced, entrepreneurial operations with weak core brand business and inadequate infrastructures.

         It is within this group of companies, distributors with solid management but without the means to grow, that we have identified potential acquisition targets. Our business objective is to market a full range of proprietary new age brands. To achieve this goal, we are acquiring and developing brands and products that we believe are appropriate and desirable for target consumers, as well as acquiring a network of beverage distribution companies. Our strategy is to complete our network of small to medium sized beverage distributors in major markets throughout the United States. We believe that we will generate stronger than industry average margins by selling value-added proprietary brands and third party value-added brands that are dependent upon our multi-market distribution network. We also believe that the acquisition of beverage distribution companies will give us access to our target customers as well as enabling us to earn revenues by distributing a portfolio of third party brands.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2005 AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2004

         Our sales for the six months ended June 30, 2005 were $5,272,037 as compared to $1,831,143 for the six months ended June 30, 2004, an increase of $3,440,894 or approximately 188%. The increase in sales is attributable to the implementation of our acquisition strategy which we believe is the key driver to grow our company. Our sales for the six months ended June 30, 2005 includes revenues attributable to Ayer Beverages, which we acquired in March 2004, and Master Distributors, which we acquired in July 2004 for the entire six month period, compared to sales attributable to Ayer Beverages operations for only three months of the comparable six month period in fiscal 2004 and no sales reported for Master Distributors during the six months ended June 30, 2004 as a result of the timing of the acquisitions.

         Sales attributable to Master Distributors for the six months ended June 30, 2005 were $4,682,581. If we adjust our sales for the six months ended June 30, 2005 to exclude sales from Master Distributors, our sales declined approximately $1,240,000 for the six months ended June 30, 2005 as compared to the six months ended June 30, 2004. This decrease in sales is attributable to our lack of working capital during fiscal 2005 which prohibited us from maintaining an adequate inventory of third party brands for distribution and resulted in decreased sales in our New England locations. During the six months ended June 30, 2005, distribution of third party brands represented approximately 95% of our sales and sales of our proprietary products represented approximately 5% of our sales. For the six months ended June 30, 2004 sales of third party brands and sales of our proprietary products represented approximately 93% and approximately 7%, respectively, of our sales. As a result of capital raised subsequent to June 30, 2005, we anticipate that our sales will continue to increase during the balance of fiscal 2005, both from sales attributable to Master Distributors as well as sales attributable to our New England operations. In addition, if we are able to continue to implement our acquisition strategy with additional acquisitions during the balance of fiscal 2005, of which there are no assurances, our sales would increase as a result of sales attributable to the acquired companies.

         The cost of goods sold as a percentage of sales for the six months ended June 30, 2005 was approximately 72% as compared to approximately 75% for the comparable period in fiscal 2004. We anticipate that our cost of goods sold and related gross profit margins will remain relatively constant until such time, if ever, as we are successful in increasing sales of our proprietary products which will carry higher gross profit margins. We require additional working capital which is presently not available to fund product marketing of our proprietary brands in order to build brand recognition and increase our sales of these products.

         We reported total operating expenses of $5,313,739 for the six months ended June 30, 2005 as compared to total operating expenses of $4,071,788 for the six months ended June 30, 2004, an increase of $1,241,951 or approximately 30.5%. The increase primarily includes:

         * an increase of $472,241, or approximately 383%, in marketing and selling expense. Marketing expense includes marketing and promotion of our proprietary brands and products and direct selling expenses. The increase in marketing and selling expense is primarily attributable to results of operations of Master Distributors for the six months ended June 30, 2005 following our acquisition of that business during the third quarter of fiscal 2004. For the six month period ended June 30, 2005, Master Distributors marketing and selling expenses were $256,344, or approximately 51%, of our total marketing and selling expense. These expenses include promotional spending at point of sale and salaries and commissions of sales personnel. The remaining approximate $215,897 increase in marketing and selling expenses during the six months ended June 30, 2005 from the comparable period in fiscal 2004 is primarily attributable to a one time charge of approximately $183,000 for brand development related to our Chinese Rocket Fuel and shelf-stable Maui Juice products. We anticipate that our marketing expense will continue to increase over the next year, subject to available working capital, as we continue to implement our strategy of developing and growing corporate owned brands. In addition, as our sales increase our marketing and selling expenses will have a corresponding increase as salaries and commissions of sales personnel are recorded within this expense category,

         * an increase of $396,988, or approximately 361%, in warehouse and delivery expenses which includes truck leasing and operating expenses and salaries of warehouse personnel. Of our total warehouse and delivery expense for the six months ended June 30, 2005, $423,455 is attributable to Master Distributors. When the increase for the six months ended June 30, 2005 is adjusted to exclude the warehouse and delivery expenses attributable to Master Distributors, for which there were no corresponding expenses during the six months ended June 30, 2004, our warehouse and delivery expenses actually decreased approximately 22.2% from the comparable period in fiscal 2004. This decrease is attributable to a reduction in sales personnel in our New England locations as a result of sales declines in those areas. As described earlier in this section, our working capital shortages during the six months ended June 30, 2005 hindered our ability to purchase sufficient inventory of third party brands for resale by those operations. We anticipate that our warehouse and delivery costs during the balance of fiscal 2005 will increase in connection with availability of working capital and if we are able to expand our routes in existing markets as part of our organic growth strategy,

         * a decrease of $1,558,728, or approximately 61%, in compensation expense. During the six months ended June 30, 2004 we recorded one time, stock-based compensation expense of $1,350,000 representing compensation paid to our executive officers and directors for which there was not a comparable expense during fiscal 2005. The remaining portion of the decrease during fiscal 2005 was due primarily to the reduction in headcount in our New England operations. We anticipate that the cash component of our compensation expense will remain relatively constant during the balance of fiscal 2005, subject to increases if we acquire additional companies and their related personnel,

         * an increase of $45,205, or approximately 54%, in rent expense which is primarily attributable to the addition of $32,731 for the Master Distributors warehouse and offices in Maryland for which we did not have comparable expenses during the six months ended June 30, 2004 as a result of acquisition timing. We anticipate that rent expense will remain relatively constant during the balance of fiscal 2005, subject to increase if we acquire additional businesses,

         * an increase of $1,067,073, or approximately 291%, in consulting fees paid to financial advisory and public relations firms. We anticipate that consulting fees will remain relatively constant during the balance of fiscal 2005,

         * an increase of $22,927, or approximately 17%, in professional fees which is primarily attributable to legal and accounting fees related to various financing transactions we have undertaken during fiscal 2005 and fees associated with the preparation of a registration statement to register the shares of our common stock underling the securities sold in those financing transactions. We anticipate that professional fees will remain at these levels during the balance of fiscal 2005,

         * an increase of $236,037, or approximately 141%, in loan and loan guarantee fees which is attributable to capital raising transactions during the six months ended June 30, 2005 for which there were no comparable fees during the six months ended June 30, 2004. This expense in fiscal 2005 represents the value of securities deposited in escrow as collateral in connection with a debt placement. We do not anticipate similar expenses in future periods,

         * a loss on derivate of $473,684 for the six months ended June 30, 2005 for which there was no corresponding expense during the six months ended June 30, 2004. This expense relates to the swap transaction described later in this section under Recent Financing Transactions. Based upon the fair market value of our common stock in future periods, we may record additional losses or gains on derivates as described later in this section,

         * an increase of $86,685, or approximately 17%, in other general and administrative expenses. Other general and administrative expense includes amortization of fixed assets and intangibles, insurance and utilities costs. This increase is primarily attributable to other general and administrative expenses attributable to Master Distributors for the six months ended June 30, 2005 for which there were no comparable expenses during the six months ended June 30, 2004 as a result of the timing of the acquisition during the third quarter of fiscal 2004. We anticipate that other general and administrative expenses will remain at the current level for the balance of fiscal 2005 unless we make additional acquisitions,

         We reported a loss from operations of $(3,831,134) for the six months ended June 30, 2005 as compared to a loss from operations for the six months ended June 30, 2004 of $(3,621,767).

         Total other income/(expense) for the six months ended June 30, 2005 increased $1,045,488 or approximately 264% over the six months ended June 30, 2004. This increase is primarily attributable to:

         * interest income and interest (expense) for the six months ended June 30, 2005 increased $(1,060,090) from the six months ended June 30, 2004. included in this increase was interest, including stock issued as payment for interest together with a $162,000 penalty payable to our Series B Convertible Preferred Stockholders related to the pending registration statement. We anticipate that our interest expense will significantly increase during the balance of fiscal 2005 due to interest at 12% per annum payable on $2,090,000.00 of loan funds raised in our private placement in July and August of 2005 and interest payable monthly at LIBOR plus 125 basis points on $15,000,000 in bonds from the swap transaction discussed later in this section under Recent Financing Transactions for as long as the bonds remain in the escrow account.

         * a gain on settlement of $1,912 for the six months ended June 30, 2005 as compared to a settlement loss of $(15,021) for the six months ended June 30, 2004 which reflected settlements with vendors on accounts payable.

         We reported a net loss of $(5,273,071) for the six months ended June 30, 2005 as compared to a net loss of $(4,018,216) for the six months ended June 30, 2004.

         For the six months ended June 30, 2005 we recorded preferred stock dividends of $642,477 attributable to our Series B Convertible Preferred Stock sold in August 2004 for which there was no comparable expense during the six months ended June 30, 2004. In accordance with the designations, rights and preferences of the Series B Convertible Preferred Stock, we expect to record preferred stock dividends during the balance of fiscal 2005.

         We reported a net loss available to common stockholders of $(5,915,548) for the six months ended June 30, 2005 as compared to a net loss available to common stockholders of $(4,018,216) for the six months ended June 30, 2004.

FISCAL YEAR ENDED DECEMBER 31, 2004 AS COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2003

         Our sales for fiscal 2004 increased $6,555,357 to $8,583,622, or approximately 323% over fiscal 2003 sales of $2,028,265. The increase in sales is attributable to the implementation of our acquisition strategy which we believe is the key driver to grow our company and to a lesser extent, sales growth in our New England operations. Our sales for fiscal 2004 include revenues attributable to our Total Beverage Network, Universal Florida Beverage Distributors and Finish-Line Distributors for the entire period reported as compared to sales reported for only a portion in fiscal 2003 as a result of the timing of the acquisitions. In addition, sales for fiscal 2004 include revenues attributable to Maui Juice/Pacific Rim, Ayer Beverages and Master Distributors acquisitions which were made during that period.

         Sales for fiscal 2004 attributable to Master Distributors were $4,281,722, sales for Ayer Beverages were $1,427,023 and sales for our Hawaiian operations were $177,245. The combined sales for the business acquired during fiscal 2004 were $5,885,990, or 89.8% of our increase in sales for fiscal 2004. Sales attributable to our existing businesses, Universal Florida Beverage Distributors and Finish-Line Distributors, for fiscal 2004 grew 4.4% and 41.3%, respectively. During the comparable period we generated sales from both our proprietary products as well as the sale of third party beverage brands sold through our distributor subsidiaries. Sales of proprietary products represented 4% and 3%, respectively, of our sales for fiscal 2004 and fiscal 2003. ^

         The cost of goods sold as a percentage of sales for fiscal 2004 was approximately 74%, of sales as compared to approximately 72% for fiscal 2003. The slight decline in our operating margins for fiscal 2004 is attributable to a change in product mix sold primarily as a result of our acquisition of Ayer Beverages; the cost of goods for this business unit in fiscal 2004 was 82.8% of sale of that unit. The slight decline was also due to the growth of sales attributable to our Connecticut operations which had a cost of goods sold in fiscal 2004 of 75.1% of sales. While the third party products have lower margins, we believe that the increased volume of sales attributable to a broader product line will in time create better margins and contribute to our overall profitability.

         Total operating expenses increased approximately 39% to $9,731,044 for fiscal 2004 as compared to $7,018,898 for fiscal 2003. This increase, which is attributable to the growth of our company during fiscal 2004, primarily includes:

         o an increase of $941,851, or approximately 638%, in marketing and selling expense. This increase was primarily attributable to marketing and selling expenses of the businesses that we acquired during fiscal 2004. Specifically, $231,127 related to marketing and selling expenses for Master Distributors, $4,739 related to our Massachusetts operations and $16,000 related to our Hawaiian operations in fiscal 2004. These marketing expenses include point of sale advertising and promotion along with salaries and commissions for sales personnel. Marketing expenses in fiscal 2004 also included marketing and promotion of Yohimbe Energy Drink of $206,430 in fiscal 2004 and the development costs of new project work such as Chinese Rocket Fuel of $123,588 and Maui Juice Company brand shelf stable products at $144,657. ^We expect our direct selling expenses to increase in fiscal 2005, subject to available working capital, as a result of the full year effect of certain acquisitions made during fiscal 2004,

         o an increase of $666,894, or approximately 631%, in warehouse and delivery, which includes truck leasing in New England and Maryland^which includes truck leasing, salaries of warehouse personnel and truck repairs. Of the total warehouse and delivery expenses for fiscal 2004, $76,235 is attributable to our Massachusetts operations and $6,596 is attributable to our Hawaiian operations. We also expect our warehouse and delivery expenses to increase in fiscal 2005, subject to the availability of working capital, as a result of the full year effect of certain acquisitions made during fiscal 2004, and if we are able to expand our routes in existing markets as part of our organic growth strategy,

         o an increase of $2,659,480, or approximately 164%, in compensation expense of $605,186 related to our Massachusetts operations, $134,112 related to our Hawaiian operations and $310,034 related to Master Distributors operations. Along with those acquisitions in March and July 2004, an additional $224,237 representing the difference between a full year of compensation expenses for our Connecticut operations and a partial year in fiscal 2003. Also contributing to the increase is non-cash compensation of $1,350,00 ^attributable to the one time issuance in February 2004 of 500,000 shares of our common stock to Messrs. Farnsworth, Pearring and Willson,

         o an increase of $147,621, or approximately 134%, in rent expense of which $57,909 is attributable to Master Distributors, $41,240 is attributable to our Hawaiian operations and $48,345 is attributable to our Massachusetts operations.^ We anticipate that rent expense will remain relatively constant during the balance of fiscal 2005, subject to increase if we acquire additional companies,

         o a decrease of $900,330, or approximately 45%, in consulting fees which is attributable to the termination of third party services associated with the company in its developmental stages and the internal expansion of personnel,

         o an increase of $131,762, or approximately 49%, in professional fees which is primarily attributable to legal and accounting fees incurred for acquisitions closed during fiscal 2004, as well as legal and accounting fees related to various financing transactions we have undertaken and the filing of a registration statement with the Securities and Exchange Commission to register the shares of our common stock underling the securities sold in those financing transactions. We anticipate that professional fees will remain at these levels during the balance of fiscal 2005,

         o an increase of $456,127, or approximately 140%, in loan and loan guarantee fees. This increase is primarily attributable to the one-time guarantee fee related to our acquisition of Beverage Network of Connecticut and our issuance of shares of our common stock as substitution of collateral for a commercial line of credit,

         o an increase of $52,222, or approximately 133%, in bad debt expense, of which $24,602 is an increase in bad debt related to our Connecticut operations, $15,626 is an increase in our bad debt related to Master Distributors and $9,705 related to bad debt incurred with our Massachusetts operations,

         o a decrease of $1,720,274, or 100%, in impairment loss which represents one-time impairment of goodwill related to our Florida and Connecticut operations,

         o an increase of $276,793, or approximately 40%, in other general and administrative expenses of which $363,024 related to Master Distributors, $655,732 related to our Hawaiian operations and $151,603 related to our Massachusetts operations.

         Our loss from operations for fiscal 2004 increased $1,056,756, or approximately 16%, for fiscal 2004 as compared to fiscal 2003. Our loss from operations as a percentage of sales was 87% for fiscal 2004 as compared to 318% for fiscal 2003.

         Total other income/(expense) increased approximately 169% to $(2,050,219) for fiscal 2004 as compared to $12,224 for fiscal 2003. This increase is primarily a result of $1,768,020 of interest expense related to the $3,000,000 principal amount secured convertible note we issued in May 2004 to Laurus Master Fund, Ltd. as well as the Series B Convertible Preferred Stock we sold in August 2004, both in financing transactions to provide us with capital to implement our acquisition strategy. We anticipate that we will continue to incur interest expense during fiscal 2005 on the notes and preferred stock unless either security is converted by the holders,

         We reported a net loss of $9,555,806 for fiscal 2004 as compared to a net loss of $6,436,607 for fiscal 2003. Dividends payable on our Series B Convertible Preferred Stock at December 31, 2004 were $54,910 and we recognized an additional expense of $479,012 representing amortization of the discount to the dividends payable on these securities. We did not have comparable transactions in fiscal 2003. Accordingly, after recognition of the preferred stock dividends of $533,922, we had a net loss available to common stockholders for fiscal 2004 of $10,089,728 as compared to $6,436,607 for fiscal 2003.

LIQUIDITY AND CAPITAL RESOURCES

         Net cash used in operating activities for the six months ended June 30, 2005 was $(826,939) as compared to $(1,493,284) for the six months ended June 30, 2004 and includes the following:

         *    an increase of $1,254,855 in our net loss,

         * an increase of $39,402 in depreciation which relates to assets acquired in our acquisition of Master Distributors in July 2004,

         * an increase of $16,903 in bad debt expense which relates to our current assessment of the collectability of our accounts receivable,

         * an increase of $1,212,183 in amortization of deferred consulting and deferred fees which relates to an increase in expenses attributable to consulting agreements entered into during fiscal 2005 which provide for the issuance of shares of our common stock and common stock purchase warrants issued as compensation under long-term agreements,

         * an increase of $839,331 in the amortization of debt discount and fees to interest expense relating to our outstanding $3,000,000 principal secured convertible note as well as our Series B Convertible Preferred Stock,

         * an increase of $159,777 in amortization of intangibles which is our customer lists, including the first time entry of customer lists from Master Distributors due to the timing of the acquisition during the third quarter of fiscal 2004,

         * an increase of $162,000 in liquidated damages which relates to the failure of the registration statement of which this prospectus is a part to be declared effective by the SEC on a timely basis. As this registration statement remains pending, we anticipate that we will continue to incur additional penalties during the balance of fiscal 2005 until such time as the registration statement is ultimately declared effective by the SEC,

         * $473,684 recognized during the six months ended June 30, 2005 for loss on derivative liability related to the swap transaction described later in this section under Recent Financing Transactions for which there was no corresponding transaction during the six months ended June 30, 2004,

         * a reduction of an aggregate of $694,963 in losses on conversion of debt, stock based settlement gain (loss), stock based loan fee and interest income on subscription receivables for which no corresponding transactions occurred during the six months ended June 30, 2005,

         * a decrease of $1,274,014 of non-cash expenses related to a decrease in stock based compensation paid to consultants under short-term agreements,

         * an increase in accounts receivable of $120,663 primarily due to the addition of the Master Distributors in July 2004,

         * an increase in inventory of $155,202 primarily due to the additional product inventory required following the acquisition of the Master Distributors in July 2004,

         * an increase of current and non-current assets of $408,938 primarily due to the acquisition of assets in the Master Distributors transaction,

         * an increase in accounts payable of $284,819 related to the purchase of additional inventory following the acquisition of the Master Distributors,

         * a decrease $30,548 in accrued expenses which relates to a reduction in salary accruals and employee count in our New England operations, and

         * an increase of $47,823 in other current and non-current liabilities which represents an increase in tenant security deposits for sub-leased space at our Maryland distribution center.

         Net cash used in investing activities for the six months ended June 30 2005 was $(10,651) as compared to $(158,687) in the comparable six month period in fiscal 2004. This change reflects the payment for the purchase of Ayer Beverage, Maui Juice brand and Pacific Rim, net of cash acquired, during fiscal 2004 for which comparable transactions did not occur in the six month period ended June 30, 2005, as well as a reduction in the acquisition of property and equipment of $7,536.

         Net cash provided by financing activities for the six months ended June 30, 2005 was $854,686 as compared to $4,105,669 for the six months ended June 30, 2004. This change from the six months ended June 30, 2004 to the six months ended June 30, 2005 includes:

         *    a reduction of $32,500 in related party loans,

         *    an increase in proceeds from non-related party loans of $725,000,

         *    a decrease in repayments of non-related party loans of $181,666,

         *    a cash overdraft of $210,127, and

         * a decrease of $4,404,736 in subscription receivables and loan proceeds, net of issuance costs.

         During the six months ended June 30, 2004 we closed both the sale of the $3,000,000 principal amount secured convertible note to Laurus Master Fund, Ltd. and the sale of shares of our Series B Convertible Preferred Stock to provide working capital for our company. We did record similar transactions during the six months ended June 30, 2005, instead relying upon the sale of short term notes as described later in this section under Recent Financing Transactions.

         We have a history of losses and at June 30, 2005 we had an accumulated deficit of $32,873,949 and a working capital deficit of $3,894,509. The report from of our independent auditor on our audited financial statements at December 31, 2004 contains an explanatory paragraph expressing doubt as to our ability to continue as a going concern. While approximately 68% of our net loss for the six months ended June 30, 2005 is non-cash, in order to sustain our current operations as well as expand sales of our existing products, we will require funds to provide funds for our operating expenses, satisfy our current obligations, increase our product inventory, move our subsidiary to a new facility in Maui and equip that facility with additional manufacturing equipment, and for receivable financing. We will also need funds to satisfy existing debt obligations, including the balance of notes due from the Master Distributors acquisition of approximately $2,400,000 as well as approximately $756,000 of notes which mature between September and November 2005. We will also require additional capital to continue to implement our acquisition strategy. In an effort to provide additional capital to our company, in June 2005 we entered into the swap transaction and in July 2005 we sold additional short-term notes in a private placement, both as described later in this section under Recent Financing Transactions. The funds from the debt private placement are not sufficient to satisfy our working capital needs for any extended period based upon our current operating losses, and we are presently reliant on the funds which may be available to us in the swap transaction to provide sufficient funds for general working capital and to pursue our acquisition strategy. As described later in this section, the timing of the availability of those funds is uncertain. Other than the foregoing, we do not presently have any commitments for additional working capital and there are no assurances that such capital will be available to us when needed or upon terms and conditions which are acceptable to us. If we are unable to secure additional working capital as needed, our ability to grow our sales and meet our operating and financing obligations as they become due could be in jeopardy and we could be forced to curtail or cease our operations.

RECENT FINANCING TRANSACTIONS

Debt private placement

         On June 30, 2005, we completed the sale of $1,400,000 of units of our securities to 15 institutional and/or accredited investors. The units consisted of $100,000 principal amount of convertible notes, warrants to purchase 100,000 shares of common stock at an exercise price of $0.76 per share with an expiration date of June 30, 2010 and 10,000 shares of common stock. The notes mature on June 30, 2006 and bear interest at the rate of 12% per annum payable at the maturity date or upon conversion of the notes if prior to the maturity date. The holders of the notes have the option to convert the notes into shares of our common stock at a price equal to the public offering price of our common shares in any underwritten registered public offering involving our common stock less a discount of 20%. If we do not complete a public offering prior to maturity, the holders may, at their option, convert their notes at maturity into common shares at a price of $0.76 per share, subject to adjustment in the event of any dilution events. We are obligated to file a registration statement covering the resale of the common shares underlying the units 60 days after the effective date of the registration statement of which this prospectus is a part, and we are required to cause the registration statement to become effective within 120 days from closing. In the event of any delays in meeting these dates, we are obligated to pay a monthly cash penalty equal to 1% of the amount of the units.

         Maxim Group LLC acted as placement agent for us and received a commission equal to 10% of the gross proceeds received, was provided a non-accountable expense allowance equal to 2% of the gross proceeds and five-year warrants to purchase 280,000 shares of common stock at an exercise price of $1.50 per share and 280,000 shares of common stock at an exercise price equal to the conversion price of the convertible notes. The private placement was exempt from registration under the Securities Act of 1933 by virtue of Regulation D and Rule 506 thereunder. We received net proceeds of approximately $866,015. Subsequent to this initial placement, we have sold an additional $1,097,500 of units to 23 accredited investors resulting in net proceeds to us, after payment of offering costs and commissions, of $918,935. We used a portion of these funds to pay Cogent Capital Corp. the $300,000 fee described below and are using the balance of these funds for general working capital.

         In addition, in April 2005 we entered into a Financial Advisory and Investment Banking Agreement with the Placement Agent pursuant to which the placement agent has received a cash retainer of $30,000 and will receive a monthly fee of $5,000 during the term of this agreement commencing May 2005. Additional fees may be earned by the placement agent in the future for completing financing and acquisition transactions. In June 2005 the Financial Advisory and Investment Banking Agreement was amended to expand the scope of its services to include the transaction with Cogent Capital described above and in September 2005 it was amended to increase the amount of base compensation to $10,000 per month and provide for the issuance to Maxim Group LLP of 300,000 shares of our common stock as additional base compensation for their financial advisory services to us.

Swap transaction

         In June 2005 we entered into a series of related agreements with Cogent Capital Corp. and 16 institutional accredited investors pursuant to which we issued 19,736,848 common shares at a purchase price of $0.76 per share in exchange for a total of $15,000,000 in U.S. government bonds. The price per common share was based on a discount of 20% from the closing price of the common stock on May 26, 2005. The U.S. government bonds were issued at current market value. In conjunction with this transaction, our company and Cogent Capital Corp. entered into an escrow agreement with the investors pursuant to which an aggregate of 15,789,472 shares of our common stock, as well as the $15,000,000 of U.S. government bonds, were deposited in escrow. The common shares provided to the investors in exchange for the bonds were issued pursuant to an exemption from registration under the Securities Act of 1933 by virtue of Section 4(2) of that Act.

In conjunction with this investment, we entered into an escrow agreement with Cogent Capital and the investors under which the 15,789,472 shares, as well as the bonds, were deposited with the designated escrow agent. In addition, we entered into the following agreements with Cogent Capital:

         o 2002 Master Agreement conforming to the form of the International Swaps and Derivatives Association, Inc.;

         o Credit Support Annex to the Master Agreement consistent with the ISDA form;

         o    Equity swap transaction letter of agreement; and

         o    Equity option transaction letter of agreement.

         Under the terms of the equity swap, the 15,789,472 common shares and the bonds are maintained in escrow until the earlier of 42 months or such time as all of these shares are covered by an effective registration statement filed with the SEC. We, however, are not obligated to register the common shares. In addition, we can unilaterally terminate the agreement by exercising the call option for the common shares in escrow.

At such time as we complete a registration statement covering the 19,736,848 shares of our common stock or the common shares have satisfied the holding period under Rule 144(k) at June 10, 2007, whichever date occurs first, we will have the right on a quarterly basis to have $2,500,000 in value of bonds released from the escrow account. To the extent that the closing price of the common shares averaged over the last 10 trading days of each quarter annual period does not equal or exceed $0.95 per share, we will be required to transfer to Cogent Capital Group an amount equal to 1/6 of the sum represented by 15,789,472 multiplied by $0.95 less the price of the common shares averaged over the last 10 days of each quarter annual period. Any amount exceeding $0.95 per share would be paid directly to us using the formula 1/6 of the price of the common shares averaged over the last 10 days of each quarter annual period less $0.95 multiplied by 15,789,472. We also have the right pursuant to a call option to acquire our common shares in escrow on June 10, 2007 at a price equal to their fair market value at exercise of the option. Cogent Capital Corp. would remain collateralized on the equity swap by the bonds up to $15,000,000. During the period of the escrow, Cogent Capital Corp. will also receive interest on the amount of $15,000,000 at a rate equal to LIBOR +125 basis points, payable monthly. As the escrowed bonds are released to us, the amount upon which that we are paying interest reduces by a commensurate amount.

         As an initial entrance amount in the equity swap transaction, Cogent Capital Corp. has received a payment of $300,000 and 1,381,579 shares of our common stock, which are subject to certain demand and piggyback registration rights, subject to deferral under certain conditions.

         As a result of the issuance of the above securities, we were required to make adjustments in the conversion and exercise prices of common shares underlying various securities issued to investors in previous transactions based upon an adjusted price of $0.76 per share. While this transaction has not generated any cash proceeds to us at this time, we believe that we may begin receiving the financial benefit of this transaction in future periods.

RECENT ACCOUNTING PRONOUNCEMENTS


         In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in our second quarter of fiscal 2006. We are in process of evaluating the impact of this pronouncement on our financial position.

         In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non- monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. We believe that the adoption of this standard will have no material impact on our financial statements.

         In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance has released Staff Accounting Bulletin (SAB) No.107 to provide guidance regarding the application of FASB Statement No.123 (revised 2004), Share-Based Payment. Statement No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SAB 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB 107 also reminds public companies of the importance of including disclosures within filings made with the SEC relating to the accounting for share-based payment transactions, particularly during the transition to Statement No. 123R.

         In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

         Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

         Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

CRITICAL ACCOUNTING POLICIES

         The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

         Stock-based compensation

         We account for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. We adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

         We account for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, we record an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model. In accordance with SFAS 123, for options issued to employees, we apply APB Opinion No. 25 and related interpretations in accounting for its plan and options granted to employees outside of the plan.

         Revenue recognition

         We follow the general criteria of the Securities and Exchange Commission Staff Accounting Bulletin 104 for revenue recognition. We recognize revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.

         We recognize revenue upon acceptance of delivery of its product by our customers at agreed prices. Based on market conditions, we or our suppliers may choose to promote certain brands by offering free product or case volume discounts. The cost of any supplier sponsored promotion is recoverable in whole or in part from the supplier. We follow the guidance of Emerging Issues Task Force (EITF) Issue 01-9 "Accounting for Consideration Given by a Vendor to a Customer" and (EITF) Issue 02-6 "Accounting By a Customer (Including a Reseller) for Certain Considerations Received from Vendors." Accordingly, we recognize revenue on free promotional products, discounts or rebates received. These incentives are recognized as a reduction in the cost of products. Promotional products given to customers are recognized as a cost of sales, net of any charge-backs received from vendors. Cash incentives provided to customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

                                  OUR BUSINESS

OVERVIEW AND BUSINESS STRATEGY

         We develop, market, sell and distribute new age beverage category natural sodas, fruit juices and energy drinks. Following our acquisition in April 2003 of Total Beverage Network, our focus has been to build a network of small to medium sized beverage distribution businesses, with an emphasis on the East Coast of the United States. Our goal is to become a leading distributor of beverage products through multiple distribution channels. Since our acquisition of Total Beverage Network, we have acquired additional beverage distribution companies together with a natural juice company and certain intellectual property rights related to other beverage names.

         Our business strategy is to complete our network of small to medium sized beverage distributors in major markets throughout the United States, as well as expanding our base of proprietary value-added brands currently competing in various aspects of the new age beverage industry. Our success is dependent on our ability to make these additional acquisitions and then to effectively integrate their operations into our company. We believe that we will generate stronger than industry average margins by selling both our own proprietary brands as well as third party brands that are dependent upon our multi-market distribution network. Our belief, which is based upon the experience of our management, is that as our distribution network grows, this expanded distribution network may give us some leverage to obtain better pricing and promotional deals from third party brand owners who may be willing to offer reduced pricing in exchange for increased distribution capabilities.

         For fiscal 2004 and 2003 approximately 96% and approximately 97%, respectively, of our revenues were derived from distribution of third-party brands with the remaining approximately 4% and approximately 3%, respectively, were attributable to sales of our propriety products. For the six months ended June 30, 2005 approximately 95% of our revenues were derived from distribution of third-party brands with the remaining approximately 5% were attributable to sales of our propriety products.

OUR MARKET SEGMENT

         Our activities are focused in the new age and alternative beverage segments of the beverage market. New Age or alternative beverages are distinguishable from mainstream carbonated soft drinks in that they tend to have less carbonation and are made from natural ingredients. As a general rule, three criteria have been established for such a classification:

         o    relatively new introduction to the market-place;

         o a perception by consumers that consumption is healthful when compared to mainstream carbonated soft drinks; and

         o    the use of natural ingredients and flavors in the products.

         The new age beverage category includes non-carbonated ready-to-drink iced teas, lemonades, juice cocktails, single serve juices, ready-to-drink iced coffees, energy drinks, sports drinks, soy drinks and single-serve still water (flavored and unflavored) with beverages, including sodas, that are considered natural, as well as sparkling juices. Brand name products which are part of this beverage category include natural juices and juice drinks such as Odwalla, Naked Juice and Snapple, sports and energy drinks such as Gatorade and Red Bull, bottled water and enhanced waters such as Evian and Vitamin Water, and ready-to-drink teas such as Arizona Iced Tea.

         The new age beverage category is the fastest growing segment of the beverage marketplace according to Beverage Marketing Corporation (www.beveragemarketing.com), a company founded in 1972 which is a supplier of information, consulting and financial services specializing in meeting the needs of the global beverage industry. According to the 2004 State of the Industry report issued by the Beverage Marketing Corporation, sales in 2003 for the new age beverage category of the market are estimated at approximately $14.1 billion at wholesale, representing a growth rate of approximately 5.9% over the revised estimated wholesale sales in 2002 of approximately $13.3 billion. Growth in the category is attributed to consumer interest in more variety, healthier alternatives to carbonated soft drinks, and more new product activity by the major beverage manufacturers including Coca-Cola and Pepsi Cola.

OUR PROPRIETY PRODUCTS AND DISTRIBUTION ACTIVITIES

         Our proprietary brand portfolio is directed to consumers who prefer new age beverage products to traditional carbonated soft drinks such as Coca-Cola, Pepsi and 7-Up. The new age beverage category is attractive to us because it is a growth segment of the beverage market and we believe that consumers will pay more for these products than carbonated soft drinks.

         Currently, our proprietary products include:

YOHIMBE ENERGY DRINK          Yohimbe Energy Drink is an energy drink similar in
                              taste and appearance to the market leader, Red
                              Bull, which is sold in 250ml cans. The principal point of difference is the addition of extract of "yohimbe", a botanical believed to be associated with improved blood supply to the muscles and a positive impact on human libido. Sales of Yohimbe
                              Energy Drink represented approximately 2% and approximately 3%, respectively, of our total revenues for the fiscal years ended December 31, 2004 and 2003. For the six months ended June 30, 2005 sales of Yohimbe Energy Drink represented approximately 2.7% of our total revenues.

MAUI JUICE COMPANY            The products include a line of natural juices and
                              juice blends that contain no artificial
                              ingredients, preservatives or added color. The product range is currently only available in Hawaii and includes seven flavor varieties, including Noni Lemonade, Ginger Blast and
                              Spirulina Smoothie, all of which are sold in 16 ounce and 32 ounce plastic bottles. Because these products have a limited shelf life, the product is sold exclusively through cold cabinet channels where natural juices are found. Sales of Maui
                              Juice Company products represented approximately
                              2% of our total revenues for the fiscal year ended
                              December 31, 2004 following our acquisition of this brand in March 2004. For the six months ended
                              June 30, 2005 sales of Maui Juice Company represented approximately 2.5% of our total revenues.

SQUEEZE Squeeze is a line of traditional carbonated soft drinks, sometimes referred to as "Gourmet Sodas" that are sweetened with cane sugar and have natural flavor systems. This line of seven flavor varieties is sold in "Old Fashioned" 12 ounce glass bottles. Sales of the Squeeze line of products represented less than 1% of our total revenues for the fiscal year ended December 31, 2004 following its launch in the fourth quarter of fiscal 2004. For the six months ended June 30, 2005 sales of the Squeeze line of products represented approximately 0.3% of our total revenues.

         The primary focus of our distribution effort is directed towards retail outlets such as convenience stores, delicatessens, gas stations, bars, restaurants and hotels. The effective display and promotion of beverage products in refrigerated display cabinets (cold cabinets) is key to a successful business in these outlets. We rely upon point of sale display and promotion to increase customer awareness of our products. As our brands generate increased consumer awareness and consumer demand, distribution to larger retailers, such as grocery stores and warehouse clubs, and wholesalers will become more critical to our continued market penetration.

         Through our network, we also distribute a wide variety of beverages, alternative and new age beverages, energy drinks, juices and non-carbonated sodas, vitamin waters, specialty and nutrition drinks and non-alcoholic beer. We actively seek to acquire distribution rights for products we believe show strong growth potential. At September 28, 2005 we had approximately 35 beverage suppliers. Third-party brand name products currently distributed by us include:

         AriZona ice teas
         FIJI mineral water
         Glacier Lake water
         Hansen's Natural beverages
         Martinelli's juices
         IZZE sparking juices
         Vernor's soda
         Clearly Canadian water
         Brick House
         Dannon
         Switch
         Vermont Pure
         Apple & Eve
         Welch's
         Tazo teas
         Guinness non-alcoholic beer

         We are a party to distribution agreements with number of beverage manufacturers which set forth the terms and conditions of our distribution rights of those products. These agreements grant us either exclusive or non-exclusive distribution rights for certain territories and our ability to distribute that company's products are limited to sales made in those specific areas. In some instances we have the right to appoint sub-distributors within our prescribed territory. We do not presently have any sub-distributors and have no present plans to establish any sub-distributors. The terms of these agreements are generally for one year with automatic annual renewals providing we are meeting our minimum distribution levels of the brand in question. Historically we have met the various minimum order requirements and anticipate that we will continue to meet these terms in the future. We also distribute Glacier Lake water on a non-exclusive basis in Maryland, the District of Columbia and Northern Virginia areas under an oral agreement with the beverage manufacturer. This distribution relationship represented approximately 4.5% of our revenues for each of the fiscal year ended December 31, 2004 and 2003 and approximately 2.8% of our revenues for the six months ended June 30, 2005. This distribution agreement can be terminated at any time.

SEASONALITY

         Sales of ready-to-drink beverages are somewhat seasonal, with over 60% of our sales expected to occur in the second and third calendar quarters.

PRODUCT MANUFACTURING

         We currently manufacture the Maui Juice Company products in our facility in Hawaii. The plant is located in Kahalui on the island of Maui and is equipped with essential blending and fruit processing equipment. The present facility relies heavily on labor intensive manufacturing and bottling processes. It is our desire to move our Hawaiian operations to a larger facility on Maui later in fiscal 2004 and to equip the facility with more automated processes which will permit us to increase our production capacity as demand for these products increase in future periods.

         We rely on third party manufacturers to produce both our Yohimbe and Squeeze branded products. The third party manufacturers use our proprietary formulations and flavor ingredients in the production of these products. At the time of production, one of our chemists observes the product manufacture and production run, tests the finished beverage product and the package integrity.

         In the case of unique flavor ingredients, we obtain the raw materials for the manufacture of our products from several sources and arrange for the direct delivery of these raw materials to the third-party manufacturer. For raw materials commonly used in the manufacture of beverages similar to our products, such as sugar and citric acid, we obtain these directly from the third party manufacturers to take advantage of cost savings available through bulk purchases by the third party manufacturer. We normally pre-pay for the manufacture and for the packaging materials. We own the finished inventory which is shipped to our warehouses upon completion.

         We believe that there are several primary suppliers of raw materials within the U.S. In addition, we believe that there are many manufacturers in the U.S. that could manufacture any product we choose to produce. With the possible exception of PET bottles for future Maui Juice Company products, we do not anticipate having contracts with any entities or persons committing such suppliers to provide the materials required for the production of our products. We believe raw materials are plentiful worldwide.

NEW PRODUCT DEVELOPMENT PROGRAM AND RESEARCH AND DEVELOPMENT

         The new age beverage category growth is largely sustained by the constant addition of new products, brands and brand extensions. An integral part of our strategy is to develop and introduce innovative products and packages. The development time from the inception of the concept through product development and testing to the manufacture and sale of the finished product is several months. Not all new ideas make it through consumer research. To the extent that we have sufficient capital, we intend to more actively pursue the research, development manufacture and distribution of beverage products. Specifically in 2005, we plan to complete the development of our line of premium, ready to drink tea products, which will include the design and purchase of proprietary bottle molds. The acquisition of the Maui Juice Company brand has opened a research and development project to formulate new flavors for the existing cold cabinet range in Hawaii and a new line of shelf stable products, which we intend to introduce on the U.S. mainland.

OUR GROWTH AND ACQUISITION STRATEGY

         We believe that the evolution and growth of virtual soft drink brands or brands whose owners do not possess manufacturing or distribution assets, coupled with a nationwide consolidation of distribution by the three major soft drink companies, Coca-Cola, Pepsi and Cadbury Schweppes, has created a unique business opportunity in the area of beverage sales and distribution. Until recently, most major metropolitan areas in the United States had at least one strong, independent distributor of beverage product. Typically these operators carried a national brand of beer, cola and a juice line, had extensive coverage of their territory and controlled considerable brand assets such as vending machines and coolers.

         The formation of Coca -Cola Enterprises and then The Pepsi Bottling Group began the demise of the independents whose fate was sealed when Cadbury Schweppes began buying up strong, independent brands such as Snapple, Dr Pepper, Seven Up and Mistic and running them through a few strong regional distribution companies, such as S.E. Atlantic in the southeast U.S. The former strong independents have consolidated and acquired many smaller competitors. Most of the surviving small distributors are under-resourced, entrepreneurial operations with no core brand business and inadequate infrastructures.

         It is within this group of companies, distributors with solid management but without the means to grow, that we hope to identify potential acquisition targets. Our business objective is to market a full range of proprietary new age brands. To achieve this goal, we are acquiring and developing brands and products that we believe are appropriate and desirable for target consumers, as well as acquiring a network of beverage distribution companies. Our strategy is to complete our network of small to medium sized beverage distributors in major markets throughout the United States. We believe that we will generate stronger than industry average margins by selling value-added proprietary brands and third party value-added brands that are dependent upon our multi-market distribution network. We also believe that the acquisition of beverage distribution companies will give us access to our target customers as well as enabling us to earn revenues by distributing a portfolio of third party brands.

         We believe that our acquisition strategy is key to our ability to grow our company. We have identified over 1,000 beverage distribution companies nationwide that meet our acquisition profile of annual sales revenues between $2,500,000 and $5,000,000. These distributors are ideal for future growth programs in the smaller metropolitan markets. For the larger markets such as Washington D.C. and New York, we are seeking an acquisition target in the revenue range of $5,000,000 to $10,000,000. An added benefit of a network of operations is the added leverage that multiple market operations bring when negotiating with the third party brand owners.

         Our ability to complete additional acquisitions, however, is limited to available capital. Because of our relatively small size and the limited trading in our common stock, we believe that the consideration to be paid in additional acquisitions will be a combination of cash, equity and debt. As of the date hereof, however, we are not a party to any agreement for any additional acquisitions. We will be competing with many other companies in executing our acquisition strategy and, as a result of our small size and present lack of capital for use in acquisitions, we are at a disadvantage and we cannot assure you that we will be effective in implementing this strategy.

OUR HISTORY

         We were organized under the laws of the State of Nevada on February 1, 1989, under the name East End Investment, Inc. for the purpose of engaging in the business of investing and all other lawful businesses. We have undertaken a number of name changes during our history. In November 1989, our name was changed to The Theme Factory, Inc., in March 2001 our name was then changed to the Geyeser Group, Ltd., in September 2001 we changed our name to XStream Beverage Group, Inc. and in October 2004 we change our name to XStream Beverage Network, Inc.

         Effective March 9, 2001, we executed agreements to acquire 100% of AquaPure International, Inc., a Nevada corporation, and 100% of Water Star Bottling, Inc., a Wyoming corporation, both in exchange for shares of our common stock. AquaPure was organized in July 1999 to acquire operating spring water companies through financing and business combinations. Water Star bottled and marketed spring water from a cold water geyser located in the Bridger/Teton National Forest, Wyoming and it marketed fruit flavored spring water nationally. On September 14, 2001 the parties mutually agreed to rescind these agreements and the shares of our common stock issued in these transactions were returned to us and cancelled.

         In September 2001, we acquired 100% of the issued and outstanding capital stock of Power Beverage Corp. from its stockholders. Power Beverage was organization in Florida in September 2001 to acquire and operate specialty beverage companies and it had no revenues at the time of the transaction.

         On April 30, 2002, we entered into an agreement to acquire 100% of Buzzy's Beverages, Inc. in exchange for shares of our common stock. Buzzy's was a ready to drink ice cold coffee manufacturer located in California. As a result of Buzzy's inability to provide us with audited financial statements, we rescinded the agreement prior to the issuance of any consideration.

         On August 26, 2002, we entered into a stock exchange agreement to acquire 100% of Dark Dog Sale & Retail Vertriebe Gmbh, an Austrian company which marketed an energy drink in Europe. The transaction was terminated prior to closing.

         In 2002, we also signed a letter of intent to acquire 90% of Florida Brewery, Inc. In anticipation of closing this transaction, we deposited shares of our common stock which were to be issued as consideration with a third party escrow agent pending closing of this transaction. Prior to closing, the seller terminated the letter of intent and the shares previously deposited in escrow were returned to our company and cancelled.

         On April 9, 2003, we closed on the acquisition of two companies. We acquired all of the issued and outstanding shares of common stock of Total Beverage Network, Inc., a Florida corporation, in exchange for 1,000,000 shares of our common stock. Following the closing of this acquisition, its two shareholders, Jerry Pearring and Barry Willson, become officers and directors of XStream. Also on April 9, 2003, Total Beverage Network, now our wholly owned subsidiary, acquired substantially all of the assets of Universal Florida Beverage Distributors, Inc., a Florida corporation, in exchange for the issuance to Universal of 550,000 shares of our common stock. Universal is a distributor with distribution routes in the south Florida area. This distribution operation served to launch the Yohimbe brand and enabled our operations and marketing management to gain first hand knowledge of the brands' introduction. We will use our south Florida operation as a similar test market vehicle for future new brand introductions.

         On May 1, 2003, our wholly owned subsidiary, Beverage Network of Connecticut, Inc., acquired substantially all of the assets of Finish-Line Distributors, LLC, a beverage distributor located in Bristol, Connecticut, in exchange for $152,593 and 800,000 shares of our common stock. In addition, we have paid Finish Line Distributors an additional $50,000 in cash plus 100,000 shares of our common stock for meeting performance criteria set forth in the acquisition agreement.

         In August 2003, acquired the customer lists of American Natural Water Distributors in exchange for 550 shares of our common stock and a note in the principal amount of $12,000.

         On January 14, 2004, our wholly owned subsidiary, XStream Brands, entered into an Assignment of Trademark with Squeeze Beverage, Inc. with Squeeze Beverages, Inc. for the assignment of all of its rights and interests in the trademark "SQUEEZE" for carbonated flavored soft drinks and seltzer water, including all variations thereof such as any spelling, formatives, phonetic variations and stylized designs of the same and all goodwill associated therewith. As consideration we issued 20,000 shares of our common stock to Squeeze Beverages, Inc. We valued the transaction at $48,000.

         On March 1, 2004, our wholly owned subsidiary, Beverage Network of Hawaii, Inc., acquired substantially all of the assets and assumed certain liabilities of Pacific Rim Natural Juice Company, Inc. Through this acquisition, we acquired all of the production assets and personnel used in the manufacture of Maui Juice Company products. We were also able to transfer the lease of the factory used in the manufacture. As consideration we issued the seller 12,500 shares of our common stock and advanced them $15,500. We valued the transactions at $45,500.

         Also on March 1, 2004, our wholly owned subsidiary, XStream Brands, entered into an Assignment of Trademark with The Maui Juice Company, Inc. for the assignment of all of its rights and interests in the trademark "Maui Juice Company", including all variations thereof such as any spelling, formatives, phonetic variations and stylized designs of the same and all goodwill associated therewith. Maui Juice Company's products contain interesting blends of unusual natural ingredients such as noni, spirulina and aloe. They also bring with them a Hawaiian heritage which we believe is a valuable marketing asset for our future business in the U.S. mainland with this brand. As consideration we agreed to pay The Maui Juice Company, Inc. $300,000 to be paid under the terms of the assignment agreement.

         On March 16, 2004, our wholly owned subsidiary, Beverage Network of Massachusetts, acquired substantially all of the assets and assumed certain liabilities of Ayer Beverages, Inc. The general manager of Ayer Beverages has signed a three-year agreement with us to act as vice president of our New England operations. We believe that Ayer Beverages' business also provides us with an important foothold in Massachusetts from which we have been able to open a new warehouse and business in the Boston-metropolitan area. Under the terms of the purchase agreement, as consideration we issued 20,000 shares of our common stock valued at $48,000 and $200,000 in cash.

         Effective July 1, 2004, we purchased the assets of Master Distributors, Inc., d/b/a Atlantic Beverage Co., which included inventory, accounts receivable, office furniture, the rights to the products marketed by Atlantic Beverage and all rights to the operational business of Atlantic Beverage. The Atlantic Beverage business services Washington DC, Virginia and Baltimore/Maryland with a wide range of beverage products including Welch's and Hanson's products, products which we also distribute in our New England operations. Mr. Morris Stoddard, the former General Manager of Master Beverages, Inc., has signed a five year contract with us to oversee the management and growth of our Mid Atlantic States business and to act as an Advisory Director to the our Board of Directors. As consideration for the purchase of the assets of Atlantic Beverage we issued 96,154 shares of our common stock and $570,000 in cash which was delivered at closing, with an additional $554,648 in cash due by September 9, 2004, together with a secured convertible promissory note for $2,000,000 payable in 60 equal monthly payments and bearing 6% interest and a separate $250,000 payment to be made in 12 equal weekly installments pursuant to the terms of the purchase agreement. The note is collateralized by the assets acquired, subject to the first position interest of Laurus Master Fund, L.P. described later in this prospectus. The holder of the secured convertible promissory note may, at his option, elected to receive shares of our common stock valued at $5.20 per share in lieu of cash payments, with the minimum conversion amount being $25,000. We still owed Master Distributors, Inc. a portion of the cash payment which was due it on September 9, 2004, as well as certain amounts under the secured convertible promissory note. In January 2005, Master Distributors, Inc. agreed to defer those amounts, and Mr. Stoddard agreed to defer amounts due him under his employment agreement, until June 15, 2005. As consideration for these deferments, we issued or agreed to issue Mr. Stoddard and his assigns an aggregate of 390,000 shares of his common stock valued at $660,000.

COMPETITION

         We compete with a growing number of new age and traditional beverages from the three global beverage companies and with brands owned by virtual brand owners like Hansen's (makers of "Monster" Energy Drink). Carbonated soft drinks remains the largest single category. However, consumers are increasingly turning away from carbonated beverages and focusing on New Age drinks. This category of beverage includes single-serve fruit beverages, sports beverages such as Gatorade and Power Aide, energy drinks such as Red Bull, bottled water, premium soda, nutrient enhanced drinks, ready to drink coffees and teas, packaged juices, smoothies, and vegetable/fruit blends. In its New Age Beverage Market Overview, Beverage Marketing Corporation shows the New Age category consumption increasing from 7.6 gallons per capita in 1994 to 19.6 gallons per capita in 2003. In its report on the carbonated soft drink market for the same period, Beverage Marketing Corporation shows an increase from 49.9 gallons per capita in 1999 to 53.8 gallons per capita in 2003. Effectively, carbonated soft drinks grew 7.8% over the period when compared to 157.9% growth for New Age beverages. We face significant competition from other companies, especially from Red Bull, the leader in the energy drink field. Most of these companies are better capitalized than us and can obtain financing on more favorable terms.

GOVERNMENTAL REGULATION

         The Food and Drug Administration ("FDA") issues rules and regulations for the beverage industry including, but not limited to, the labeling and formulary ingredients of beverage products. We are also subject to various state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, and labeling. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect upon our capital expenditures, net income or competitive position. Regulatory guidelines, however, are constantly changing and there can be no assurance that either our product or our third party manufacturers will be able to comply with ongoing government regulations.

INTELLECTUAL PROPERTY

         We rely on common law rights to our trademarks "Maui Juice Company" and "Squeeze." The common law rights protect the use of these marks used to identify our products. Our earlier application for a trademark of the name "Yohimbe Energy Drink" was cancelled and we are in the process of reapplying. There is no guarantee that our trademark application will mature into registration of the trademark. It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect our trade names will have a material adverse effect on our business, results of operations and financial condition. We also rely on trade secrets and proprietary know how, and employ various methods, to protect our concepts. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know how or obtain access to our know how and concepts. There can be no assurance that we will be able to adequately protect our trade secrets. Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use technology that we rely upon to conduct our business.

EMPLOYEES

         We currently have approximately 53 employees. None of our employees are covered by a collective bargaining agreement nor are they represented by a labor union. We consider our employee relations to be good.

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

PROPERTY

         We lease approximately 7,200 square feet of office/warehouse space in Fort Lauderdale, Florida, which also serves as our principal executive offices, under one year lease expiring in December 2005. The lease provides for monthly rental payments of approximately $4,800, together with a pro-rata share of common area expenses.

         Beverage Network of Connecticut leases approximately 13,600 square feet in Bristol, Connecticut under a lease expiring in October 2008. We pay $5,108.25 per month for the leased space. The space is primarily dedicated to a warehouse area, but includes space for administrative and operational offices.

         Beverage Network of Massachusetts leases approximately 4,300 square feet in Ayer, Massachusetts under a lease expiring in June 2004 with an annual renewal option. We pay $1,425 per month for the leased space. The space is primarily dedicated to a warehouse area, but includes space for a small operational office.

         Beverage Network of Hawaii rents approximately 2,750 square feet in Wailuku, Hawaii under a lease expiring in May 2008 at a monthly rental of $3,490. The primary use of this space is for our Hawaiian manufacturing and warehousing operations.

         Master Distributors, Inc. rents approximately 70,000 square feet of commercial office and warehouse space under a lease expiring in March 2008. We pay an aggregate of approximately $288,640 annually, which amount escalates to approximately $297,300 annually beginning in April 2005. We sub-lease a portion of this space to four unaffiliated companies who pay in the aggregate approximately $155,400 annually in rent.

         All of the foregoing facilities are in good condition and are adequate for currently anticipated needs. We believe that in the event that the leases with respect to any of the aforementioned facilities should not be renewed, alternative space will be available at comparable rates. We anticipate moving the operations of Beverage Network of Hawaii to a more appropriate facility later in 2005. We have not identified the facility as of the date of this prospectus but do not believe we will have difficulty in locating an appropriate location.

LEGAL PROCEEDINGS

         We are not a party to any pending legal proceedings.

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

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      Name                          Age         Positions
      ----                          ---         ---------
Theodore Farnsworth                 43          Chairman of the Board and
                                                Chief Executive Officer and
                                                principal financial officer
Jerry Pearring                      44          President and a director
Barry Willson                       57          Vice Chairman of the Board,
                                                Chief Scientific Officer,
                                                Secretary and Treasurer

         Theodore Farnsworth. Mr. Farnsworth has served as Chairman since September 2001 and our Chief Executive Officer since November 2004. Mr. Farnsworth also serves as our principal financial officer. Previous thereto, he served as Chairman and Founder of Farmbid.com, an agricultural Internet portal site. Previously, he was President of Fontal Restaurant Group, Inc., parent of Burrito Grill restaurants. In 1995, Mr. Farnsworth founded Psychic Discovery Network, an organization which was the foundation for the Latoya Jackson Network pay per call hotline. Prior thereto, he was president of Cannon Marketing Group, Inc., a company he founded in 1994, which became one of the premier entries into the burgeoning pay-per-call industry and a parent for multiple interactive ventures.

         Jerry Pearring. Mr. Pearring has served as our President and a member of our board of directors since April 2003 and he served as our Chief Executive Officer from April 2003 until November 2004. From March 2003 until its acquisition by us in April 2003, Mr. Pearring was Treasurer of Total Beverage Network, Inc. From September 2001 until December 2002, Mr. Pearring was Senior Vice President of Domestic Business for BEVsystems International, Inc., and from February 1996 until August 2001, he was President and CEO of Total Quality Beverage of New Hampshire. From 1994 to 1996, Mr. Pearring was General Manager of Nantucket Nectars of Washington D.C. Prior to that, he was National Sales Manager of Soho Beverages, Inc. and in Sales and Marketing with Anheuser- Busch in Washington, DC and Boston.

         Barry Willson. Mr. Willson has served as our Vice Chairman, Chief Scientific Officer, Secretary and Treasurer since April 2003. From March 2003 until its acquisition by us in April 2003, Mr. Willson was President of Total Beverage Network, Inc. From 2002 until the formation of Total Beverage Network, Inc., Mr. Willson served as Technical Operations Manager of BEVsystems, International, Inc., a company engaged in the manufacture of super-oxygenated water. From 1994 through 2002, Mr. Willson directed various projects at Drinks International Management, a consulting company for operators in the international beverage industry, where his clients included Cadbury Schweppes, Royal Crown, Snapple and Sunkist. From 1986 through 1994, Mr. Willson served as the Managing Director of Cadbury Schweppes Latin American Operations, including the Mexican company-owned plants and distribution companies, where his responsibilities included overseeing production, sales, marketing and distribution of Crush, Schweppes, Sunkist, Canada Dry, Mott's and Hawaiian Punch brands.

ADVISORY BOARD TO THE BOARD OF DIRECTORS

         In December 2003, our board of directors formed an Advisory Board whose members are asked to make recommendations to our board of directors in their particular area of expertise with respect to the practices, policies and procedures of our company. We issued each member of the Advisory Board 50,000 shares of our common stock as compensation for their services to us, and each member is paid on a project basis in accordance with their normal fee schedule. The following individuals are members of the Advisory Board

         George C. Haas, Jr. Mr. Haas has been with Haas Financial Corporation, a New York investment banking firm, for nearly 45 years. Prior to starting that firm he held various executive positions with the Coca-Cola Company and PepsiCo. As Vice President of U.S. Operations of PepsiCo, Mr. Haas was instrumental in developing plans for bottler financing and for restructuring the U.S. franchise network. The formation of Haas Financial Corporation allowed him to act as an independent industry expert in organizing major financing for PepsiCo's independent bottlers which lead to his association with Coca-Cola Enterprises as an independent negotiator during a time when Coco-Cola Enterprises purchased the former franchises and converted them into company-owned operations. Mr. Haas graduated from Yale University.

         Foster Devereux. Mr. Devereux's career spans the world of investment banking and the soft drink industry. For 25 years he served as an officer and director of Allen Company, a New York-based investment banking firm, which was a major participant in global soft drink company financing. For 10 years Mr. Devereux owned and operated the "Squeeze" carbonated soft drink brand. A graduate of Williams College, Mr. Devereux was appointed by the Governor of Massachusetts to be a Trustee of the Massachusetts College of Liberal Arts.

          Elizabeth Dunn, C.P.A. Ms. Dunn specializes in corporate, LLC, partnership and individual taxes for many closely-held regional, national and international businesses. Ms. Dunn served in both the audit and specialized tax divisions of Ernst & Whinney and Arthur Young & Co. At Merrill Lynch she was responsible for extensive corporate finance department functions, including evaluating and providing current and prospective financial data for top executives. Ms. Dunn earned a BBC from Pace University, Lubin School of Business. She is a member of the American and Florida Institutes of Certified Public Accountants.

         Richard Q. Armstrong. Mr. Armstrong has had a long and distinguished career as a manager and senior executive in a variety of consumer product businesses with particular emphasis in the beverage industry that culminated with positions as President of Canada Dry International, Canada Dry Worldwide and the combined companies of Canada Dry and Dr. Pepper. His storied career began in consumer, packaged goods marketing at LifeSavers International and several major advertising agencies in New York. Active in the wine and spirits industry, he was managing director of LVMH US. Corporation, the U.S. subsidiary of the French luxury good conglomerate. After successfully restructuring regional Adirondack Beverages he returned to RQA Enterprises, his own investment and consulting firm. An honors graduate of Bowdoin College, he presently sits on the board of UBS Paine Webber Mutual Funds Group. He is a former Director of the Board of the Fuqua School of Business Administration at Duke University.

         Morris Stoddard. From 1980 to 1997, Mr. Stoddard was General Manager and partner of Central Distributing, Inc., a Maryland based Coors Beer distributor. From 1997 to 1999, Mr. Stoddard was President and partner in DoMor, Inc., a non-alcoholic beverage broker servicing the Mid-Atlantic states, and from 1999 until 2004, he was General Manager and partner in Master Distributors, Inc., a non-alcoholic beverage distributor based in Maryland servicing retail accounts in Maryland, Washington, D.C. and Northern Virginia which we acquired in 2004.

COMPENSATION OF THE ADVISORY BOARD

         Upon an individual joining our Advisory Board, we issue that individual 2,500 shares of our common stock. We have also agreed to pay the Advisory Board members for their time spent on our behalf. Ms. Elizabeth Dunn is paid monthly payment for her services at the rate of $250 per hour, plus $120 per hour for her associate and $75 per hour for her bookkeeper who may provide support services to her. In addition, we reimburse Ms. Dunn for all reasonable out-of-pocket expenses incurred by her relating to her services to use, including attending Advisory Board meetings. All other Advisory Board members are compensation for services rendered to us not exceeding $1,000 per day spent in our service and reimburse for out of pocket expenses. We may also provide additional compensation to Advisory Board members in amounts to be agreed upon for performance of extraordinary services on our behalf.

COMMITTEE OF THE BOARD OF DIRECTORS

         Our Board of Directors has not established any committees, including an Audit Committee or a Nominating Committee. The functions of those committees are being undertaken by the entire board as a whole. No member of our board is a financial expert. As we expand our board in the future we will seek to add one or more members who are financial experts.

CODE OF ETHICS

         We have adopted a Code of Ethics and Business Conduct to provide guiding principles to our principal executive officer, principal financial officer, and principal accounting officer or controller of our company in the performance of their duties. Our Code of Ethics and Business Conduct also strongly recommends that all directors and employees of our company comply with the code in the performance of their duties. Our Code of Ethics and Business Conduct provides that the basic principle that governs all of our officers, directors and employees is that our business should be carried on with loyalty to the interest of our note holders, stockholders, customers, suppliers, fellow employees, strategic partners and other business associates. We believe that the philosophy and operating style of our management are essential to the establishment of a proper corporate environment for the conduct of our business.

         We are committed to a high standard of business conduct. This means conducting business in accordance with the spirit and letter of applicable laws and regulations and in accordance with ethical business practices. In furtherance of the foregoing, our Code of Ethics and Business Conduct provides that no principal executive officer, principal financial officer, or principal accounting officer or controller, or persons performing similar functions shall employ any device, scheme or artifice to defraud our company or any business associate or engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon our company or any business associate. Our Code of Ethics and Business Conduct, which also applies to all insiders and their family members, is intended to help in this endeavor by providing a statement of the fundamental principles that govern the conduct of our business.

         Generally, our Code of Ethics and Business Conduct provides guidelines regarding:

         -    transactions with business associates,
         -    non-disclosure of information,
         -    preferential treatment and gifts,
         -    conflicts of interest,
         -    personal securities transactions,
         -    guarding corporate assets,
         -    corporate books and records,
         -    compliance with laws,
         -    document retention, and
         -    compliance with internal controls and disclosure controls.

         Mr. Barry Willson, our Vice Chairman and Chief Scientific Officer, has be designated the compliance officer who is responsible for overseeing, interpreting and monitoring compliance with our Code of Ethics and Business Conduct.

DIRECTOR COMPENSATION

         We do not have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

EMPLOYMENT AGREEMENTS

         Effective February 5, 2004, we entered into Revised Employment Agreements with each of Messrs. Theodore Farnsworth, Jerry Pearring and Barry Willson, our executive officers and members of our Board of Directors. Under the terms of these Revised Employment Agreements, Mr. Farnsworth is to serve as our Chairman of the Board, Mr. Pearring is to serve as our President and CEO and Mr. Willson is to serve as our Vice-Chairman of the Board, Secretary and Treasurer. All other terms and conditions of the Revised Employment Agreements between our company and each of Messrs. Farnsworth, Pearring and Willson are identical and include the following:

         o the term of the agreement is from February 5, 2004 until December 31, 2007, subject to earlier termination as described below. The agreement renews automatically on a continuing annual basis, subject to 30-day notice by either party of its election not to renew. If either XStream or the executive wishes to modify the terms of the agreement in conjunction with an annual renewal after the expiration of the initial term, the agreement provides for a procedure and time frame to initiate and conclude negotiations. If the negotiations are not acceptable to both parties, or if the non-initiating party determinates not to enter the negotiations to modify the terms of the agreement, then the agreement expires at the end of the then current annual term, subject to earlier termination as described below;

         o each executive is paid an annual base salary of $130,000 during the first year of the agreement, together with bonuses as may be determined by XStream during the term of the agreement. The agreements provide that the executive is entitled to participate in any benefits generally made available to all other employees of our company, including medical, disability and life insurance plans. The agreements also provide that the executive is entitled to four weeks paid vacation, an $800 per month automobile allowance and reimbursement for certain expenses;

         o     we can terminate the agreement:

         o     for cause, which is defined in the agreement to mean:

         o the inability of the employee, through sickness or other incapacity, to discharge his duties under the agreement for 90 or more consecutive days or 180 or more days out of a period of 270 days;

         o the failure of the employee to abide by the directions of our board of directors;

         o     dishonesty; theft; insubordination or conviction of a crime; or

         o a material default in the performance of the employee's obligations, services or duties required under the agreement (other than due to illness) or material breach of any provision of the agreement, which has not been completely remedied within five days after written notice of the default or breach.

         o     upon the death of the executive,  or

         o     if we discontinue operating our business.

         In the event of a termination of the agreement for the executive's failure to abide by the directions of the board of directors or the executive's dishonesty, theft, insubordination or conviction of a crime, we are not obligated to pay the executive any severance upon termination. In the event the agreement is terminated for any other reason, including the executive's inability to discharge his duties or a material default by the executive in the performance of obligations under the agreement or a material breach of any term of the agreement, upon termination we are obligated to pay the executive an amount equal to the greater of 200% of his then current base salary and provide him with continued participation in any medical, life and disability programs in which he was participating at the time of termination for an additional year,

         o in the event of a change of control of XStream, which is defined in the agreement as the occurrence of any event resulting in the current control stockholders individually or collectively beneficially owning less than 50% of the then outstanding common stock, the executive has the option at any time after the change of control to terminate the agreement and receive compensation equal to 2.99 times his then current base salary, less any salary paid from the date of the change of control through the termination date. At the executive's option, this severance payment can be made in installments or in a single, lump sum payment, and

         o the agreements contain customary non-disclosure, exclusivity, non-circumvent and non-compete provisions.

         In February 2004, we issued Messrs. Farnsworth, Pearring and Willson an aggregate of 500,000 shares of our common stock, valued at $1,350,000, as a bonus. In this issuance, Mr. Farnsworth received 250,000 shares, Mr. Pearring received 125,000 shares and Mr. Willson received 125,000 shares.

EXECUTIVE COMPENSATION

Cash Compensation

         The following table summarizes all compensation recorded by us in each of the last three fiscal years for our Chief Executive Officer and each other executive officers serving as such (the "Named Executive Officers") whose annual compensation exceeded $100,000.


                                                                                             Long-Term
                            Annual Compensation                                            Compensation
---------------------------------------------------------------------------------------------------------------------------
                                                                              Restricted     Securities
Name and                                                      Other Annual      Stock        Underlying
Principal                  Fiscal     Salary         Bonus    Compensation      Awards         Options          All Other
Position                   Year         ($)          ($)          ($)            ($)           SAR (#)         Compensation
---------------------------------------------------------------------------------------------------------------------------
Ted Farnsworth              2004     $  66,320    $     --     $     --        $ 750,000               --          -0-
Chairman of the             2003     $115,000     $     --     $     --        $ 375,000               --          -0-
Board (1)                   2002     $ 50,000     $     --     $     --        $      --               --          -0-

Jerry Pearring              2004     $119,946     $     --     $     --        $ 300,000               --          -0-
President and the Board     2003     $ 63,750     $     --     $     --        $      --               --          -0-
CEO(2)                      2002     $     --     $     --     $     --        $      --               --          -0-

Barry Willson,              2004     $126,123     $     --     $     --        $ 300,000               --          -0-
Vice Chairman,              2003     $ 63,750     $     --     $     --        $      --               --          -0-
Chief Scientific
Officer (3)

Edward Arioli               2003     $     --     $     --     $     --        $ 200,000               --          -0-
President (4)               2002     $ 25,000     $     --     $     --        $      --               --          -0-
Officer

Steve Haglund               2003     $      0     $     --     $     --        $ 325,000               --          -0-
CEO (5)                     2002     $ 50,000     $     --     $     --        $      --               --          -0-


         (1) Mr. Farnsworth as served as our Chairman since September 2001 and our CEO since November 2004. In February 2004 we issued Mr. Farnsworth 300,000 shares of our common stock, valued at $750,000, as a bonus.

         (2) Mr. Pearring served as our President and CEO from April 2003 until November 2004.In February 2004 we issued Mr. Pearring 100,000 shares of our common stock, valued at $300,000, as a bonus.

         (3) Mr. Willson has served as our Vice Chairman, Chief Scientific Officer, Secretary and Treasurer since April 2003. In February 2004 we issued Mr. Willson 100,000 shares of our common stock, valued at $300,000, as a bonus.

         (4) Mr. Arioli served as our President from September 2001 until April 2003 and served as our Executive Vice President from April 2003 until June 2003.

         (5)      Mr. Haglund served as our CEO from February 2002 to June 2003.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning individual grants of options made during fiscal 2004 to the Named Executive Officers.

                                                     % OF TOTAL
                           NUMBER OF SHARES          OPTIONS GRANTED            EXERCISE OR
                           UNDERLYING OPTIONS        TO EMPLOYEES IN            BASE PRICE       EXPRIRATION
NAME                       GRANTED (#)               FISCAL YEAR                ($/SH)           DATE
------------------------------------------------------------------------------------------------------------
Theodore Farnsworth                 0                n/a                        n/a              n/a
Jerry Pearring                      0                n/a                        n/a              n/a
Barry Willson                       0                n/a                        n/a              n/a


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                      NO. OF SECURITIES
                                                   UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                        SHARES                          OPTIONS AT                       IN-THE-MONEY OPTIONS AT
                       ACQUIRED                       DECEMBER 31, 2004                    DECEMBER 31, 2004
                          ON        VALUE
NAME                   EXERCISE    REALIZED    EXERCISABLE           UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
Theodore Farnsworth        0        n/a              n/a               n/a               n/a               n/a

Jerry Pearring             0        n/a              n/a               n/a               n/a
n/a

Barry Willson              0        n/a              n/a               n/a               n/a               n/a

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         The Nevada Revised Statues allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From time to time we have borrowed funds for working capital from XStream Beverage, Inc., a company which is owned by Mr. Theodore Farnsworth, our Chairman and CEO. These loans are non-interest bearing, unsecured and due on demand. At June 30, 2005 we owed XStream Beverage, Inc $50,355. We believe that the terms of these loans are at least as beneficial to us as terms we could obtain from unaffiliated third parties.

         In October 2004, a stockholder advanced us $137,000 as an interest bearing demand note at 6% per annum with no specified term. We used these funds for working capital. The principal balance with accrued interest was $137,935 at March 31, 2005. The entire principal and accrued interest was repaid at September 30, 2005. We believe that the terms of this loan is at least as beneficial to us as terms we could obtain from unaffiliated third parties.

         In March 2004, a principal shareholder of our company who is neither an officer nor a director advanced us $25,000 as a non-interest bearing demand loan. We used these funds for working capital. We believe that the term of this loan was at least as beneficial to us as terms we could obtain from an unaffiliated third party.

         On June 3, 2003, we entered into Consulting Agreements with each of Messrs. Edward Arioli and Steve Haglund, former officers and directors of XStream. Under the terms of these one-year agreements, each of these individuals are providing us with advice regarding ongoing strategic corporate planning, joint ventures, strategic alliances and advice regarding our product lines and potential acquisition candidates. We agreed to pay each of Messrs. Arioli and Haglund $40,000 for the one year agreement, and a monthly non-accountable expense allowance of $550 per month and reimbursement of out-of-pocket expenses. We believe that the terms of these agreements were at least as beneficial to us as terms we could obtain from unaffiliated third parties.

         At December 31, 2002, we had accrued compensation due under employment agreements with Messrs. Edward Arioli, Farnsworth and Steve Haglund of $252,621. On March 31, 2003, our board of directors, which consisted of these three individuals, approved the forgiveness of this accrued compensation through December 31, 2002. As a result of this transaction, we recognized contributed capital of $252,621. We believe that the terms of these transactions are at least as beneficial to us as terms we could obtain from unaffiliated third parties.

         Effective April 9, 2003, we entered into amended three-year employment agreements with Messrs. Edward Arioli and Steve Haglund to serve as our President and CEO, respectively. These agreements each provided for annual base compensation of $85,000, and granted each individual options to purchase 2,000,000 shares of our common stock at an exercise price of $1.40 per share, vesting over the term of the agreement. On June 1, 2003, the board accepted the resignations of Messrs. Arioli and Haglund, and concurrent with the resignation of these individuals these options were cancelled. In exchange for cancellation of outstanding options and forgiveness of $106,250 of accrued salaries, we issued Messrs. Arioli and Haglund an aggregate of 1,050,000 shares of our common stock and entered into one-year consulting agreements, which provided for compensation of $40,000 each. We recorded a settlement loss of $418,750. We believe that the terms of these transactions are at least as beneficial to us as terms we could obtain from unaffiliated third parties.

         In October 2001, we entered into a three-year consulting agreement commencing April 1, 2002 with XStream Beverage, Inc., a company owned by Mr. Farnsworth, to provide us with management consulting services, including independent consulting services by hiring skilled consultants in the beverage industry and to the extent that there was any change in our business objectives, XStream Beverage, Inc. was to provide us with consultants who could assist us in implementing our business goals and objectives. As compensation for its services, in February 2002, we issued XStream Beverage, Inc. 4,267,500 shares of our common stock. For purposes of our results of operations, the value of $10,668,750 attributed to these shares was to be a compensation expense recognized over the period of the agreement. In July 2002, effective April 1, 2002, we rescinded this consulting agreement and entered into a subscription agreement with XStream Beverage, Inc. for the purchase of the 4,267,500 shares of our common stock for an aggregate of $2,133,750, which reflected a decrease in the then fair market value of our common stock. As consideration for the purchase XStream Beverage, Inc. tendered to us a promissory note in the principal amount of $ 2,133,750, bearing interest at 8% per annum, and due on August 13, 2003. As a result of the cancellation of the consulting agreement, the $10,668,750 of deferred compensation and related $10,664,483 were reversed. This promissory note was cancelled in February 2004, and the 4,267,500 shares of our common stock were returned to our treasury with the status of authorized but unissued securities.

                             PRINCIPAL STOCKHOLDERS

         At September 27, 2005, there were 26,282,512 shares of our common stock, 200,000 shares of our Series A Convertible Voting Preferred Stock and
43.2 shares of Series B Convertible Preferred Stock issued and outstanding. Our common stock and Series A Convertible Voting Preferred Stock are our only classes of our voting securities; the holders of Series B Convertible Preferred Stock have no voting rights except in limited instances in which their rights pursuant to the designations, rights and preferences of the Series B Convertible Preferred Stock could be changed or materially adversely affected. Each share of common stock has one vote per share, and each share of Series A Convertible Voting Preferred Stock has five votes per share. The following table sets forth, as of September 27, 2005, information known to us relating to the beneficial ownership of these shares by:

         - each person who is the beneficial owner of more than 5% of the outstanding shares of the class of stock;

         -     each director;

         -     each executive officer; and

         -     all executive officers and directors as a group.

          Unless otherwise indicated, the business address of each person listed is in care of 4800 N.W. 15 Avenue, Bay A, Fort Lauderdale, Florida 33309. We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from September 27, 2005 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of September 27, 2005 have been exercised or converted.

Common Stock


Name of                            Amount and Nature of        Percentage          Percent of
Beneficial Owner                   Beneficial Ownership         of Class        Voting Control (1)
----------------                   --------------------        ---------        ------------------
Theodore Farnsworth (2)                  312,773                 1.2%                   4.8%
Jerry Pearring(3)                        117,500                    *                      *
Barry Willson                            125,000                    *                      *
All officers and directors
  as a group (three persons)(2)(3)       552,273                 2.1%                   5.7%
Laurus Master Fund, Ltd. (4)           1,458,442                4.99%                   5.3%
 Cogent Capital Corp. (5)              1,381,579                 5.3%                   5.1%



Series A Convertible Voting Preferred Stock


Name of                            Amount and Nature of        Percentage          Percent of
Beneficial Owner                   Beneficial Ownership         of Class        Voting Control (1)
----------------                   --------------------        ---------        ------------------
Theodore Farnsworth(2)                    200,000                100%                        4.8%
Jerry Pearring                                  0                 --                            *
Barry Willson                                   0                 --
All officers and directors as                                                                   *
   a group (three persons)(2)(3)          200,000                100%                        5.7%


------------
*    represents less than 1%

(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock and shares of our Series A Convertible Voting Preferred Stock at September 27, 2005. At September 27, 2005 the holders of our outstanding shares of common stock and Series A Convertible Voting Preferred Stock were entitled to an aggregate of 27,282,512 votes at any meeting of our stockholders, which includes 26,282,512 votes attributable to the outstanding shares of common stock and 1,000,000 votes attributable to the outstanding shares of Series A Convertible Voting Preferred Stock. Each share of Series A Convertible Voting Preferred Stock entitles the holder to five votes at any meeting of our stockholders and such shares will vote together with our common stockholders.

(2) Includes 12,773 shares of our common stock owned by XStream Beverage, Inc., a company of which Mr. Farnsworth is the owner, and 200,000 shares of Series A Convertible Voting Preferred Stock.

(3) Includes 10,000 shares of our common stock held by Mr. Pearring's minor children.

(4) Laurus Master Fund, Ltd. does not presently own any shares of our common stock. Laurus Master Fund, Ltd. holds:

         o a $3,000,000 principal amount secured convertible term note which is convertible into 3,947,368 shares of our common stock at a conversion rate of $0.76 per share,

         o 225,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $6.40 per share for the first 75,000 shares, $7.80 per share for the next 75,000 shares and $9.00 per share for the remaining 75,000 shares,

         o 22,500 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $ 5.20 per share,

         o 125,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $3.00 per share, and

         o 634,000 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share.

Under the terms of the secured convertible term note and warrant purchased by Laurus Master Fund, Ltd., these warrants are not exercisable and this note is not convertible to the extent that (a) the number of shares of our common stock held by Laurus Master Fund, Ltd. and (b) the number of shares of our common stock issuable upon the exercise of the warrants and the conversion of the not would result in the beneficial ownership by Laurus Master Fund, Ltd. of more than 4.99% of our then outstanding common stock. Laurus Master Fund, Ltd. may waive these provisions, or increase or decrease that percentage, with respect to the warrants and/or the note on 75 day's prior notice to us, or without notice if we are in default under the note. At September 27, 2005, Laurus Master Fund, Ltd. beneficially owns 1,458,442, shares of our common stock underlying the note and warrants which convertible or exercisable, as the case may be, within 60 days. Laurus Capital Management, LLC is the entity that exercises voting and investment power on behalf of Laurus Master Fund, Ltd. Mr. David Grin and Mr. Eugene Grin are the natural persons who exercise voting power over Laurus Capital Management, LLC.

(5)  Mr. Greg Kofford is the controlling person of Cogent Capital Corp.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 250,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, par value $.001 per share, of which 200,000 shares have been designated as Series A Convertible Voting Preferred Stock and 80 shares have been designated as Series B Convertible Preferred Stock. The remaining 9,799,920 shares of our preferred stock remain without designation. As of September 27, 2005, there are 26,282,512 shares of common stock, 200,000 shares of Series A Convertible Voting Preferred Stock and 52.7 shares of Series B Convertible Preferred Stock issued and outstanding or to be issued and outstanding following the date of this prospectus.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of the Series A Convertible Preferred Voting Stockholders and Series B Convertible Preferred Stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

PREFERRED STOCK

         Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

         The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

SERIES A CONVERTIBLE VOTING PREFERRED STOCK

         The designations, rights and preferences of the Series A Convertible Voting Preferred provide:

         o the shares of our Series A Convertible Voting Preferred are convertible into shares of our common stock on a one for one basis, subject to adjustment in the event of stock splits, recapitalization and reorganizations,

         o the shares do not pay any dividends and do not have any dividend rights, and

         o each share is entitled to five votes on all matters submitted to our stockholders and the holders of the Series A Convertible Voting Preferred vote together with the holders of our common stock on all matters submitted to our stockholders for a vote.

SERIES B CONVERTIBLE PREFERRED STOCK

         The designations, rights and preferences of the Series B Convertible Preferred provide:

         o the shares have a liquidation preference of $50,000 per share, subject to the prior satisfaction of our obligations to Laurus Master Fund, Ltd. as described later in this prospectus under "Selling Security Holders,"

         o the shares of our Series B Convertible Preferred are convertible into shares of our common stock equal to the liquidation preference divided by the initial conversion price of $1.50 per share. The conversion price is subject to adjustment in the event of stock splits and combinations, dividends or distributions, reclassifications or reorganizations, or in the event we issue or sell any additional shares of common stock or other securities, which are convertible into common stock or common stock equivalents at a price less than the then current conversion price. The conversion price of the Series B Convertible Preferred was reduced to $0.76 per share in June 2005 following our unit private placement as described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Recent Financing Transactions." Under the terms of the Series B Convertible Preferred, the holder has contractually agreed to limit the conversion of the Series B Convertible Preferred so that upon the conversion the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred, also subject to waiver by the holder upon 61 days notice to us.

         o the holders have the right to require us to redeem all or a portion of the shares the Series B Convertible Preferred under certain circumstances, including:

         o upon the occurrence of a major transaction (as that term is defined below). In this event, the redemption price would be equal to 100% of the liquidation preference plus all accrued but unpaid dividends, and

         o upon the occurrence of a triggering event ( as that term is defined below). In this event, the redemption price would be equal to 120% of the amount of the liquidation preference plus all accrued but unpaid dividends.

         Upon either occurrence, at our discretion we can pay the redemption price in cash or shares of common stock based upon the then current conversion price,

         o on the date which is 42 months from the date of issuance of the Series B Convertible Preferred, at the option of the holder we are required to redeem the outstanding shares of Series B Convertible Preferred into such number of shares of our common stock as equal the liquidation preference plus all accrued but unpaid dividends divided by the conversion price then in effect, or for cash at a price equal to the number of shares of common stock each holder would be entitled to receive at the conversion price then in effect multiplied by $1.85,

         o so long as the Series B Convertible Preferred is outstanding, without the consent of the holders of at least 3/4 of the outstanding shares of Series B Convertible Preferred we cannot:

         -     amend the provisions of the Series B Convertible Preferred,
         - repurchase, redeem or pay any dividends on our common stock or any other securities which rank junior to the Series B Convertible Preferred,
         - amend our Articles of Incorporation or By-laws in a manner which would materially and adversely any right of the Series B Convertible Preferred,
         -     make any distribution with respect to any junior security,
         - voluntarily file for bankruptcy, liquidate our assets or make an assignment for the benefit of our creditors, or
         -     change the nature of our business.

         So long as at least $1,500,000 of the Series B Convertible Preferred is outstanding, we cannot authorize or create any class of securities which ranks senior to or pari passu with the Series B Convertible Preferred with respect to the distribution of assets on liquidation, dissolution or winding up without the affirmative vote or consent of the holders of at least 3/4 of the then outstanding shares of Series B Convertible Preferred Stock, other than in any transaction that we might consummate with Laurus Master Fund, ltd. or any other entity introduced to us by Laurus Master Fund, Ltd. in which instance restriction does not apply.

         Other than in the foregoing instances, the Series B Convertible Preferred has no voting rights.

         o it ranks senior to our common stock and to all other classes of our securities which do not specifically provide that they are senior to our Series B Convertible Preferred Stock, but subordinate to all of our indebtedness,

         o it pays cumulative semi-annual dividends of 6% per annum, payable at our option in cash, registered shares of our common stock or additional shares of our Series B Convertible Preferred. If we choose to pay the dividends in registered shares of our common stock, the shares are valued at the then conversion price of the Series B Convertible Preferred and if we choose to pay the dividends in shares of Series B Convertible Preferred, those shares are valued at the liquidation preference of the stock,

         o all accrued but unpaid dividends are due upon our distribution, liquidation or winding up, the mandatory redemption of the shares, the redemption upon the occurrence of a triggering event or major transaction, or upon the conversion of the shares. A triggering event includes if the registration statement of which this prospectus is a part lapses or becomes unavailable to the holder for a period of more than 20 trading days, the suspension of our common stock from quotation on the OTC Bulletin Board unless it is concurrently listed on The Nasdaq Stock Market, Inc. or an exchange, a notice to us to a holder of our inability or lack of intention to comply with proper requests for the conversion of the shares of Series B Convertible Preferred Stock or our failure to comply with a proper conversion notice within 10 business days of our receipt. A major transaction includes certain mergers, consolidations or other business combinations, the transfer of more than 50% of our assets other than inventory in the ordinary course of business or the closing of a purchase, tender or exchange offer to the holders of more than 50% of our outstanding common shares.

COMMON STOCK PURCHASE WARRANTS

         We have warrants outstanding to purchase an aggregate of 9,203,084 shares of our common stock at exercise prices ranging from $0.20 to $100.00 per share, including:

         WARRANTS ISSUED IN THE LAURUS MASTER FUND, LTD. FINANCING TRANSACTION

         As described later in this prospectus under "Selling Security Holders," in May 2004 as part of the Laurus Master Fund, Ltd. financing transaction we issued Laurus Master Fund, Ltd. common stock purchase warrants to purchase an aggregate of 225,000 shares of our common stock at exercise prices ranging from $6.40 to $9.00 per share. Subsequent to May 2004 we have issued Laurus Master Fund, Ltd. common stock purchase warrants to purchase an aggregate of 781,500 shares of our common stock at exercise prices ranging from $2.00 to $5.20 per share in connection with the release of restricted cash to us.

         Other than the exercise price of the various warrants held by Laurus Master Fund, Ltd., all other terms of the warrants are the same, and provide:

         o the warrants are exercisable for a period of 10 years from the date of issuance,

         o the warrants contain a cashless exercise provision,

         o the number of shares issuable upon the exercise and the exercise price per share are subject to adjustment in the event we issue additional shares of common stock as a dividend or other distribution or for stock splits or combinations, and

         o the number of shares which the holder may acquire upon the exercise of a warrant is limited in that the shares which would be issuable upon the exercise of the warrant when added together with all other shares of our common stock beneficially owned by the holder and its affiliates cannot exceed 4.99% of our outstanding common stock on the exercise date. The holder has the right to revoke this voluntary limitation upon 75 days prior written notice to us, and this limitation automatically terminates in the event of a default under the $3 million secured convertible term note we issued to Laurus Master Fund, Ltd.

         WARRANTS ISSUED IN THE SERIES B CONVERTIBLE PREFERRED STOCK TRANSACTION

         In June 2004 we issued warrants to the purchasers of the Series B Preferred Convertible Preferred Stock in the transaction described below under "Selling Security Holders" Series A Warrants to purchase an aggregate of 1,440,000 shares of our common stock at an initial exercise price of $2.00 per share and Series B Warrants to purchase an aggregate of 720,000 shares of our common stock at an initial exercise price of $4.00 per share. The exercise price of both the Series A Warrants and the Series B Warrants was reduced to $0.76 per share in June 2005 following our unit private placement as described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation
- Recent Financing Transactions." The terms of these warrants are described later in this prospectus under "Selling Security Holders - The Series B Convertible Preferred Stock Transaction."

         WARRANTS ISSUED TO H.C. WAINWRIGHT

         In March 30, 2004, as amended on June 10, 2004, we entered into an agreement with H.C. Wainwright & Co., Inc., a broker-dealer and member of the NASD, under which we engaged H.C. Wainwright as our placement agent to arrange for the sale of debt, equity or equity-linked securities on our behalf for a period of one year. Under this agreement we issued H.C. Wainwright, including certain of its employees, warrants to purchase an aggregate of 112,500 shares of our common stock (the "Retainer Warrants") with exercise prices ranging from $0.20 per share to $3.00 per share, as a retainer for its services. The exercise price of all Retainer Warrants, other than the $0.20 warrants, were reduced to $0.76 per share in June 2005 following our unit private placement as described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Recent Financing Transactions."

         In May 2004 following the closing of the Laurus Master Fund, Ltd. Financing Transaction described later in this prospectus under "Selling Security Holders," we issued H.C. Wainwright and certain of its employees warrants to purchase an aggregate of 426,250 shares of our common stock (the "Wainwright Laurus Warrants") with exercise prices ranging from $1.50 to $5.20 per share as partial compensation for serving as placement agent in that transaction. The exercise price of all Wainwright Laurus Warrants were reduced to $0.76 per share in June 2005 following our unit private placement as described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Recent Financing Transactions."

         In August 2004 following the closing of the Series B Convertible Preferred Stock Transaction described later in this prospectus under "Selling Security Holders," we issued H.C. Wainwright and certain of its employees warrants to purchase an aggregate of 423,529 shares of our common stock (the "Wainwright Series B Warrants") with exercise prices ranging from $1.50 to $4.00 per share as partial compensation for serving as placement agent in that transaction. The exercise price of all Wainwright Series B Warrants were reduced to $0.76 per share in June 2005 following our unit private placement as described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Recent Financing Transactions."

         Other than the exercise prices, the terms of the Retainer Warrants and the Wainwright Laurus Warrants are identical, including:

         o the warrants are exercisable for a period of five years from the date of issuance,

         o the number of shares of our common stock and the exercise price of the warrant are subject to adjustment in the event of stock splits and dividends, distributions of cash, common stock equivalents, evidences of indebtedness, securities, properties or rights to purchase any of the foregoing,

         o the number of shares of our common stock and the exercise price of the warrant are also subject to adjustment in the event we sell additional shares of our common stock at a per share price less than the exercise price of the warrant, and

         O the holders contractually agreed to limit the exercise of the warrants so that upon the exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us.

         The terms of the Wainwright Series B Warrants are identical to those of the Retainer Warrants and Wainwright Laurus Warrants, other than the exercise price, and also contain a cashless exercise provision.

OTHER OUTSTANDING WARRANTS

         At September 27, 2005 we had outstanding common stock purchase warrants to purchase an aggregate of 5,041,143 shares of our common stock at exercise prices ranging from $0.20 per share to $100.00 per share. Warrants for an aggregate of 1,482,125 shares contain standard anti-dilution protection for the warrant holder in the event of stock splits, recapitalization or reorganization by us and warrants for an additional 3,559,018 shares contain standard anti-dilution protection for the warrant holder in the event of stock splits, recapitalization or reorganization by us, or if we issue shares of common stock or common stock equivalents at an effective price less than the exercise price.

TRANSFER AGENT

         Our transfer agent is Interwest Stock Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117 and its telephone number is 801-272-9294.

                            SELLING SECURITY HOLDERS

         This prospectus relates to periodic offers and sales of shares of common stock, including shares underlying outstanding common stock purchase warrants, as well as common stock purchase warrants, by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:

         o 359,947 shares of our common stock which are presently outstanding;

         o 4,969,206 shares underlying our Series B Convertible Preferred Stock including 2,160,000 shares which to be issued as dividends on the Series B Convertible Preferred Stock in accordance with its designations;

         o 3,082,206 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $9.00 per share;

         o 2,967,933 shares underlying $2,067,039.50 of the outstanding principal and interest payable under the $2,771,355 principal amount secured convertible term note issued to Laurus Master Fund, Ltd.; and

         o 3,082,206 outstanding common stock purchase warrants, including:

           -        7,718 $0.20 Common Stock Purchase Warrants,
           -        2,849,488 $0.76 Common Stock Purchase Warrants,^
           -        75,000 $6.40 Common Stock Purchase Warrants,
           -        75,000 $7.80 Common Stock Purchase Warrants, and
           -        75,000 $9.00 Common Stock Purchase Warrants.

         These securities were issued in the following transactions:

THE LAURUS MASTER FUND, LTD. FINANCING TRANSACTION

         On May 14, 2004, we entered into a securities purchaser agreement with Laurus Master Fund, Ltd. The securities purchase agreement provided for the purchase and sale of our secured convertible term note in the initial principal amount of $3,000,000. The transaction was exempt from registration under the Securities Act of 1933 in reliance on an exemption under Section 4(2) of that act. Under the terms of the agreement, the net proceeds were $2,855,500 after payment to Laurus Capital Management, LLC, an affiliate of Laurus Master fund, Ltd., of a closing fee of $131,000. We have granted a security interest to Laurus Master Fund, Ltd. in all of our assets, and the obligations under the secured convertible term note have been guaranteed by our subsidiaries. The security arrangements also include a pledge of stock of all of our current and any future subsidiaries acquired by us during the term of the secured convertible term note. At September 30, 2005 the principal amount outstanding under the note is $2,771,355.

         Initially, $2,855,000 of the proceeds of the secured convertible term note was held in a restrictive account controlled by Laurus Master Fund, Ltd. All of this amount has subsequently been released to us for working capital purposes and was used by us to close our acquisition of the assets of Atlantic Beverage.

         SECURED CONVERTIBLE TERM NOTE

         The note consists of two tranches, tranche A, for $50,000, and tranche B for $2,950,000. Both tranches mature on May 14, 2007. Beginning on September 1, 2004, we began making monthly payments of $1,470.59 together with accrued interest as to the tranche A principal amount and monthly payments of $16,176.47 together with accrued interest as to the tranche B principal amount. Interest on the principal amount of the secured convertible term note is equal to the "prime rate" published in The Wall Street Journal plus 2%. The interest will be increased or decreased as that rate adjusts from time to time; however, the interest rate cannot be less than 6%. Interest was payable monthly beginning June 1, 2004.

         The interest rate on the secured convertible term note will be adjusted downward provided we have completed the registration under the Securities Act of 1933 of the securities issuable under the securities purchase agreement based on the price of our common stock. The registration statement of which this prospectus is a part of when declared effective by the Securities and Exchange Commission will satisfy that registration requirement. On a monthly basis, if on the last business day of each calendar month the average closing price of our common stock, as reported by Bloomberg, L.P., for the five trading days immediately preceding that last business date exceeds the tranche B conversion price (initially $5.20), then the interest rate for the next calendar month will be reduced by 100 basis points (1.00%) for each incremental 25% increase in the market price of our common stock above the tranche B conversion price. However, the interest rate does not increase based on any corresponding decline in the market price of our common stock.

         Prior to each monthly repayment, Laurus Master Fund, Ltd. will provide a written notice to us and advise us as to whether it chooses to receive cash or common stock or a combination in satisfaction of the repayment amount due for the succeeding month. If we do not receive a repayment notice by the applicable notice date, we will pay the monthly amount in cash. Any cash payment will be made in an amount equal to 102% of the principal portion of the monthly amount due. If Laurus Master Fund, Ltd. chooses to convert all or a portion of the monthly amount into shares of our common stock, the number of shares to be issued will be determined by dividing the monthly amount that is due by the then fixed conversion price, which is presently $0.76, having been initially adjusted downward to $1.50 as a result of the sale of our Series B Preferred as described below and then subsequently adjusted downward to $0.76 as a result of the June 2005 unit private placement described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Recent Financing Transactions."

         On the other hand, Laurus Master Fund, Ltd. is obligated to convert the monthly amount due into shares of common stock if the average closing price for our shares for the five trading days preceding the repayment date is:

         o in the case of tranche A, equal to or greater than the tranche A fixed conversion price of $0.76 per share;

         o in the case of tranche B, equal to or greater than 110% of the tranche B fixed conversion price of $0.76 per share.

         Any mandatory or voluntary conversions represent payments in satisfaction of the monthly amount then due or next due; however, the aggregate of these conversions in any payment period cannot exceed 25% of the total dollar trading volume of the common stock during that five-day trading period. No conversion into common stock will take place unless:

         o the securities covered by the securities purchase agreement are covered by an effective registration statement; or

         o an exemption from registration for the resale of the common stock is available under the Securities Act of 1933;and

         o no event of default exists and is continuing.

         We have the right, in any case, to redeem the entire principal amount of the secured convertible term note together with accrued and unpaid interest by paying to Laurus Master Fund, Ltd. cash equal to 125% of that amount. In addition, no conversion will take place if the number of shares received upon conversion, combined with other common shares beneficially owned by Laurus Master Fund, Ltd., would exceed 4.99% of the outstanding shares of our common stock. The conversion price of the note is subject adjustment in the event of stock splits, dividends and combinations, distributions upon account of common stock and/or our issuance of additional common stock or securities convertible into common stock or exercisable under options or warrants at less than the then conversion price of the secured convertible term note.

         In the event of a default as set forth in the securities purchase agreement which occurs and is continuing, Laurus Master Fund, Ltd. has the right to demand the payment of all principal, interest and other fees payable. In the event of this acceleration, the amount due and owing will be 120% of the remaining portion of the secured convertible term note.

         In connection with the securities purchase agreement, we issued a 10-year common stock purchase warrants to Laurus Master Fund, Ltd. to purchase 225,000 shares of our common stock with an exercise price of $6.40 per share for the first 75,000 shares, $7.80 per share for the next 75,000 shares and $9.00 per share for the remaining 75,000 shares. Subsequent to May 2004 we have issued Laurus Master Fund, Ltd. common stock purchase warrants to purchase an aggregate of 781,500 shares of our common stock at exercise prices ranging from $2.00 to $5.20 per share in connection with the release of restricted cash to us. The exercise prices of these warrants were not adjusted as a result of the June 2005 unit private placement described elsewhere in this prospectus. Other than the exercise prices, these additional warrants are identical to the warrants issued in the transaction. The warrants contain a cashless basis whereby Laurus Master Fund, Ltd. rather than paying the exercise price in cash may surrender a number of warrants equal to the exercise price of the warrants being exercised. The number of shares issuable upon exercise of the warrants and the exercise prices are subject to adjustment in the event of subdivisions, combinations, stock dividends, mergers and/or reclassifications of our common stock, certain distributions on account of our common stock^.

         HC Wainwright & Co. acted as placement agent for us in this offering and we paid that firm a 10% cash commission ($300,000) and issued that firm 43,750 shares of our common stock and five-year common stock purchase warrants to purchase 426,250 shares of our common stock, of which warrants to purchase 400,000 shares are exercisable initially at $1.50 per share and warrants to purchase the remaining 26,250 shares are exercisable initially $5.20 per share. The exercise prices of these warrants were subsequently adjusted downward to $0.76 as a result of the June 2005 unit private placement described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation
- Recent Financing Transactions." These warrants contain cashless exercise provisions.

THE SERIES B CONVERTIBLE PREFERRED STOCK TRANSACTION

         On August 2, 2004, we sold 43.2 shares of our Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act and Rule 506 of Regulation D. We received gross proceeds of $2,160,000. The designations, rights and preferences of the Series B Preferred appear elsewhere in this prospectus under "Description of Securities - Series B Convertible Preferred Stock" beginning on page 32.

         We issued the purchasers of the Series B Preferred two series of five-year common stock purchase warrants. The Series A Warrants are exercisable into a number of shares of our common stock equal to 100% of the shares issuable upon the conversion of the Series B Preferred at an initial exercise price of $2.00 per share. The Series B Warrants are exercisable into a number of shares of our common stock equal to 50% of the shares issuable upon the conversion of the Series B Preferred at an initial exercise price of $4.00 per share. The exercise price of both the Series A Warrants and the Series B Warrants were subsequently adjusted downward to $0.76 as a result of the June 2005 unit private placement described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Recent Financing Transactions." All other terms of the warrants are identical, and include:

         o the warrants are transferable at the discretion of the holder,

         o the number of shares underlying the warrant and the exercise price of each warrant are subject to adjustment in the event of recapitalization, reorganization, reclassifications, consolidations, mergers or a sale of all or substantially all of our assets or properties, stock dividends, subdivisions and combinations and distributions as well as issuance of additional shares of our common stock or any common stock equivalents (as that term is defined in the warrant) at a price less than the then current exercise price of the warrant or if we purchase any shares of our common stock at a price greater than the market value or the current exercise price,

         o the holders have contractually agreed to limit the exercise of the warrants so that upon the exercise the holder's beneficial ownership would not exceed 4.9% of our common stock outstanding at the time of exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us, and

         o beginning 12 months from the effective date of the registration statement covering the resale of the shares of common stock underlying the warrants at our option upon 20 days notice we can call up to 100% of the warrants at $0.01 per share if the market value of our common stock has been greater than 400% of the conversion price then in effect for our Series B Preferred for 20 trading days immediately preceding the call notice, subject to certain requirements.

         HC Wainwright & Co. acted as placement agent for us in this offering and we paid that firm a 10% cash commission ($216,000) and five-year common stock purchase warrants to purchase 423,529 shares of our common stock at an exercise prices initially ranging from $1.50 per share to $4.00 per share, all of which contain a cashless exercise provision. The exercise prices of the warrants were subsequently adjusted downward to $0.76 as a result of the June 2005 unit private placement described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Recent Financing Transactions."

         The following table sets forth

         o the name of each selling security holder,

         o the number of shares and/or common stock purchase warrants owned, and

         o the number of shares and/or common stock purchase warrants being registered for resale by the selling security holder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

Shares of Common Stock to be Offered by the Selling Security Holders


                                       Number        Percentage          Shares       Shares to       Percentage
Name of Selling                      of shares      owned before         to be        be owned       owned after
Security Holder                        owned          offering          offered    after offering      offering
---------------                      ---------      ------------        -------    --------------    -----------
Laurus Master Fund, Ltd. (1)          1,543,683        4.99%           3,192,933      1,543,683
4.99%
Alpha Capital AG (2)                    810,526         3.0%           1,160,526              0            0
Enable Growth Partners, LP (3)          926,316         3.4%           1,326,316              0            0
Greenwich Growth Fund, Ltd (4)          347,368         1.3%             497,368              0            0
SRG Capital, LLC (5)                    463,157         1.6%             663,157              0            0
Stonestreet Limited Partnership (6)   1,042,105         3.9%           1,492,105              0            0
Sunrise Equity Partners L.P. (7)        694,737         2.6%             994,737              0            0
Whalehaven Fund Limited (8)             347,368         1.3%             497,368              0            0
Whalehaven Fund Limited #2 AC (9)       347,368         1.3%             497,368              0            0
H.C. Wainwright & Co.(10)               549,166         2.1%             478,804         70,362            *
John R. Clarke(11)                      188,544           *              166,256         22,288            *
Scott F. Koch (12)                      188,544           *              166,256         22,288            *
Richard H. Kreger (13)                  213,652           *              166,692         46,960            *
Ari J. Fuchs (14)                        29,770           *               26,252          3,518            *
Chris Phillips (15)                      23,156           *               33,156              0            0
Mirador Consulting, Inc. (16)            20,000           *               20,000              0            0


------------
*    represents less than 1%

(1) Laurus Master Fund, Ltd. does not presently own any shares of our common stock. Laurus Master Fund, Ltd. holds:

         * a $2,771,355 principal amount secured convertible term note which is convertible into 3,646,520 shares of our common stock at a conversion rate of $0.76 per share,

         * 225,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $6.40 per share for the first 75,000 shares, $7.80 per share for the next 75,000 shares and $9.00 per share for the remaining 75,000 shares,

         * 22,500 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $ 5.20 per share,

         * 125,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $3.00 per share, and

         * 634,000 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share.

         The number of shares being offered by Laurus Master Fund, Ltd. under this prospectus includes:

         * 2,967,933 shares of common stock, which includes 2,719,789 shares issuable upon the conversion of $2,067,039.50 principal amount of the secured convertible note and 248,144 shares of common stock which we may issue as interest payments on the note, and

         * 225,000 shares of common stock underlying a common stock purchase warrant with an exercise price of $6.40 per share for the first 75,000 shares, $7.80 per share for the next 75,000 shares and $9.00 per share for the remaining 75,000 shares.

Under the terms of the secured convertible term note and warrant purchased by Laurus Master Fund, Ltd., these warrants are not exercisable and this note is not convertible to the extent that (a) the number of shares of our common stock held by Laurus Master Fund, Ltd. and (b) the number of shares of our common stock issuable upon the exercise of the warrants and the conversion of the not would result in the beneficial ownership by Laurus Master Fund, Ltd. of more than 4.99% of our then outstanding common stock. Laurus Master Fund, Ltd. may waive these provisions, or increase or decrease that percentage, with respect to the warrants and/or the note on 75 day's prior notice to us, or without notice if we are in default under the note. At September 27, 2005, 2005 Laurus Master Fund, Ltd. beneficially owns 1,543,683 shares of our common stock underlying the note and warrants which convertible or exercisable, as the case may be, within 60 days. Laurus Capital Management, LLC is the entity that exercises voting and investment power on behalf of Laurus Master Fund, Ltd. Mr. David Grin and Mr. Eugene Grin are the natural persons who exercise voting power over Laurus Capital Management, LLC.

(2) Alpha Capital AG holds seven shares of our Series B Convertible Preferred Stock which are convertible into 460,526 shares of our common stock at a conversion price of $0.76 and warrants to purchase ^350,000 shares of our common stock at an exercise price of $0.76 per share. The number of shares offered includes the 460,526 shares issuable upon the conversion of the Series B Convertible Preferred Stock, an additional 350,000 shares of our common stock which may be issued as payment for dividends on the Series B Convertible Preferred Stock and the 350,000 shares of common stock underlying the warrants. ^Mr. Konrad Ackerman is the control person of Alpha Capital AG.

(3) Enable Growth Partners, LP owns eight shares of our Series B Convertible Preferred which are convertible into 526,314 shares of our common stock at a conversion price of $0.76 per share and warrants to purchase ^400,000 shares of our common stock at an exercise price of $0.76 per share. The number of shares offered includes the 526,314 shares issuable upon the conversion of the Series B Convertible Preferred Stock, an additional 400,000 shares of our common stock which may be issued as payment for dividends on the Series B Convertible Preferred Stock and the 400,000 shares of common stock underlying the warrants. ^Mr. Mitch Levine is the control person of Enable Growth Partners, LP.

(4) Greenwich Growth Fund, Ltd. owns three shares of our Series B Convertible Preferred which are convertible into 197,368 shares of our common stock at a conversion price of $0.76 ^and warrants to purchase 150,000 shares of our common stock at an exercise price of $0.76 per share. The number of shares offered includes the 197,368 shares issuable upon the conversion of the Series B Convertible Preferred Stock, an additional 150,000 shares of our common stock which may be issued as payment for dividends on the Series B Convertible Preferred Stock and the 150,000 shares of common stock underlying the warrants. ^Messrs. Evan Schemenauer, Jonathan Walk and Don Dunstan are the controlling persons of Greenwich Growth Fund, Ltd.

(5) SRG Capital, LLC owns 32,895 shares of our common stock, three and one half shares of our Series B Convertible Preferred which are convertible into 230,263 shares of our common stock at a conversion price of $0.76 and^ warrants to purchase 199,999 shares of our common stock issuable at an exercise price of $0.76 per share. The number of shares offered includes the 32,893 shares of presently outstanding common stock, 230,263 shares issuable upon the conversion of the Series B Convertible Preferred Stock, an additional 200,000 shares of our common stock which may be issued as payment for dividends on the Series B Convertible Preferred Stock and the 199,999 shares of common stock underlying the warrants^. Mr. Edwin Macabe and Ms. Tai May Lee are the controlling persons of SRG Capital LLC.

(6) Stonestreet Limited Partnership owns nine shares of our Series B Convertible Preferred which are convertible into 592,105 shares of our common stock at a conversion price of $0.76^ and warrants to purchase 450,000 shares of our common stock at an exercise price of $0.76 per share. The number of shares offered includes the 592,105 shares issuable upon the conversion of the Series B Convertible Preferred Stock, an additional 450,000 shares of our common stock which may be issued as payment for dividends on the Series B Convertible Preferred Stock and the 450,000 shares of common stock underlying the warrants. ^Ms. Elizabeth Leonard and Mr. Michael Finkelstein are the controlling persons of Stonestreet Limited Partnership.

(7) Sunrise Equity Partners L.P. owns five shares of our Series B Convertible Preferred which are convertible into 394,737 shares of our common stock at a conversion price of $0.76^ and warrants to purchase 300,000 shares of our common stock at an exercise price of $0.76 per share. The number of shares offered includes the 394,737 shares issuable upon the conversion of the Series B Convertible Preferred Stock, an additional 300,000 shares of our common stock which may be issued as payment for dividends on the Series B Convertible Preferred Stock and the 300,000 shares of common stock underlying the warrants. ^Sunrise Equity Partners, L.P., is managed by Level Counter LLC. Nathan Low, Amnon Mandelbaum, Marilyn Adler and David I. Goodfriend, the member of Level Counter LLC, each may be deemed to be a controlling person of Sunrise Equity Partners, L.P.

(8) Whalehaven Fund Limited owns three shares of our Series B Convertible Preferred which are convertible into 197,368 shares of our common stock at a conversion price of $0.76^ and warrants to purchase 150,000 shares of our common stock at an exercise price of $0.76 per share. The number of shares offered includes the 197,368 shares issuable upon the conversion of the Series B Convertible Preferred Stock, an additional 150,000 shares of our common stock which may be issued as payment for dividends on the Series B Convertible Preferred Stock and the 150,000 shares of common stock underlying the warrants. ^Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited.

(9) Whalehaven Fund Limited #2 AC owns three shares of our Series B Convertible Preferred which are convertible into 197,368 shares of our common stock at a conversion price of $0.76^ and warrants to purchase 150,000 shares of our common stock at an exercise price of $0.76 per share. The number of shares offered includes the 197,368 shares issuable upon the conversion of the Series B Convertible Preferred Stock, an additional 150,000 shares of our common stock which may be issued as payment for dividends on the Series B Convertible Preferred Stock and the 150,000 shares of common stock underlying the warrants. ^Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited #2.

(10) The number of shares owned before the offering includes 237,811 shares of common stock presently outstanding and 311,375 shares ^our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.76 per share. The number of shares offered hereby includes 167,429 shares of common stock presently outstanding and 311,375 shares ^our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.76 per share. . Mr. Michael Bradford exercises sole voting and investment power over the securities held by H.C. Wainwright & Co. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(11) The number of shares owned before the offering includes 82,816 shares of common stock presently outstanding and 105,728 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.76 per share. The number of shares offered hereby includes 60,528 shares of our common stock presently issued and outstanding ^and 105,728^shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.76 per share.

(12) The number of shares owned before the offering includes 82,816 shares of common stock presently outstanding and 105,728 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.76 per share. The number of shares offered hereby includes 60,528 shares of our common stock presently issued and outstanding ^and 105,728^shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.76 per share.

(13) The number of shares owned before the offering includes 9,006 shares of common stock presently outstanding, 7718 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.20 per share and 196,928 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.76 per share. The number of shares offered hereby includes 9,006 shares of our common stock presently issued and outstanding, 7,718 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.20 per share^ and 149,968 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.76 per share.

(14) The number of shares owned before the offering includes 13,079 shares of common stock presently outstanding and 16,691 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.76 per share. The number of shares offered hereby includes 9,561 shares of our common stock presently issued and outstanding and 16,691 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.76 per share.

(15) Mr. Phillips owns 0.2 shares of our Series B Convertible Preferred which are convertible into 13,157 shares of our common stock at a conversion price of $0.76 and warrants to purchase 9,999 shares of our common stock at an exercise price of $0.76 per share. The number of shares offered includes the 13,157 shares issuable upon the conversion of the Series B Convertible Preferred Stock, an additional 10,000 shares of our common stock which may be issued as payment for dividends on the Series B Convertible Preferred Stock and the 9,999 shares of common stock underlying the warrants. ^

(16) Mr. Brian John holds voting and dispositive control over securities owned by Mirador Consulting, Inc.

Common Stock Purchase Warrants to be Offered by the Selling Security Holders

$0.20 Common Stock Purchase Warrants



                                    Number           Percentage          Warrants    Warrants to   Percentage
Name of Selling                     of warrants      owned before         to be      be owned      owned after
Security Holder                     owned            offering           offered   after offering      offering
--------------------------------------------------------------------------------------------------------------
Richard H. Kreger                     7,718          100%                  7,718             0            0




$0.76 Common Stock Purchase Warrants



                                    Number           Percentage          Warrants    Warrants to   Percentage
Name of Selling                     of warrants      owned before         to be      be owned      owned after
Security Holder                     owned            offering           offered   after offering      offering
--------------------------------------------------------------------------------------------------------------
H.C. Wainwright & Co.(1)            311,375          4.9%            311,375                 0            0
John R. Clarke                      105,728          1.7%            105,728                 0            0
Scott F. Koch                       105,728          1.7%            105,728                 0            0
Richard H. Kreger                   204,646          3.2%            204,646                 0            0
Ari J. Fuchs                         16,691             *             16,691                 0            0
Alpha Capital AG (2)                350,000          5.5%            350,000                 0            0
Enable Growth Partners, LP (3)      400,000          6.3%            400,000                 0            0
Greenwich Growth Fund, Ltd (4)      150,000          2.4%            400,000                 0            0
SRG Capital, LLC (5)                199,999          3.2%            199,999                 0            0
Stonestreet Limited Partnership (6) 450,000          7.1%            450,000                 0            0
Sunrise Equity Partners L.P. (7)    300,000          4.8%            300,000                 0            0
Whalehaven Fund Limited (8)         150,000          2.4%            150,000                 0            0
Whalehaven Fund Limited #2 AC (9)   150,000          2.4%            150,000                 0            0
Chris Phillips                        9,999             *              9,999                 0            0

------------
*   represents less than 1%

(1) Mr. Michael Bradford exercises sole voting and investment power over the securities held by H.C. Wainwright & Co.. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(2)  Mr. Konrad Ackerman is the control person of Alpha Capital AG.
(3)  Mr. Mitch Levine is the control person of Enable Growth Partners, Ltd.
(4) Messrs. Evan Schemenauer, Jonathan Walk and Don Dunstan are the controlling persons of Greenwich Growth Fund, Ltd.
(5) Mr. Edwin Macabe and Ms. Tai May Lee are the controlling persons of SRG Capital LLC.
(6) Ms. Elizabeth Leonard and Mr. Michael Finkelstein are the controlling persons of Stonestreet Limited Partnership.
(7) Sunrise Equity Partners, L.P., is managed by Level Counter LLC. Nathan Low, Amnon Mandelbaum, Marilyn Adler and David I. Goodfriend, the member of Level Counter LLC, each may be deemed to be a controlling person of Sunrise Equity Partners, L.P.
(8) Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited.
(9) Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited #2.

$6.40 Common Stock Purchase Warrants

                                    Number           Percentage          Warrants    Warrants to   Percentage
Name of Selling                     of warrants      owned before         to be      be owned      owned after
Security Holder                     owned            offering           offered   after offering      offering
--------------------------------------------------------------------------------------------------------------
Laurus Master Fund Ltd. (1)         75,000           100%               75,000               0            0


------------
(1) Laurus Capital Management, LLC is the investment manager of Laurus Master Fund Ltd. By virtue of such relationship, Messrs. David Grin and Eugene Grin may be deemed to have dispositive power over the warrants owned by Laurus Master Fund Ltd. and each disclaims beneficial ownership of such warrants.


$7.80 Common Stock Purchase Warrants

                                    Number           Percentage          Warrants    Warrants to   Percentage
Name of Selling                     of warrants      owned before         to be      be owned      owned after
Security Holder                     owned            offering           offered   after offering      offering
--------------------------------------------------------------------------------------------------------------
Laurus Master Fund Ltd. (1)         75,000           100%               75,000               0            0


------------
(1) Laurus Capital Management, LLC is the investment manager of Laurus Master Fund Ltd. By virtue of such relationship, Messrs. David Grin and Eugene Grin may be deemed to have dispositive power over the warrants owned by Laurus Master Fund Ltd. and each disclaims beneficial ownership of such warrants.

$9.00 Common Stock Purchase Warrants

                                    Number           Percentage          Warrants    Warrants to   Percentage
Name of Selling                     of warrants      owned before         to be      be owned      owned after
Security Holder                     owned            offering           offered   after offering      offering
--------------------------------------------------------------------------------------------------------------
Laurus Master Fund Ltd. (1)         75,000           100%               75,000               0            0


------------
(1) Laurus Capital Management, LLC is the investment manager of Laurus Master Fund Ltd. By virtue of such relationship, Messrs. David Grin and Eugene Grin may be deemed to have dispositive power over the warrants owned by Laurus Master Fund Ltd. and each disclaims beneficial ownership of such warrants.

         None of the selling security holders are broker-dealers or affiliates of broker-dealers, other than:

         * H.C. Wainwright & Co., Inc., an NASD member firm, acted as placement agent for us in the transaction with Laurus Master Fund, Ltd. and the offering of our Series B Convertible Preferred Stock described earlier in this prospectus. H.C. Wainwright & Co., Inc. received the shares and warrants as compensation for their placement agent services, and

         * Messrs. Clarke, Koch, Kreger and Fuchs are employees of H.C. Wainwright & Co., Inc. H.C. Wainwright & Co., Inc. transferred the securities to Messrs. Clarke, Koch, Kreger and Fuchs as compensation to them in the regular course of their employment with that firm.

         None of these firms or individuals have any arrangement with any person to participate in the distribution of such securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

         The shares offered hereby by the selling security holders may be sold from time to time by the selling security holder. As used in this prospectus, "selling security holders" includes donees, pledgees, transferees and other successors in interest selling shares received from a selling security holder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale transfer. Upon our being notified by a selling security holder that a donee, pledgee, transferee or other successor in interest intends to sell shares, a supplement to this prospectus will be filed. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, including, without limitation:

         - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer as principal and resale by a broker or dealer for its account under this prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         - face-to-face or other direct transactions between the selling security holders and purchasers without a broker-dealer or other intermediary; and

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In effecting sales, brokers or dealers engaged by a selling security holder may arrange for other brokers or dealers to participate in the resales. Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling security holder in amounts to be negotiated in connection with the sale. Laurus Master Fund, Ltd. and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The remaining selling security holder and these broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with the sales. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 might be sold under Rule 144 rather than under this prospectus.

         In connection with distributions of the shares or otherwise, the selling security holder may enter into hedging transactions with broker-dealers. In connection with the transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with selling security holder. The selling security holder may also sell shares short and deliver the shares to close out the positions. We have been advised by the selling security holder that it does not have any open short positions in our common stock as of the date of this prospectus. The selling security holder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell under this prospectus. The selling security holder may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares under this prospectus.

         Information as to whether an underwriter(s) who may be selected by the selling security holder, or any other broker-dealer, is acting as principal or agent for the selling security holder, the compensation to be received by underwriters who may be selected by the selling security holder, or any broker-dealer, acting as principal or agent for the selling security holder and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         We have advised the selling security holders that during the time as they may be engaged in a distribution of the shares included in this prospectus each of them are required to comply with Regulation M of the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with a market offering such as this offering. All of the foregoing may affect the marketability of our common stock.

Special considerations related to penny stock rules

         Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

         o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

         o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;

         o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

         o a toll-free telephone number for inquiries on disciplinary actions;

         o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

         o     other information as the SEC may require by rule or regulation.

         Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

         o     the bid and offer quotations for the penny stock;

         o the compensation of the broker-dealer and its salesperson in the transaction;

         o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

         o monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of September 27, 2005, we have 26,282,512 shares of common stock issued and outstanding, ^of which 25,680,989 shares are restricted securities. We have included 359,947 shares of restricted common stock in the registration statement of which this prospectus is a part. In general, Rule 144 permits a stockholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. In addition, stockholders other than our officers, directors or 5% or greater stockholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431. Members and employees of the firm beneficially own 4,472 shares of our common stock.

                                     EXPERTS

         Our financial statements as of and for the year ended December 31, 2004 included in this prospectus has been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

         Our financial statements as of and for the year ended December 31, 2003 included in this prospectus has been audited by Salberg & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 and amendments to the registration statement with respect to the securities offered through this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits that are part of the registration statement. For further information about the securities and us, you should review the registration statement and the exhibits.

         We file annual and special reports and other information with the SEC. The registration statement and exhibits that are part of the registration statement of which this prospectus is a part, as well as certain of our SEC filings, are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

                                      INDEX

                                                                            PAGE
                                                                            ----

Consolidated Balance Sheet as of June 30, 2005 (Unaudited)...............F-2

Consolidated Statements of Operations
for the three and six months ended June 30, 2005
(Unaudited) and June 30, 2004............................................F-3

Consolidated Statements of Cash Flows
for the six months ended June 30, 2005
(Unaudited) and six months ended June 30, 2004...........................F-4

Notes to Consolidated Financial Statements (Unaudited)
As of June 30, 2005...................................................F-5 - F-23

Report of Sherb & Co., LLP
  Independent Registered Public Accounting Firm..........................F-24

Report of Salberg & Company, P.A.
  Independent Registered Public Accounting Firm..........................F-25

Consolidated Balance Sheet; Restated - Note 1 (S)........................F-26

Consolidated Statements of Operations; Restated - Note 1 (S).............F-27

Consolidated Statements of Changes in Stockholders'
   Deficiency; Restated - Note 1 (S).....................................F-28

Consolidated Statements of Cash Flows; Restated - Note 1 (S).............F-29

Notes to Consolidated Financial Statements...........................F-30 - F-55

                 XSTREAM BEVERAGE NETWORK INC. and SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                                                          JUNE 30,
                                                                                           2005
                                                                                       ------------
ASSETS
      Current Assets:
          Cash                                                                         $    101,422
          Accounts Receivable, net of allowance for doubtful                                635,830
          accounts of $140,477
          Inventory                                                                         727,470
          Prepaid Expenses                                                                  123,408
          Other Current Assets                                                               15,007
                                                                                       ------------
              Total Current Assets                                                        1,603,137
                                                                                       ------------

      Property and Equipment                                                                371,804
      Less: Accumulated Depreciation                                                        (97,426)
                                                                                       ------------
      Property and Equipment, Net                                                           274,378
                                                                                       ------------
      Other Assets:
          Trademarks                                                                        303,017
          Customer Lists, net of accumulated amortization of $443,049                     1,716,314
          Goodwill                                                                        1,953,936
          Other Assets                                                                       36,887
                                                                                       ------------
              Total Other Assets                                                          4,010,154
                                                                                       ------------
TOTAL ASSETS                                                                           $  5,887,669
                                                                                       ============
LIABILITIES & STOCKHOLDERS' DEFICIENCY
      Liabilities:
          Current Liabilities:
              Cash Overdraft                                                           $    210,127
              Loans and notes payable                                                       511,653
              Loans Payable - Related Party                                                 164,352
              Convertible Term Loan, net of discount of $363,612                            393,201
              Current Portion of Long Term Debt                                             609,856
              Accounts Payable                                                            2,043,389
              Accrued Expenses                                                              835,663
              Dividends Payable                                                             122,572
              Bottle Deposits                                                               108,394
              Derivative Liability                                                          473,684
              Other Current Liabilities                                                      24,755
                                                                                       ------------
                  Total Current Liabilities                                               5,497,646
                                                                                       ------------
          Long Term Liabilities:
              Long Term Notes, net of discount of $1,192,876                              3,274,152
              Other long term liabilities                                                    14,350
                                                                                       ------------
                  Total Long Term Liabilities                                             3,288,502
                                                                                       ------------
                  Total Liabilities                                                       8,786,148
                                                                                       ------------

          Preferred Series B ($0.001 par value, 43.2 Shares issued and outstanding),        697,714
              net of discount of $1,462,286
          Preferred Series B - Deferred Fees                                             (1,003,597)
                                                                                       ------------
                  Total Preferred Series B                                                 (305,883)
      Stockholders' Deficiency
          Preferred Stock, $0.001 par value,
              Series A, 200,000 shares issued and outstanding                                   200
          Common Stock, $0.001 par value, 50,000,000 shares authorized,
              25,786,261 issued and outstanding                                              25,786
                                                                                       ------------
          Additional Paid in Capital                                                     34,966,892
          Accumulated Deficit                                                           (32,873,949)
          Less: Deferred consulting expense                                              (1,801,084)
          Less: Deferred Fees                                                            (2,910,441)
                                                                                       ------------
                  Total Stockholders' Deficiency                                         (2,592,596)
                                                                                       ------------
TOTAL LIABILITIES & STOCKHOLDERS'  DEFICIENCY                                          $  5,887,669
                                                                                       ============

          See accompanying notes to consolidated financial statements.

                 XSTREAM BEVERAGE NETWORK INC. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                         THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                                         ---------------------------   --------------------------
                                                             2005           2004           2005           2004
                                                         -----------    -----------    -----------    -----------
Sales                                                    $ 2,738,350    $ 1,226,583    $ 5,272,037    $ 1,831,143

Cost of Goods Sold                                         1,981,917        863,483      3,789,432      1,381,122
                                                         -----------    -----------    -----------    -----------
Gross Profit                                                 756,433        363,100      1,482,605        450,021
Expense
   Warehouse & Delivery                                      295,202         86,696        595,656        123,415
   Marketing & Selling                                       231,723         68,414        506,876        109,888
   Compensation                                              444,939        838,161      1,002,334      2,561,062
   Rent                                                       79,665         44,141        129,319         84,114
   Consulting Fees                                           800,465        197,962      1,434,131        367,058
   Professional Fees                                          49,151         68,178        161,061        138,134
   Loan & Loan Guarantee Fees                                240,186         41,750        403,037        167,000
   Bad Debt Expense                                           14,926         17,064         16,903         17,064
   Loss on Derivative                                        473,684             --        473,684             --
   Other General & Administrative                            291,612        195,249        590,738        504,053
                                                         -----------    -----------    -----------    -----------
      Total Operating Expense                              2,921,553      1,557,615      5,313,739      4,071,788
                                                         -----------    -----------    -----------    -----------
Loss From Operations                                      (2,165,120)    (1,194,515)    (3,831,134)    (3,621,767)
Other Income/(Expense)
   Other Income                                                9,505         23,274         19,505         52,649
   Interest Income                                                --          1,156          1,526       (297,886)
   Interest Expense                                         (724,392)      (100,734)    (1,464,870)      (105,368)
   Settlement gain, (loss)                                     1,912          5,900          1,912        (15,021)
   Other expense                                                  --        (12,803)           (10)       (30,823)
                                                         -----------    -----------    -----------    -----------
      Total Other Income/(Expense)                          (712,975)       (83,207)    (1,441,937)      (396,449)
                                                         -----------    -----------    -----------    -----------
Net Loss                                                 $(2,878,095)   $(1,277,722)   $(5,273,071)   $(4,018,216)

Preferred Stock Dividends                                   (321,680)            --       (642,477)            --
                                                         -----------    -----------    -----------    -----------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                $(3,199,775)   $(1,277,722)   $(5,915,548)   $(4,018,216)
                                                         ===========    ===========    ===========    ===========

Net Loss per share - Basic and diluted                   $     (0.34)   $     (0.61)   $     (0.95)   $     (2.28)
                                                         ===========    ===========    ===========    ===========

Weighted Average Shares Outstanding -Basic and diluted     9,281,718      2,106,611      6,256,500      1,763,196
                                                         ===========    ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                 XSTREAM BEVERAGE NETWORK INC. and SUBSIDIARIES
                             CONSOLIDATED CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30,
                                   (Unaudited)

                                                                      2005           2004
                                                                  -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                          $(5,273,071)   $(4,018,216)

Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation                                                           45,450          6,048
Bad debts                                                              16,903             --
Amortization of deferred consulting and deferred fees               1,212,183             --
Amortization of debt discount and fees to interest expense            913,289         73,958
Amortization of intangibles                                           215,937         56,160
Liquidated damages for untimely filing of SB-2 registration           162,000             --
Loss on derivative liability                                          473,684
Loss on coversion of debt                                                  --         23,921
Stock based settlement gain/loss                                           --         (3,000)
Stock based loan fee                                                       --        375,000
Interest Income on subscriptions receivable                                --        299,042
Stock based expenses                                                  552,502      1,826,516

Changes in operating assets and liabilities:
Accounts receivable                                                    16,227       (104,436)
Inventory                                                              97,952        (57,250)
Other current and non-current assets                                  362,169        (46,769)
Accounts payable                                                      305,484         20,665
Accrued expenses                                                       56,670         87,218
Other current and non-current liabilities                              15,682        (32,141)
                                                                  -----------    -----------

Net cash used in operating activities                                (826,939)    (1,493,284)
                                                                  -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment                                 (10,651)       (18,187)
Payment for purchase of Ayer Beverage, net of cash acquired                --       (100,000)
Payment for purchase of Maui Juice Brand, net of cash acquired             --        (25,000)
Payment for purchase of Pacific Rim, net of cash acquired                  --        (15,500)
                                                                  -----------    -----------

Net cash used in investing activities                                 (10,651)      (158,687)
                                                                  -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party loans                                          --         32,500
Proceeds from non-related party loans                                 725,000             --
Repayments of non-related party loans                                 (55,441)      (237,107)
Repayment of related party loans                                      (25,000)       (94,460)
Cash overdraft                                                        210,127             --
Subscription receivable                                                    --      1,535,736
Loan proceeds, net of issuance costs                                       --      2,869,000
                                                                  -----------    -----------

Net cash provided by financing activities                             854,686      4,105,669
                                                                  -----------    -----------
Net cash increase                                                      17,096      2,453,697
Cash at beginning of period                                            84,326         51,764
                                                                  -----------    -----------
Cash at end of period                                             $   101,422    $ 2,505,461
                                                                  ===========    ===========
Supplemental Disclosure of Cash Flow Information:

Cash paid during the period for:
     Interest paid                                                $   193,562    $   105,368
     Taxes paid                                                   $        --    $        --

           See accompanying notes to consolidated financial statements

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 1 - ORGANIZATION:

         XStream Beverage Network, Inc. is an operating brand development and distribution company and completed the first five acquisitions anticipated in its business strategy as follows:

         Beverage Network of South Florida, ("BNSF)          April 9, 2003
         Beverage Network of Connecticut, Inc. ("BNCT")      May 1, 2003
         Beverage Network of Hawaii ("BNHI")                 March 1, 2004
         Beverage Network of Massachusetts ("BNMA")          March 15, 2004
         Beverage Network of Maryland, Inc. ("BNMD")         July 1, 2004

         These acquisitions were accounted for under the purchase method.

NOTE 2 - STATEMENT OF ACCOUNTING PRESENTATION AND OTHER INFORMATION:

         BASIS OF PREPARATION AND SUMMARY OF ACCOUNTING POLICIES

         The accompanying unaudited consolidated financial statements of XStream Beverage Network, Inc. and its subsidiaries (XStream) have been prepared in accordance with generally accepted accounting principles for interim consolidated financial information. Accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements.

         It is management's opinion, all material adjustments (consisting of normal recurring adjustments) that are considered necessary for a fair presentation have been included. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

         The accompanying consolidated financial statements include the accounts of XStream and its subsidiaries. All material inter-company balances and transactions have been eliminated in consolidation.

         REVENUE RECOGNITION

         The Company follows the general criteria of the Securities and Exchange Commission Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. The Company recognizes revenue upon acceptance of delivery of its product by its customers at agreed prices. Based on market conditions, the Company or its suppliers may choose to promote certain brands by offering free product or case volume discounts. The cost of any supplier-sponsored promotion is recoverable in whole or in part from the supplier. The Company follows the guidance of Emerging Issues Task Force (EITF) Issue 01-9 "Accounting for Consideration Given by a Vendor to a Customer" and
         (EITF) Issue 02-16 "Accounting By a Customer (Including a Reseller) for Certain Considerations Received from Vendors." Accordingly, the Company does not recognize revenue on free promotional products, discounts or rebates received. These incentives are recognized as a reduction of the cost of products. Promotional products given to customers are recognized as a cost of sales, net of any charge-backs received from vendors. Cash incentives provided to customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

         INTANGIBLE ASSETS

         Acquired goodwill is considered to have an indefinite life pursuant to Statement of Financial Accounting Standards No. SFAS 142, "Goodwill and Other Intangible Assets," and accordingly is not amortized but subject to periodic impairment tests. Acquired customer lists are considered to have a finite life, pursuant to SFAS 142, to be amortized over the period the asset is expected to contribute to the future cash flows. XStream expects the period to be five years. The customer lists will also be subject to periodic impairment tests. Acquired trademarks are considered to have an infinite life but will be subject to impairment analysis on an annual basis. In accordance with SFAS No. 142, the Company is required to evaluate the carrying value of its intangible assets (goodwill, trademarks and customer lists) subsequent to their

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         acquisition. Between April 2003 through December 31, 2004, the Company acquired five beverage distribution companies together with a natural juice company and certain intellectual property rights related to other new age beverage names. The Company's intangible assets, including goodwill, trademarks and customers lists, were acquired in these acquisitions.

         DERIVATIVE INSTRUMENTS

         The Company accounts for derivative instruments in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities-an amendment of FASB Statement No. 133," and SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." These pronouncements require that all derivative instruments be recognized on the balance sheet at fair value. The Company entered into an equity exchange agreement to provide an alternate source of operating capital which, if utilized in the future, will allow the Company to continue its growth strategy. The Company's accounting policies for these instruments are based on the fair market value of the stock price as of the balance sheet date. The criteria for designating the reflection as either an asset or liability is directly associated with the stock price which determines the instrument's effectiveness in providing a future economic benefit gains and losses from changes in fair values of derivatives, as they are not designated as hedges for accounting purposes, are recognized in the consolidated statement of operations. The Company has no derivative financial instruments designated as hedges. Therefore, changes in fair value for the respective periods were recognized in the consolidated statement of operations.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in our second quarter of fiscal 2006. We are in process of evaluating the impact of this pronouncement on our financial position.

         In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non- monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. We believe that the adoption of this standard will have no material impact on our financial statements.

         In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance has released Staff Accounting Bulletin (SAB) No.107 to provide guidance regarding the application of FASB Statement No.123 (revised 2004), Share-Based Payment. Statement No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SAB 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB 107 also reminds public companies of the importance of including disclosures within filings made with the SEC relating to the accounting for share-based payment transactions, particularly during the transition to Statement No. 123R.

         In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

         Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 3 - RESTRICTED CASH:

         In conjunction with the sale in May 2004 to Laurus Master Fund, Ltd. of a $3,000,000 principal amount secured convertible term note, the Company agreed to initially place $2,855,000 of the proceeds of the secured convertible term note into a restrictive account controlled by Laurus Master Fund, Ltd. The funds held in the restricted account are controlled by Laurus Master Fund, Ltd. until the Company consummates one or more acquisitions which will be subject to the approval of Laurus Master Fund, Ltd. or until all of the outstanding principal amount of the secured convertible term note is converted into shares of the Company's common stock. Of this amount, approximately $2,558,185 has been released for working capital purposes and to close acquisitions. In February 2005, Laurus agreed to release the balance of the funds while simultaneously prepaying interest through June 2005.

NOTE 4 - NET LOSS PER COMMON SHARE:

         Basic net income (loss) per common share (Basic EPS) does not include common stock equivalents and is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of XStream. For the six months ended June 30, 2005 and 2004, the diluted loss per share is the same as basic loss per share since the effect of all common stock equiv- alents was antidilutive. The total outstanding warrants which have been excluded from the calculation of loss per share, were 6,188,795 and 727,471 at June 30, 2005 and 2004, respectively. In addition as of June 30, 2005 and 2004, the Company has convertible preferred stock that could convert into 1,640,000 and -0- shares of common stock, respectively; Series B preferred stock dividends that could convert into 161,279 and -0- shares of common stock, respectively. The Company also has convertible notes that could convert into 3,380,422 and -0- shares of common stock at June 30, 2005 and 2004, respectively, (See Note 18 - Long Term Notes Payable & Debt Discount). The potential dilutive effects of the convertible preferred stock and convertible notes have been excluded from the calculation of net loss per common share.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 5 - INVENTORY:

         Inventories are stated at the lower of cost or market determined in a "first-in, first-out" basis. The inventory balance consisted of the following:

                                              JUNE 30, 2005
                                              -------------
         Resalable products                     $681,031
         Proprietary brand raw materials          46,439
                                                --------
         Total:                                 $727,470
                                                ========

NOTE 6 - PREPAID EXPENSES:

         The prepaid expense balance consisted of the following:

                                        JUNE 30, 2005
                                        -------------
         Warehouse/Office Supplies           7,283
         Service Contracts                   6,417
         Rent                                7,650
         Insurance                          25,868
         Inventory                          76,190
                                          --------
         Total:                           $123,408
                                          ========

NOTE 7 - FIXED ASSETS:

         Property and equipment, net of accumulated depreciation was $274,378 at June 30, 2005. Depreciation expense for the six months ending June 30, 2005 and June 30, 2004 was $45,450 and $6,048, respectively.

Property and equipment at June 30, 2005 is as follows:

                                             JUNE 30, 2005
                                             -------------
         Delivery Trucks                       $ 110,198
         Warehouse Equipment                      37,875
         Coolers                                  72,777
         Office Equipment                         99,252
         Furniture & Fixtures                     14,945
         Leasehold Improvements                   36,757
                                               ---------
                                                 371,804
         Less: Accumulated depreciation          (97,426)
                                               ---------
         Net                                   $ 274,378
                                               =========

NOTE 8 - TRADEMARKS:

         Trademarks consist of the following:

                           JUNE 30, 2005
                           -------------
         Maui Juice          $ 48,000
         Squeeze Soda         255,017
                             --------
            Total:           $303,017
                             ========

         In March and January 2004, respectively, the Company acquired the Trademarks of Maui Juice Company and Squeeze. Management believes that these trademarks have indefinite life cycles based on the market life of the products. In accordance with SFAS No. 142, the Company has determined that the trademarks acquired for Maui Juice Company and Squeeze have indefinite lives, as supported by the Company's ability and intent to renew the trademarks as legally required and management's belief that these products have indefinite life cycles based on the market.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 9 - CUSTOMER LIST:

         The table below summarizes the balance of customer lists as of June 30, 2005:

                                                       JUNE 30, 2005
                                                       -------------
         Beverage Network of Hawaii, Inc.               $    38,350
         Beverage Network of Massachusetts, Inc.            147,773
         Beverage Network of Maryland, Inc.               1,973,240
                                                        -----------
                                                          2,159,363

         Accumulated Amortization:                         (443,049)
                                                        -----------
                  Total:                                $ 1,716,314
                                                        ===========

         As a result of the acquisitions of the assets of Ayer Beverages, Pacific Rim Natural Juice Company and Master Distributors, Inc., the Company recorded an identifiable intangible asset classified as customer lists. Acquired customer lists are considered to have a finite life pursuant to SFAS No. 142 to be amortized over the period the asset is expected to contribute to the future cash flows. The customer lists are being amortized over a five- year period. Management does not believe that there have been any events or circumstances that have resulted in the need for a revision to the remaining period of amortization as defined in SFAS No. 142.

NOTE 10 - GOODWILL:

         Acquired goodwill is considered to have an indefinite life pursuant to SFAS No. 142 and accordingly is not amortized but subject to periodic impairment tests.

         The table below summarizes the balance of goodwill as of June 30, 2005:

                                                                June 30, 2005
                                                                -------------
         Beverage Network of Hawaii, Inc. ("BNHI")               $   44,695
         Beverage Network of Massachusetts, Inc. ("BNMA")           171,620
         Beverage Network of Maryland, Inc. ("BNMD")              1,737,621
                                                                 ----------
                  Total:                                         $1,953,936
                                                                 ==========

         Pursuant to SFAS No. 142, goodwill of a reporting unit is required to be tested for impairment on an annual basis and between annual tests in certain circumstances. Testing for impairment, beyond an annual basis, is required if there is a significant adverse change in the entity carrying the goodwill. The Company evaluates the carrying value of intangible assets as of the fiscal year end for all entities. The Company engaged the services of an independent firm to conduct a valuation of the goodwill for both BNHI and BNMA. The independent valuation report deemed it not necessary to adjust the current balances of goodwill; management will re-evaluate each entity periodically using the same valuation criteria to determine if adjustments to goodwill are necessary. Management is currently having a goodwill valuation performed for BNMD, the results of which will be reported in the September 30, 2005 10-QSB.

NOTE 11 - OTHER ASSETS:

         The balance of other assets in the amount of $36,887 as of June 30, 2005 is comprised of rental security deposits.

NOTE 12 - ACCRUED EXPENSE-SALARIES, ACCRUED EXPENSE-OTHER:

         Effective February 5, 2004, the Company executed revised employment agreements for its Chairman, President, and Vice President stipulating

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         an annual base compensation of $130,000 each. Accrued compensation reflecting officers, new hires, and acquisitions, for the period ending June 30, 2005 was as follows:

         Accrued Expense-Salaries: Officers/Directors          $328,909
         Accrued Expense-Salaries: Other                        200,889
         Accrued Expense-Liquidated Damages                     286,200
         Accrued Expense-Other                                   19,665
                                                               --------

                                Total Accrued Expenses:        $835,663
                                                               ========

         The Company has accrued salaries of $328,909, in aggregate, due to the Chairman, President and Vice President. The remaining balance of accrued salaries of $200,889 consists of $36,908 due to a former employee and $163,981 of current payroll paid in July 2005.

NOTE 13 - DIVIDENDS PAYABLE:

         The Series B Preferred pays cumulative semi-annual dividends of 6% per annum, payable at the Company's option in cash, registered shares of the Company's common stock or additional shares of Series B Preferred (See note 21 (A)- Preferred Stock). The dividends payable as of June 30, 2005, was $122,572.

NOTE 14 - DERIVATIVE LIABILITY:

         The Company has entered into a series of related agreements with Cogent Capital Corp. and 16 institutional accredited investors pursuant to which the Company has issued 19,736,848 common shares at a purchase price of $0.76 per share in exchange for a total of $15,000,000 in U.S. government bonds. The price per common share was based on a discount of 20% from the closing price of the common stock on May 26, 2005. The U.S. government bonds were issued at current market value. The institutional investors participating in the transaction are Nieodparty Inc., Bindes Holdings, Inc., Krachtig, Inc., Presvedcivy Inc., Puissant Capital Inc., Triftig Holdings Inc., Ellenallhatatlan Inc., Potente Capital Inc., Neapgazams, Inc., Forte Capital Inc., Convingator Inc., Penge Equities, Inc., Gelt Investments, Inc., Cref Enterprises, Inc., Painava, Inc., and Uberzeugend, Inc. The common shares provided to the investors in exchange for the bonds were issued pursuant to an exemption from registration under the Securities Act of 1933 by virtue of Section 4(2) of that Act.

         Bonds as Assets: At issue is whether the bonds received from the Investors as payment for the issuance of 19,736,848 common shares should be reflected as paid in capital on the Company's balance sheet. The definition of an asset, in paragraph 25 and 26 of FASB Concept Statement No. 6 (Elements of Financial Statements), says:

         Assets are probable future economic benefits obtained or controlled by a particular entity as a result of past transactions or events.... An asset has three essential characteristics:

            (a) it embodies a probable future economic benefit that involves a capacity, singly or in combination with other assets, to contribute directly or indirectly to future net cash inflows,
            (b) a particular entity can obtain the benefit and control others'
                access to it, and
            (c) the transaction or other event giving rise to the entity's right to control of the benefit has already occurred.

         Though not present in the documentation related to either the private placement with the Investors nor the agreements with Cogent, the Company believes that the Investors would not have purchased the stock if the Company had not entered into the agreements with Cogent. Because of this there was no current economic benefit to the company. The completed bridge loan that was contingent upon both the private placement with the Investors and the Cogent agreements does not count as an economic benefit to the company. Neither does the use of the bonds as collateral in the Credit Support Annex with Cogent. The

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         Company's ability to use the bonds as collateral on additional future borrowing (subject to Cogent's first position) does not create an economic benefit to the Company.

         The future economic benefit is only obtained as a result of a probable future transaction--not a past transaction or event. That is, the future price of the stock must be greater than zero. At the outset of this transaction the Company does not have the benefit of the US Treasury securities (the completed bridge loan contingent on the transaction, the use of the Treasuries as collateral with Cogent, and the ability to use with future lenders, notwithstanding) and cannot control Cogent's access to it at some future date unless the stock price is greater than zero (as is required by (b) above). Lastly, condition C has not been met. As used in the definition, probable means that which can reasonably be expected or believed on the basis of available evidence or logic.

         The US Treasury securities are a contingent asset. Contingent assets have been defined as a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the entity's control. Contingent assets are recorded only when it is no longer a contingent and it either has been received or it is virtually certain of receipt.

         In summary, this transaction should not be recorded as an asset and an increase to equity until the Company has an unequivocal right to the proceeds from the transfer of its shares. This would occur when the Company chooses to register the shares and once the registration is effective the Company then chooses to close out the Equity Swap. The shares would be recorded at par with a debit to additional paid in capital. The asset would then be recorded when it has been received (or is virtually certain of receipt) by the company without any possibility or potential offset.

         In conjunction with this investment, the Company and Cogent Capital Corp. entered into an escrow agreement with the investors as well as Cogent pursuant to which the 15,789,472 shares, as well as the bonds, were deposited with the designated escrow agent. In addition, the Company and Cogent Capital Corp. entered into the following agreements:

          1. 2002 Master Agreement conforming to the form of the International Swaps and Derivatives Association, Inc.;

          2. Credit Support Annex to the Master Agreement consistent with the ISDA form;

          3.    Equity swap transaction letter of agreement; and

          4.    Equity option transaction letter of agreement.

         Under the terms of the equity swap, the 15,789,472 common shares and the bonds are maintained in escrow until the earlier of 42 months or such time as all of these shares are covered by an effective registration statement filed with the SEC. The Company, however, is not obligated to register the common shares. In addition, the Company unilaterally can terminate the agreement by exercising the call option for the common shares in escrow. At such time as the Company completes a registration statement covering the 19,736,848 common shares of the Company or the common shares have satisfied the holding period under Rule 144-K at June 10, 2007, whichever date occurs first, the Company will have the right on a quarter annual basis to have $2,500,000 in value of bonds released from the escrow account. To the extent that the closing price of the common shares averaged over the last 10 trading days of each quarter annual period does not equal or exceed $0.95 per share, the Company will be required to transfer to Cogent Capital Group an amount equal to 1/6 of the sum represented by 15,789,472 multiplied by $0.95 less the price of the common shares averaged over the last 10 days of each quarter annual period. Any amount exceeding $0.95 per share would be paid directly to the Company using the formula 1/6 of the price of the common shares averaged over the last 10 days of each quarter annual period less $0.95 multiplied by 15,789,472. As of June 30, 2005 the 10 day average price per share was $0.92; the Company recorded a derivative liability in the amount of $473,684.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         The Company also has the right pursuant to a call option to acquire its common shares in escrow on June 10, 2007 at a price equal to their fair market value at exercise of the option. Cogent Capital Corp. would remain collateralized on the equity swap by the bonds up to $15,000,000.

         During the period of the escrow, Cogent Capital Corp. will also receive interest on the amount of $15,000,000 at a rate equal to LIBOR +125 basis points, payable monthly. As the escrowed bonds are released to the Company, the amount upon which that the Company is paying interest reduces by a commensurate amount.

         As an initial entrance amount in the equity swap transaction, Cogent Capital Corp. has received 1,381,579 common shares of the Company, (See
         Note 21 - (B) Common Stock).

NOTE 15 - LOANS PAYABLE AND  LOANS PAYABLE, RELATED PARTY:

         XStream Beverage, Inc. ("XBI"), a principal stockholder of the Company owned by XStream's chairman, periodically loans money to XStream. XStream's loans from XBI are undocumented, non-interest bearing, and due on demand. The balance due was $50,355 at June 30, 2005.

         In October 2004, a shareholder advanced $137,000 to the Company as an interest bearing demand note at 6% per annum with no specified term. The principal balance with accrued interest was $113,997 at June 30, 2005.

         Loans Payable:

         Bank Line of Credit 6% per annum (1)                     $  11,200
         Automotive equipment loan (1)                                  923
         March 2004, $22,692 Plus 8% interest per year,
          due June 2004 (loan in arrears) (1)                        23,130
         March 2004, non-interest bearing, due April, 2005           72,934
          due April, 2005 (loan in arrears) (1)
         July 2004, interest bearing demand note 6%
          per annum, (2)                                            403,466
                                                                  ---------
           Total Loans Payable - Other                              511,653

           Loans Payable, Related Party                             164,352
                                                                  ---------
           Total Loans Payable                                    $ 676,005
                                                                  =========

         (1) Resulted from the acquisition of Beverage Network of Massachusetts, Inc.("BNMA") (See 2004 10K-SB/A: Note 3 Acquisitions)
         (2) Resulted from the acquisition of Beverage Network of Maryland, Inc. ("BNMD") (See 2004 10K-SB/A: Note 3 Acquisitions)

NOTE 16 - CONVERTIBLE TERM LOAN:

         The balance of the convertible term notes, accrued interest and related debt discount at June 30, 2005, is as follows:

         Term note 18% per annum           $ 725,000
         Accrued interest                     31,813
         Less: debt discount                (363,612)
                                           ---------
                                           $ 393,201
                                           =========

         In February 2005, the Company secured $300,000 in financing from select accredited investors as convertible term notes at 18% per annum, due September 1, 2005. The Company received an additional $300,000 and $125,000, during April and May, respectively; and mature on various dates ranging from September 1, 2005 to November 15, 2005. As a pledge for collateral, the Company issued 100,000 shares of restricted common stock to be held in escrow (See Note 21 (B) - Common Stock. Should the Company default, the exercise price of the warrants automatically

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         reduce by 5% for each 30 day period in which the Company remains in default. The balance of principal and accrued interest was $756,813 as of June 30, 2005.

         Attached to the notes was a provision whereby the purchasers were issued common stock warrants, with a five year term and exercisable at $1.50, in an amount equivalent to the face value of each note. The notes also contain, at the discretion of the holder, a conversion option contingent upon a future secondary offering. The 725,000 warrants issued to the debt holders were valued at $338,454 along with a beneficial conversion feature inherent in the notes in the amount of $386,546. The Company reflected the value of the warrants and beneficial conversion as debt discount, with an increase to additional paid-in capital, to be amortized over the term of the notes. As of June 30, 2005, interest expense from amortization of debt discount and remaining balance of debt discount were $361,388 and $363,312, respectively.

NOTE 17 - CURRENT PORTION, LONG TERM DEBT:

         The current portion of long term debt as of June 30, 2005 is as follows (See note 18 below):

         July 2004, secured convertible Note 6% interest per annum $353,584 May 2004, secured convertible Note prime +2% interest
          per annum                                                   211,765
         March 2004, demand note 6% interest per annum, due
          April 2012                                                   44,507
                                                                     --------
                                    Total:                           $609,856
                                                                     ========

NOTE 18 - LONG TERM NOTES PAYABLE & DEBT DISCOUNT:

         The following table reflects long-term notes as of June 30, 2005:

         Interest bearing demand note 6% per annum, due
          April 2012 (Maui Trademark)                              $   182,430
         Secured 6% convertible note ("BNMD")                        2,000,336
         Senior secured convertible note ("Laurus")                  2,894,118
         Debt discount on senior secured convertible note           (1,192,876)
                                                                   -----------
                                                                     3,884,008

         Current portion of 6% interest bearing demand note            (44,507)
         Current portion of secured 6% convertible note               (353,584)
         Current portion of Senior Secured convertible note           (211,765)
                                                                   -----------
                                                                   $ 3,274,152
                                                                   ===========

         On March 1, 2004, our wholly owned subsidiary, XStream Brands, Inc., a Florida Corporation, ("XStream Brands"), entered into an Assignment of Trademark with The Maui Juice Company. The purchase price for the assignment of the Trademark was $255,017 in cash with $25,000 paid at the acquisition date and $230,017 to be paid under the terms of the agreement, (See 2004 10K-SB/A: Note 3 Acquisitions). The balance due as of June 30, 2005 was $182,430. The Company is in arrears on repayments according to the terms of the note, however, it is not in default.

         On July 9, 2004, the Company's wholly owned subsidiary, Beverage Network of Maryland, Inc. ("BNMD"), (a Florida Corporation) announced it has completed, the acquisition of substantially all of the assets and certain liabilities of Master Distributors, Inc. Pursuant to the terms of the agreement, the Company issued a convertible promissory note for $2,000,000 payable in 60 equal monthly payments and bearing 6% interest per annum. The Company executed an amended agreement to defer all payment of the note until June 15, 2005. The holder, at his discretion, may elect to receive XStream stock in lieu of a cash payment. The minimum conversion is $25,000 at a predetermined value of $5.20 per share. In January 2005, the Company issued 150,000 shares of restricted common stock to the principal owner of Master Distributors,

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         Inc. as consideration for deferring all debt payments until June 15th 2005, (See 2004 10K-SB/A: Note 3 Acquisitions). The balance due as of June 30, 2005 was $2,000,336. The Company is in arrears on repayments according to the terms of the note, however, it is not in default.

         On May 14, 2004, the Company secured a financing arrangement with Laurus Master Funds, Ltd. ("Laurus Funds"). The financing consists of a $3 million Senior Secured Convertible Note that bears interest at the rate per annum of prime plus two percent and has a term of three years (May 14, 2007). The Note is convertible into shares of the Company's common stock, only upon effectiveness of a registration statement registering the underlying shares, at a fixed price of $4.60 per share for the first $50,000 with the remaining $2,950,000 convertible at a fixed price of $5.20 per share, a premium to the 22-day average closing share price as of May 14, 2004. The first conversion price was reduced to $1.50 per share as a result of the Series B financing transaction, (See Note 19 - Mezzanine Debt).

         In connection with the financing, Laurus Funds was also issued a Warrant (the "Warrant") to purchase up to 225,000 shares of the Company's common stock. The warrants are exercisable as follows: 75,000 shares at $6.40 per share; 75,000 shares at $7.80 per share and the balance at $9.00 per share. The Company recorded a debt discount of (i) $822,000 for the valuation of the 225,000 warrants issued with the note (computed using a Black-Scholes model with an interest rate of 2.53%, volatility of 149%, zero dividends and expected term of three years);
         (ii) $597,251 for a beneficial conversion feature inherent in the note and (iii) $131,000 for debt issuance costs paid to affiliates of the lender, for a total discount of $1,550,251. The $822,000 and $131,000 are being amortized over the term of the note. Since the conversion is contingent on the effectiveness of the registration statement, which date cannot be determined, the Company will begin amortizing the $597,251 over the remaining term of the debt once the registration statement is declared effective. Accumulated amortization of the debt discount through June 30, 2005 was $357,375.

         To secure the payment of all obligations, Xstream Beverage Network, Inc "XBNI" and its subsidiaries entered into a Master Security Agreement which assigns and grants to Laurus Funds a continuing security interest in all of the following property now owned or at any time upon execution of the agreement, acquired by XBNI or its subsidiaries, or in which any Assignor now has or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, deposit accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general tangibles, chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, trademark applications, patents, patent applications, copyrights, copyright applications, tradestyles and any other intellectual property, in each case, in which any Assignor now has or may acquire any right, title or interest, all proceeds and products thereof, (including, without limitation, proceeds of insurance), and all additions, accessions and substitutions. In the event any Assignor wishes to finance an acquisition in the ordinary course of business of any hereafter-acquired equipment and has obtained a commitment from a financing source to finance such equipment from an unrelated third party, Laurus Funds agrees to release its security interest on such hereafter-acquired equipment so financed by such third party financing source.

         The Secured Term Note Agreement stipulates the note to be repaid using cash payments along with an equity conversion option; the details of both methods for repayment are as follows: The cash repayments stipulate that beginning September 1, 2004, or the first Amortization Date, the Company shall make monthly payments to Laurus Funds on each Repayment Date until the Maturity Date, each in the amount of $1,470.59 (the "Tranche A Monthly Principal Amount"), together with any accrued and unpaid interest to date on such portion of the first Fifty Thousand Dollars ($50,000) aggregate principal amount of the Note ("Tranche A") and each in the amount of $16,176.47 (the "Tranche B Monthly Principal

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         Amount"), together with any accrued and unpaid interest to date on such portion of the next Two Million Nine Hundred Fifty Thousand Dollars ($2,950,000) aggregate principal amount of the Note ("Tranche B"). The conversion repayment states that each month by the fifth (5th) business day prior to each Amortization Date, the Laurus Funds shall deliver to the Company a written notice converting the Monthly Amount payable on the next Repayment Date in either cash or Common Stock, or a combination of both. If a Repayment Notice is not delivered by Laurus Funds on or before the applicable Notice Date for such Repayment Date, then the Company pays the Monthly Amount due in cash. Any portion of the Monthly Amount paid in cash shall be paid to Laurus Funds in an amount equal to 102% of the principal portion of the Monthly Amount due. If Laurus Funds converts all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued by the Company will be the number determined by dividing the portion of the Monthly Amount to be paid in shares of Common Stock, by the applicable Fixed Conversion Price, as adjusted at $1.50. The balance of the Secured Term Note, less debt discount, was $1,701,242 as of June 30, 2005. The Company is in arrears on principal payments according to the terms of the note, however, it is not in default.

         The allocation of proceeds was as follows: $131,000 was distributed for management, due diligence/documentation fees and escrow agent fees, $102,292 to payoff a term loan and line of credit at a commercial lending institution; $50,000 paid to Master Distributors, Inc., as a deposit, and $266,708 to the company as operating capital. The balance of $2,450,000 was deposited by Laurus Funds on behalf of the Company into an account, which is in the sole dominion and control of Laurus Funds. The purpose of the account is to ensure funds are readily accessible for the cash-financing portion of acquisitions or for any other purpose that Laurus Funds deemed appropriate for use of such funds. In February, 2005 Laurus released substantially all of the remaining balance of the restricted cash, (See Note 3 - Restricted
         Cash).

         A registration rights agreement was executed to register the shares underlying the note and warrants. Certain liquidated damages of 2% of the note balance, per month, accrue if stipulated deadlines are not met. The SB-2 registration was originally submitted on September 30, 2004, and resubmitted on January 31, 2005. As per the stipulations of the agreement, there are $286,200 accrued liquidated damages due as of June 30, 2005. (See Note 12 - Accrued Expense Salaries, Accrued Expense Other)

NOTE 19 - MEZZANINE DEBT:

         On August 2, 2004, Xstream Beverage Group, Inc. sold 43.2 shares of its Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on
         Section 4(2) of that act and Rule 506 of Regulation D. Pursuant to the terms of the placement documents, (stipulating the debt instrument is convertible or redeemable at the discretion of the holder at the end of the 42 month term), the transaction was classified as Mezzanine Financing and the balance of the $2,160,000 gross proceeds is reflected as of June 30, 2005, (See Note 21 (A) - Preferred Stock).

NOTE 20 - COMMITMENTS AND CONTINGENCIES:

         FACILITY LEASES

         Effective December 1, 2003, XStream terminated its month-to-month lease at its corporate headquarters in Boca Raton and co-located with its subsidiary, BNSF. BNSF renewed the lease for twelve months in November, 2004. The current facility is 7,200 sq. ft. at a monthly rate of $4,776. Rent expense for the period ending June 30, 2005, was $30,489.

         BNCT leases a 13,622 square foot facility in Bristol, CT. The rent is $5,676 per month and the lease expires in October 2008. Rent expense for the period ending June 30, 2005, was $34,055.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         BNHI assumed the current lease as part of acquiring the assets of Pacific Rim. The terms were month-to- month with rent of $1,038 per month. In March of 2004, BNHI entered into a month-to-month lease agreement for management facilities with monthly rent of $2,200. The space was being utilized as housing for marketing consultants and other individuals active in expanding the brand and current distribution territory. Subsequently, in April of 2005, Xstream entered into a three year lease agreement for the benefit of BNHI. The lease provides for 2,750 square feet of retail, office, and warehouse space at a cost of $2,750 per month plus real estate taxes and escalation. Rent expense charged to operations for the period ending June 30, 2005 was $21,519.

         BNMA assumed the lease from Ayer Beverage, Inc., consisting of a 4,300 square foot facility at a cost of $1,688 monthly. The current lease expired on June 30, 2005 and the Company is exercising its rights to renewal. Monthly rents are at a cost of $1,688. Rent expense charged to operations for the period ending June 30, 2005 was $10,525.

         BNMD assumed the lease from Master Distributors, Inc., consisting of a 70,261 square foot facility at a current cost of $24,775 monthly. The current lease expires on March 31, 2008, and the Company is provided with an annual credit each March, equivalent to one months' rent. BNMD also subleases to four tenants 12,250 sq. ft. of warehouse space along with parking spaces adjacent to the building. The total space subleased yields $14,950 per month which is offset against rent expense. The total rent charged to operations for the period was $32,731 as of June 30, 2005.

NOTE 21 - STOCKHOLDERS'DEFICIENCY AND RECAPITALIZATION:

         (A) PREFERRED STOCK

         The Company has authorized 10,000,000 shares of preferred stock at $0.001 par value. The Board of Directors is authorized to issue two series of preferred stock and to fix the designation, powers, preferences, and rights of the shares of each series. In addition, the Company may pay dividends of common stock to preferred stockholders. In October 2001, the Board of Directors authorized Series A preferred stock, which is cumulative voting and convertible and does not have dividend rights. Each share of preferred stock is convertible to one share of common stock and each share of preferred stock is entitled to 5 votes on each matter submitted to a vote of the total capital stock of the Company. There were 200,000 preferred Series A shares outstanding at June 30, 2005.

         On August 2, 2004 XStream sold 43.2 shares of Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act and Rule 506 of Regulation D. XStream received gross proceeds of $2,160,000. The designations, rights, and preferences of the Series B Preferred provide that the Series B shares (i) have a liquidation preference of $50,000 per share; (ii) are convertible into shares of XStream common stock equal to the liquidation preference divided by the conversion price of $1.50 per share. The conversion price is subject to adjustment in the event of stock splits and combinations, dividends or distributions, reclassifications or reorganizations, or in the event, Xstream issues or sells any additional shares of common stock or other securities, which are convertible into common stock or common stock equivalents at a price less than the then current conversion price. Holders are restricted in their ability to convert the Series B Preferred into common stock if at the time of conversion the number of shares of common stock to be issued, together with all other shares of common stock owned by the holder, would result in the holder owning in excess of either 4.9% or 9.9% of the then issued and outstanding shares of Company's common stock, subject to a waiver by the holder of these limitations upon 61 days notice to the Company. Gross proceeds of $2,160,000 from the issuance of 43.2 shares of Series B Preferred, five year Series A detachable common stock purchase warrants to purchase

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         1,440,000 shares of the Company's common stock with an exercise price of $2.00 per share and five year Series B detachable common stock warrants to purchase 720,000 shares of the Company's common stock with an exercise price of $4.00 per share. The Series B Preferred, which has a liquidation preference of $50,000 per share, is convertible into shares of the Company's common stock equal to the liquidation preference divided by the conversion price of $1.50 per share. The estimated fair value of the warrants and the beneficial conversion feature, in accordance with EITF 00-27, is $2,160,000, which is allocated to additional paid in capital and recorded as a dividend over the term of the Series B Preferred, 42 months. The Company recorded $642,477 of dividends, for the six month ending June 30, 2005, of the discount to dividend.

         The holders have the right to require Xstream to redeem all, or a portion of the shares of the Series B Preferred under certain circumstances, including (i) upon the occurrence of a Major Transaction (as that term is defined in the designations of the Series B Preferred). In this event, the redemption price would be equal to 100% of the liquidation preference plus all accrued but unpaid dividends, and (ii) upon the occurrence of a Triggering Event, (as that term is defined in the designations of the Series B Preferred).

         In this event, the redemption price would be equal to 120% of the amount of the liquidation preference plus all accrued but unpaid dividends. Upon either occurrence, at the Company's discretion XStream can pay the redemption price in cash or shares of common stock based upon the then current conversion price.

         On the date which is 42 months from the date of issuance of the Series B Preferred (the "redemption date"), at the option of the holder, Xstream is required to redeem the outstanding shares of Series B Preferred into such number of shares of its common stock equal to the liquidation preference plus all accrued but unpaid dividends divided by the conversion price then in effect, or for cash at a price equal to the number of shares of common stock each holder would be entitled to receive at the conversion price then in effect multiplied by $1.85.

         So long as the Series B Preferred is outstanding, without the consent of the holders of at least 3/4 of the outstanding shares of Series B Preferred the Company cannot; (i) amend the provisions of the Series B Preferred, (ii) repurchase, redeem or pay any dividends on its common stock or any other securities which rank junior to the Series B Preferred, (iii) amend the Articles of Incorporation or By-laws in a manner which would materially and adversely affect any right of the Series B Preferred, (iv) make any distribution with respect to any junior security, (v) voluntarily file for bankruptcy, liquidate its assets or make an assignment for the benefit of its creditors (vi) change the nature of its business, or, (vii) so long as at least $1,500,000 of the Series B Preferred is outstanding, (which represents 30 shares), authorize or create any class of securities which ranks senior to our pari passu with the Series B Preferred.

         The Series B Preferred has no voting rights, it ranks senior to Xstream's common stock and to all other classes of its securities which do not specifically provide that they are senior to the Series B, but subordinate to all of the Company's indebtness, and it pays cumulative semi-annual dividends of 6% per annum, payable at the Company's option in cash, registered shares of common stock or additional shares of the Company's Series B Preferred. The dividends payable as of June 30, 2005, were $122,572, (See Note 13 - Dividends Payable). If Xstream chooses to pay the dividends in registered shares of the Company's common stock, the shares are valued at the then conversion price of the Series B Preferred and if Xstream chooses to pay the dividends in shares of Series B Preferred, those shares are valued at the liquidation preference of the stock.

         (B) COMMON STOCK

         On January 3, 2005, the Company entered into a one year agreement for consulting services. As consideration for these services, the

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         consultant was issued 150,000 restricted shares of the Company's common stock valued at $1.70, the closing price of the stock on the grant date. The Company recognized consulting expense of $127,500 for the six months ended June 30, 2005, with a remaining deferred component of $127,500.

         In January 2005, the Company entered into a second, one year agreement for consulting services. As consideration for these services, the consultant was issued 200,000 restricted shares of the Company's common stock valued at $1.67, the closing price of the stock on the grant date. The Company recognized consulting expense of $167,000 for the six months ended June 30, 2005, with a remaining deferred component of $167,000.

         On February 8, 2005, the Company issued 10,000 shares of its restricted common stock in consideration of a debt holder for deferring cash payments that were due on October 15, 2004 and January 15, 2005, respectively. The shares were valued at $1.40, the closing price on the date of grant. Interest expense in the amount of $14,000 was recognized for the six months ending June 30, 2005.

         The Company also issued 150,000 shares of its restricted common stock to Morris Stodard, principal of Master Distributors, (See 2004 10-K SB/A, Note 3, Acquisitions), in consideration for deferring all cash payments until June 15, 2005. The Company is in arrears on repayments according to the terms of the note, however, it is not in default. The stock was valued at $1.62, the closing price on the date of grant. For the six months ended June 30, 2005, the Company recognized interest expense of $243,000.

         The Company issued 4,472 shares of restricted common stock for legal services rendered. The shares were valued at $1.50, the closing price on the date of grant, with an expense of $6,708 being recognized as of June 30, 2005.

         The Company entered into a consulting agreement for a term of six months. As consideration for services, the consultants were granted 15,000 shares of restricted common stock valued at $1.20. This was the closing price of stock on the date of grant resulting in an expense of $16,500 with a deferred balance of $1,500 as of June 30, 2005.

         Pursuant to the terms of a consulting agreement commencing in October 2004, the Company issued 8,000 shares of restricted common stock for services rendered. The shares were valued at $1.20 and the Company recognized a consulting expense of $9,600.

         According to the terms of the convertible term loan, (See Note 16 - Convertible Term Loan), the Company issued 100,000 shares of restricted common stock as a pledge for collateral. The shares were valued at $1.32 according to the closing price on the grant date. The loan is due on September 1, 2005; the Company recognized interest expense of $88,000 with a remaining deferred component of $44,000.

         In March 2005, the Company issued 4,546 shares of restricted common stock to a consultant for services rendered. An expense of $5,683 was recognized with the shares being valued at the grant date price of $1.25.

         The Company also issued 7,000 shares, previously recorded as issuable, as of December 31, 2004.

         In April 2005, the Company executed a twelve month consulting agreement. The consideration for services was 200,000 shares of restricted common stock which were valued at $1.15, the closing price on the date of grant. For the six months ended June 30, 2005, the Company recognized consulting expense of $91,749 with a remaining deferred balance of $138,251.

         There were also issued 20,000 shares, previously recorded as issuable, as of December 31, 2004.

         In May 2005, the Company also issued 5,035 shares of restricted common stock to a consultant for services rendered. An expense of $5,035 was recognized with the shares being valued at the grant date price of $1.00.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         The Company also executed a six month consulting agreement for consideration consisting of 50,000 shares of restricted common stock. The closing price on the date of grant was $1.00; the expense recognized as of June 30, 2005 was $12,295 with a remaining deferred balance of $37,705.

         In June 2005, the Company issued 5,000 shares to the holder of a note assumed with the acquisition of Beverage Network of Massachusetts, Inc., "BNMA", for deferring payments through June 15, 2005, (See 2004 10K-SB/A: Note 3 Acquisitions). The Company is in arrears on repayments according to the terms of the note, however, it is not in default. The shares were valued at $1.00, the closing price on the date of grant, and an expense of $5,000 was recognized for the period ended June 30, 2005.

         In June 2005, 265,053 warrants were exercised under a cashless exercise provision resulting in the issuance of 263,306 shares of common stock.

         The Company also executed a twelve month consulting agreement for consideration consisting of 525,000 shares of restricted common stock. The closing price on the date of grant was $1.00; the expense recognized as of June 30, 2005 was $41,827 with a remaining deferred balance of $483,173 to be amortized through May 31, 2006.

         In June 2005, the Company has also entered into a series of related agreements with Cogent Capital Corp. and 16 institutional accredited investors pursuant to which the Company has issued 19,736,848 common shares at a purchase price of $0.76 per share in exchange for a total of $15,000,000 in U.S. government bonds. The price per common share was based on a discount of 20% from the closing price of the common stock on May 26, 2005. The U.S. government bonds were issued at current market value. The transaction resulted in the par value of the shares, $19,737, being recorded in common stock and additional paid-in capital as of June 30, 2005. (See Note 14 - Derivative Liability)

         Pursuant to the terms of the executed Cogent Agreement, the Company issued 1,381,579 restricted common shares as a fee. The shares were valued according to the closing price on the grant date, $1.05, and the transaction is being recognized over the term of the contract ending on December 10, 2008. The balance of deferred fees was $1,450,658 for the period ended June 30, 2005.

         (C) STOCK OPTIONS AND WARRANTS

         In March 2004, the Company signed an agreement with a company to act as placement agent to arrange the sale of debt, equity or equity-linked securities on behalf of the Company. In accordance with the terms of the agreement, the Company granted the placement agent a retainer consisting of 37,500 warrants exercisable at $0.20 for five years, 37,500 warrants exercisable at $1.50 for five years, 37,500 warrants exercisable at $3.00 for five years. The warrants were valued at an aggregate $556,009 or $4.97, $4.92, $4.88 per option, respectively, recognized over the one year term of the agreement. The deferred balance was recognized as consulting expense of $139,002 for the six months ended June 30, 2005. The fair market value of the stock warrants granted to the consultant was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following assumptions: expected dividend yield 0%, risk-free interest rate of 1.58%, volatility 191% and expected term of five years.

         On May 14, 2004, the Company secured a financing arrangement with Laurus Master Funds, Ltd. ("Laurus Funds"), (See note 18 - Long Term Notes Payable & Debt Discount). The financing consists of a $3 million Senior Secured Convertible Note that bears interest at the rate of prime plus two percent and has a term of three years, (May 14, 2007). The Company then issued 426,250 options to the placement agent mentioned above, as they were directly engaged in securing the Laurus transaction. The warrants are exercisable at $1.50 for five years; the Company valued the transaction at $1,879,809 as deferred loan fees and is being recognized over the 36 month term of the Laurus funding. The Company recorded a loan fee expense of $78,325 as of June 30, 2004 and $313,301 as of June 30, 2005, respectively, with a remaining deferred component of $1,174,880 to be amortized through May, 2007. (The transaction was valued using the Black-Scholes model with the following assumptions expected dividend yield of 0% risk-free interest rate of 2.53%, volatility 124% and expected term of 5 years.)

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         On August 2, 2004 Xstream Beverage Group, Inc. sold 43.2 shares of our Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on
         Section 4(2) of that act and Rule 506 of Regulation D. Pursuant to the terms of the placement documents (stipulating the debt instrument is convertible or redeemable at the discretion of the holder at the end of the 42 month term), the transaction was classified as Mezzanine Financing and the balance of the $2,160,000 gross proceeds is reflected as of June 30, 2005, (See Note 21 - (A) Preferred Stock), the Company compensated a placement agent engaged in the transaction with warrants to purchase the Company's common stock consisting of 160,941 warrants exercisable at $1.50 for five years, 118,588 warrants exercisable at $2.00 for five years, 144,000 warrants exercisable at $4.00, for five years. The warrants were valued at an aggregate $1,359,712 or $3.25, $3.23, $3.15 per option, respectively, to be amortized over the term of the conversion period of 42 months. As of June 30, 2005, the Company recognized $194,245, as dividends related to this transaction. The remaining deferred component of $1,003,597 will be amortized through January, 2008. The transaction was valued using the Black-Scholes Model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 2.51%, volatility 161% and expected term of five years.

         In December 2004, the Company entered into a one year agreement for consulting services commencing in January 2005. The agreement stipulated that a warrant to purchase 50,000 shares of common stock be issued. The warrants are exercisable at $2.00 per share. For the six months ended June 30, 2005, the Company recorded consulting expense of $34,596 and deferred consulting expense of $34,596, or $1.38 per share for the valuation of the 50,000 warrants, (computed using a Black-Scholes model with an interest rate of 3.01%, volatility of 96%, zero dividends and expected term of five years).

         On January 3, 2005, the Company entered into a one year agreement for consulting services. The agreement called for warrants to purchase 200,000 shares of common stock to be issued, as follows: 100,000 warrants at $4.00 per share and 100,000 at $5.00 per share. As of the quarter ended June 30, 2005, the Company recorded a consulting expense of $110,009, or $1.10 per share, with a deferred balance of $110,009, for the valuation of the 200,000 warrants, (computed using a Black-Scholes model with an interest rate of 3.22%, volatility of 104.25%, zero dividends and expected term of five years).

         In January 2005, the Company entered into another one year agreement for consulting services. The agreement stipulates that warrants to purchase 300,000 shares of common stock to be issued, as follows:
         100,000 warrants at $2.00 per share, 100,000 warrants at $2.50 per share, 100,000 warrants at $3.00 per share. As of the period ended June 30, 2005, the Company recorded a consulting expense of $185,913, or $1.24 per share, with a deferred balance of $185,913, (computed using a Black-Scholes model with an interest rate of 3.22%, volatility of 104.25%, zero dividends and expected term of five years).

         On January 15, 2005, the Company issued Laurus warrants to purchase 165,000 shares of the Company's common stock with an exercise price of $2.00 per share which expire July 20, 2014. The warrants were issued as compensation to Laurus for the release of $398,595 of the restricted cash. The Company recognized interest expense from this issuance of $216,215, or $1.31 per share, for the six months ended June 30, 2005, (The transaction was valued using a Black- Scholes Model with the following assumptions: expected dividend yield of 0.0%, risk-free interest rate of 3.22%, volatility of 88.93% and expected term of 10 years).

         On February 25, 2005, the Company issued warrants to purchase 300,000 shares of common stock exercisable at $1.50 in accordance with the terms of the convertible term loan. (See Note 16 - Convertible Term
         Loan) The notes also contain, at the discretion of the holder, a conversion option contingent upon a future secondary offering. The value of the warrants and beneficial conversion feature was $141,963 and $158,037; the Company recognized interest expense of $199,985, with a remaining debt discount balance of $100,015 for the six months ended

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         June 30, 2005, (computed using a Black-Scholes model with an interest rate of 3.38%, volatility of 87.86%, zero dividends and expected term of five years).

         On February 25, 2005, the Company entered into a six month agreement for financial consulting services. The agreement stipulates that warrants to purchase 40,000 shares of restricted common stock to be issued, as follows: $1.50 per share and the Company recorded a consulting expense of $23,954 or $.90 per share, with deferred balance of $11,216 for the valuation of the 40,000 warrants, for the period ended June 30, 2005, (computed using a Black-Scholes model with an interest rate of 3.38%, volatility of 87.86%, zero dividends and expected term of five years).

         In April 2005, the Company issued warrants to purchase 290,000 shares of common stock exercisable at $1.50 in accordance with the terms of the convertible term loan, (See Note 16 - Convertible Term Loan). The notes also contain, at the discretion of the holder, a conversion option contingent upon a future secondary offering. The value of the warrants and beneficial conversion feature was $133,627 and $156,373; the Company recognized interest expense of $108,945, with a remaining debt discount balance of $181,055 for the six months ended June 30, 2005, (computed using a Black-Scholes model with an interest rate of 3.65%, volatility of 90.46%, zero dividends and expected term of five years).

         On April 4, 2005, the Company executed a sixty month consulting agreement in consideration of granting warrants to purchase 127,059 shares at $1.50 and 169,412 shares at $2.00. The warrants have an expiration date of five years and were valued at $78,395 and $93,131, respectively. The value of the warrants will be amortized over the term of the agreement; the Company recorded consulting expense of $8,177, with a remaining deferred component of $163,350 as of the period ending June 30, 2005, (computed using a Black-Scholes model with an interest rate of 3.65%, volatility of 73.35%, zero dividends and expected term of five years).

         On April 7, 2005, the Company executed a twelve month consulting agreement in consideration of granting warrants to purchase 150,000 shares of common stock at $1.50. The warrants have an expiration date of five years and were valued at $.81 for a total of $121,283:
         According to the terms of the agreement, 75,000 warrants are vested immediately while the balance become vested through the remainder of term. The Company recorded consulting expense of $74,636, with a remaining deferred component of $46,647 for the period ending June 30, 2005, (computed using a Black-Scholes model with an interest rate of 3.65%, volatility of 83.09%, zero dividends and expected term of five years).

         In May 2005, the Company issued warrants to purchase 135,000 shares of common stock exercisable at $1.50 in accordance with the terms of the convertible term loan, (See Note 16 - Convertible Term Loan). The notes also contain, at the discretion of the holder, a conversion option contingent upon a future secondary offering. The value of the warrants and beneficial conversion feature were $62,864 and $70,270, respectively; the Company recognized interest expense of $52,549, with a remaining debt discount balance of $82,541 for the six months ended June 30, 2005, (computed using a Black-Scholes model with an interest rate of 3.64%, volatility of 94.78%, zero dividends and expected term of five years).

         In June 2005, the Company executed a twelve month consulting agreement in consideration of granting warrants to purchase 150,000 shares of common stock at $1.50. The warrants expire in five years and were valued at $.61 for a total of $91,515 to be amortized over the term of the agreement. The Company recorded consulting expense of $7,291 with a remaining deferred component of $84,224 for the period ending June 30, 2005, (computed using a Black-Scholes model with an interest rate of 3.64%, volatility of 83.65%, zero dividends and expected term of five years).

         On June 30, 2005 the Company issued 394,729 warrants to purchase common stock as placement agent fees attributed to the Cogent Capital transaction. (See Note 14 - Derivative Liability) The warrants have a term of five years at an exercise price of $0.76 and were valued at $240,902, classified as deferred fees, and will be amortized over the 42 month term of the Cogent Funding agreement, (Computed using a Black-Scholes model with an interest rate of 3.64%, volatility of 77.36%, zero dividends and expected term of five years).

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         The following table summarizes information about stock options and warrants outstanding at June 30, 2005

                   OPTIONS OUTSTANDING                                              OPTIONS EXERCISABLE
-----------------------------------------------------------------------------------------------------------------
                                                         WEIGHTED         WEIGHTED                       WEIGHTED
            RANGE OF                 NUMBER               AVERAGE          AVERAGE          NUMBER        AVERAGE
            EXERCISE              OUTSTANDING AT         REMAINING        EXERCISE      EXERCISABLE AT   EXERCISE
             PRICE                JUNE 30, 2005         CONTRACTUAL        PRICE       JUNE 30, 2005       PRICE
        --------------           -----------------      -----------       --------    -----------------  ---------
       $   6.40 - 100.00               242,125          8.40 Years        $  12.46          242,125      $  12.46
       $   3.00 -   6.39             1,375,250          4.70 Years        $   3.85        1,375,250      $   3.85
       $   1.50 -   2.99             4,167,227          5.07 Years        $   1.81        4,167,227      $   1.81
       $            0.76               394,729          5.04 Years        $    .76          394,729      $    .76
       $            0.20                 9,464          3.75 Years        $   0.20            9,464      $   0.20
                                     ---------                            --------        ---------      --------
                                     6,188,795                            $   2.61        6,188,795      $   2.61
                                     =========                            ========        =========      ========

NOTE 22 - RELATED PARTIES:

         The balance due to a corporate principal stockholder controlled by a Director at June 30, 2005 was $50,355. (See Note 15 - Loans Payable, Related Party)

NOTE 23 - GOING CONCERN:

         As reflected in the accompanying consolidated financial statements, the Company, has a net loss in 2005 of $5,273,071, cash used in operations in 2005 of $826,939 and an accumulated deficit of $32,873,949 at June 30, 2005, stockholders' deficiency of $2,592,596 and a working capital deficit of $3,894,509 at June 30, 2005. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The Company continues to raise capital and is continuing its acquisition plan. The Company believes that these actions provide it the ability to continue as a going concern. The consol- dated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 24 - SUBSEQUENT EVENTS:

         On July 5 and July 13, 2005, the Company completed the sale of $1,400,000 and $215,000 of units of its securities to 15 institutional and/or accredited investors. The units consisted of $100,000 principal convertible notes, warrants to purchase 100,000 shares of common stock at an exercise price of $0.76 per share with an expiration date of June 30, 2010 and 10,000 shares of restricted common stock. The 140,000 and 21,500 shares issued to the debt holders were valued using the closing price of the stock, or $0.90 and $1.05 per share; the 1,400,000 warrants issued were valued using a Black-Scholes model, or $0.61 and $0.76 per share, for a total value of $530,595 and 15,229, respectively. The beneficial conversion feature inherent in the notes were valued at $788,490 and $79,269, respectively. The values computed for shares, warrants and the beneficial conversion will be recognized over the term of the notes.

         The notes mature on July 6, 2006 and bear interest at the rate of 12% per annum payable at the maturity date or upon conversion of the notes if prior to the maturity date. The holders of the notes have the option to convert the notes into common shares of the Company at a price equal to the public offering price of common shares of the Company in any underwritten registered public offering involving common stock of the Company less a discount of 20%. If the Company does not complete a public offering prior to maturity, the holders may, at their option, convert their notes at maturity into common shares at a price of $1.50 per share, subject to adjustment in the event of any dilution events. The Company is obligated to file a registration statement covering the resale of the common shares underlying the units 60 days after the Company completes its current registration process and obligations, and is required to cause the registration statement to become effective within 120 days from closing. In the event of any delays in meeting these dates, the Company is obligated to pay a monthly cash penalty equal to 1% of the amount of the units outstanding.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

         The private placement was exempt from registration under the Securities Act of 1933 by virtue of Regulation D and Rule 506 thereunder. The allocation of funds was as follows: $198,800 paid to Maxim for placement agent fees, and expenses; $33,000 for legal fees; $328,500 paid to Cogent Capital for a fixed fee and legal expenses. The Company received net proceeds of $ 1,054,700, which will be used for working capital and general corporate purposes.

         The placement agent for the offering is entitled to a commission equal to 10% of the gross proceeds received and was provided a non-accountable expense allowance equal to 2% of the gross proceeds. They were also entitled to purchase up to a maximum of 280,000 five-year warrants for shares of common stock at an exercise price of $0.76 per share and up to 280,000 shares of common stock at an exercise price equal to the conversion price of the convertible notes. On July 10, 2005, the placement agent was issued 140,000 and 184,211 warrants, valued at $85,442 and $112,423, respectively. On July 14, 2005 the placement agent was issued 215,000 and 28,289 warrants, valued at $16,390 and $21,566, respectively. The total value of all warrants will be reflected as deferred fees and will be recognized over the term of the notes which mature on July 6, 2006.

         On July 12, 2005, the Company executed a six month consulting agreement in consideration of 10,000 shares of restricted common stock. The shares were valued at $0.95; the closing price of the stock on the grant date. The Company will recognize the $9,500 over the term of the agreement.

         On July 14, 2005, 10,000 restricted common shares were issued to a consultant for services resulting in a current period expense of $10,500.

         On July 15, 2005, the Company issued 21,780 shares to consultants for current services. The shares were valued according the closing price on the grant date, $1.10, with the Company recognizing a current period expense of $23,958.

         A twelve month consulting agreement was executed on July 15, 2005. The consideration was 1,000,000 shares of restricted common stock, valued at $1.10, to be recognized over the term of the contract.

         On August 4, 2005, the Company issued 32,895 common shares from the conversion of one-half of one share of Preferred Series B stock.

                                                                805 Third Avenue
[LOGO OMITTED]                                                New York, NY 10022
                                                                            Tel.
                                                                    212-838-5100
                                                                            Fax.
                                                                    212-838-2676
                                                        e-mail:info@sherbcpa.com

                                                 Offices in New York and Florida
________________________________________________________________________________
Certified Public Accountants



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Xstream Beverage Network, Inc.


We have audited the accompanying consolidated balance sheet of Xstream Beverage Network, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xstream Beverage Network, Inc. and Subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had net losses and cash used in operations of $9,555,806 and $3,665,339 respectively, for the year ended December 31, 2004. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                    /s/Sherb & Co., LLP
                                                    -------------------
                                                    Certified Public Accountants

New York, New York
March 25, 2005

            Report of Independent Registered Public Accounting Firm
            -------------------------------------------------------

To the Board of Directors of:
Xstream Beverage Network, Inc.


We have audited the accompanying consolidated statements of operations, changes in stockholder's equity (deficiency) and cash flows of Xstream Beverage Network, Inc. and Subsidiaries for the year ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated results of operations and cash flows of Xstream Beverage Network, Inc. for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the consolidated financial statements, the Company's net loss in 2003 of $6,436,607, cash used in operations in 2003 of $627,392, and accumulated deficit of $16,868,669, shareholders' deficiency of $1,310,369 and working capital deficiency of $1,340,464 at December 31, 2003 raises substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 27, 2004

                 XSTREAM BEVERAGE NETWORK INC. and SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              RESTATED - NOTE 1 (S)


                                                              December 31,
                                                                 2004
                                                             ------------
ASSETS
     Current Assets:
        Cash                                                 $     84,326
        Accounts Receivable, net of allowance for doubtful        668,960
        accounts of $130,544
        Inventory                                                 825,422
        Other Current Assets                                       50,304
                                                             ------------
           Total Current Assets                                 1,629,012
                                                             ------------

     Property and Equipment                                       361,154
     Less: Accumulated Depreciation                               (51,977)
                                                             ------------
     Property and Equipment, Net                                  309,177
                                                             ------------
     Other Assets:
        Cash - restricted                                         452,771
        Trademarks                                                303,017
        Customer Lists, net                                     1,932,251
        Goodwill                                                1,953,936
        Other Assets                                               34,396
                                                             ------------
           Total Other Assets                                   4,676,371
                                                             ------------
TOTAL ASSETS                                                 $  6,614,560
                                                             ============
LIABILITIES & STOCKHOLDERS' DEFICIENCY
     Liabilities:
        Current Liabilities:
           Accounts Payable                                  $  1,737,905
           Accrued Expenses                                       697,450
           Dividends Payable                                       54,910
           Bottle Deposits                                        106,953
           Loans and notes payable                                528,067
           Loans Payable - Related Party                          187,355
           Current Portion of Long Term Debt                      652,946
           Other Current Liabilities                                8,448
                                                             ------------
              Total Current Liabilities                         3,974,034
                                                             ------------

        Long Term Liabilities:
           Long Term Notes, net of discount                     3,066,672
           Other long term liabilities                             14,350
                                                             ------------
              Total Long Term Liabilities                       3,081,022

                                                             ------------
              Total Liabilities                                 7,055,056
                                                             ------------
        Preferred Series B, net of discount
           of $1,842,858: $0.001 par value,
           10,000,000 shares authorized,
           43 shares issued and outstanding                       317,142
        Preferred Series B - Deferred Fees                     (1,197,841)
                                                             ------------
               Total Preferred Series B                          (880,699)

     Stockholders' Equity
        Preferred Stock, $0.001 par value, 10,000,000
           shares authorized, Series A, 200,000 shares
           issued and outstanding                                     200
        Common Stock, $0.001 par value, 50,000,000 shares
           authorized, 2,797,692 issued and outstanding             2,798
        Common Stock Issuable, 180,734                                181
        Additional Paid in Capital                             29,511,798
        Accumulated Deficit                                   (26,958,397)
        Less: deferred consulting expense                        (628,194)
        Less: Deferred Fees                                    (1,488,183)
                                                             ------------
              Total Stockholders' Equity                          440,203
                                                             ------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $  6,614,560
                                                             ============

        See accompanying notes to consolidated financial statements

                  XSTREAM BEVERAGE NETWORK, INC. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                   2004           2003
                                         RESTATED - NOTE 1 (S)
                                               --------------------------

Sales                                          $ 8,583,622    $ 2,028,265

Cost of Goods Sold                               6,358,165      1,458,198
                                               --------------------------
Gross Profit                                     2,225,457        570,067
Expense
    Marketing & Selling                          1,089,561        147,710
    Warehouse & Delivery                           772,616        105,722
    Compensation                                 4,279,046      1,619,566
    Rent                                           257,378        109,757
    Consulting Fees                              1,081,589      1,981,919
    Professional Fees                              402,494        270,732
    Loan and Loan Guarantee Fees                   781,627        325,500
    Bad Debt Expense                                91,488         39,266
    Impairment Loss                                     --      1,720,274
    Other General & Administrative                 975,245        698,452
                                               --------------------------
        Total Operating Expense                  9,731,044      7,018,898
                                               --------------------------
Loss From Operations                            (7,505,587)    (6,448,831)
Other Income/(Expense)
    Other Income                                     5,599         10,799
    Settlement gain                                 66,762             --
    Interest Income                               (291,540)       170,820
    Interest Expense                            (1,834,813)       (66,793)
    Settlement loss                                 (3,025)            --
    Other expense                                    6,798       (102,602)
                                               --------------------------
        Total Other Income/(Expense)            (2,050,219)        12,224
                                               --------------------------
Net Loss                                        (9,555,806)    (6,436,607)

Preferred Stock Dividends                      $  (533,922)   $        --
                                               --------------------------

Net Loss Available to Common Stockholders      $(10,089,728)  $(6,436,607)
                                               ==========================


Net Loss per share - Basic and diluted         $     (4.55)   $     (8.68)
                                               ==========================

Weighted Average Shares Outstanding
  -Basic and diluted                             2,219,814        741,957
                                               ==========================

          See accompanying notes to consolidated financial statements.

                 XSTREAM BEVERAGE NETWORK, INC. AND SUBSIDIARIES
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                              RESTATED - NOTE 1 (S)

                                            PREFERRED STOCK      COMMON STOCK       COMMON STOCK
                                            ---------------      ------------       ------------      ADDITIONAL    ACCUMULATED
                                            SHARES   AMOUNT    SHARES    AMOUNT   ISSUABLE   AMOUNT  PAID-IN CAPITA   DEFICIT
                                            ------------------------------------------------------------------------------------
Balance, December 31, 2002                  200,000  $ 200    476,746    $ 477     13,422     $ 13   $ 12,722,163   $(10,432,062)

Stock issued for cash                            --     --     21,983       22     37,409       37        329,041             --
Stock issued as settlement                       --     --    114,750      115         --       --      1,194,885             --
Stock issued for services                        --     --    174,122      174         --       --      1,648,015             --
Stock issued for loans and loan
   guarantee fees                                --     --     70,050       70         --       --        700,430             --
Cancellation of subscription                     --     --     (2,200)      (2)        --       --        (43,998)            --
Cashless exercise of warrants                    --     --     10,000       10         --       --            (10)            --
Shares issued for debt                           --     --     15,750       16     28,130       28        455,912             --
Issuance of shares  previously issuable          --     --      8,314        8     (8,314)      (8)            --             --
Amortization of deferred fees                    --     --         --       --         --       --             --             --
Offering costs                                   --     --         --       --         --       --        (61,377)            --
Contributed accrued compensation                 --     --         --       --         --       --        252,621             --
Stock issued for acquisition                     --     --    124,300      124         --       --      1,242,876             --
Interest on prommisory note
   subscription receivable                       --     --         --       --         --       --             --             --
Net Loss, 2003                                   --     --         --       --         --       --             --     (6,436,607)
                                            ------------------------------------------------------------------------------------
Balance, December 31, 2003                  200,000    200  1,013,815    1,014     70,647       70      18,440,58    (16,868,669)

Common Stock issued for cash                     --     --    646,507      647    154,583      155      1,921,815             --
Preferred Stock issued for cash                  43     --         --       --         --       --      2,160,000             --
Offering Costs                                   --     --         --       --         --       --       (686,750)            --
Stock issued for settlement                      --     --     16,268       16         --       --         81,322             --
Stock issued for services                        --     --    309,000      309    162,778      163      1,664,518             --
Stock issued for compensation                    --     --    587,098      587         --       --      1,558,448             --
Stock issued for loan fee                        --     --         --       --         --       --      3,239,521             --
Interest on promissory note
   subscription receivable                       --     --         --       --         --       --             --             --
Cancellation of subscription                     --     --   (213,375)    (213)        --       --     (2,133,537)            --
Stock issued for acquisition                     --     --    169,904      170         --       --        407,599             --
Issuance of shares  previously issuable          --     --    207,158      207   (207,158)    (207)            --             --
Stock issued for debt                            --     --     61,250       61         --       --        146,940             --
Amortization of deferred fees                    --     --         --       --         --       --             --             --
Laurus Debt Discount                             --     --         --       --         --       --      2,114,113             --
Laurus Beneficial Conversion                     --     --         --       --         --       --        597,251             --
Dividends - Preferred Stock                      --     --         --       --         --       --             --       (533,922)
Net Loss, 2004                                   --     --         --       --         --       --             --     (9,555,806)
                                            ------------------------------------------------------------------------------------
Balance, December 31, 2004                  200,043  $ 200  2,797,625  $ 2,798    180,850    $ 181   $ 29,511,798   $(26,958,397)
                                            ====================================================================================

                                                                                    SUBSCRIPTION
                                               DEFERRED     DEFERRED     DEFERRED  PROMISSORY NOTE
                                              CONSULTING  COMPENSATION     FEES       RECEIVABLE         TOTAL
                                             --------------------------------------------------------------------
Balance, December 31, 2002                   $(248,863)        --             --     $(2,306,092)     $  (264,164)

Stock issued for cash                               --         --             --              --          329,100
Stock issued as settlement                          --         --             --              --        1,195,000
Stock issued for services                     (281,842)   (37,500)            --              --        1,328,847
Stock issued for loans and loan
   guarantee fees                                   --         --       (375,000)             --          325,500
Cancellation of subscription                        --         --             --          44,000               --
Cashless exercise of warrants                       --         --             --              --               --
Shares issued for debt                              --         --             --              --          455,956
Issuance of shares previously issuable              --         --             --              --               --
Amortization of deferred fees                  454,955     37,500             --              --          492,455
Offering costs                                      --         --             --              --          (61,377)
Contributed accrued compensation                    --         --             --              --          252,621
Stock issued for acquisition                        --         --             --              --        1,243,000
Interest on promissory note
   subscription receivable                          --         --             --        (170,700)        (170,700)
Net Loss, 2003                                      --         --             --              --       (6,436,607)
                                            ---------------------------------------------------------------------
Balance, December 31, 2003                     (75,750)        --       (375,000)     (2,432,792)      (1,310,369)

Common Stock issued for cash                        --         --             --              --        1,922,617
Preferred Stock issued for cash                     --         --             --              --        2,160,000
Offering Costs                                      --         --             --              --         (686,750)
Stock issued for settlement                         --         --             --              --           81,338
Stock issued for services                   (1,083,701)        --             --              --          581,289
Stock issued for compensation                       --    (34,500)            --              --        1,524,535
Stock issued for loan fee                           --         --     (2,041,680)             --        1,197,841
Interest on promissory note
   subscription receivable                          --         --             --         (14,030)         (14,030)
Cancellation of subscription                        --         --             --       2,446,822          313,072
Stock issued for acquisition                                                                              407,769
Issuance of shares  previously issuable             --         --             --              --               --
Stock issued for debt                               --         --             --              --          147,001
Amortization of deferred fees                  531,257     34,500        928,497              --        1,494,254
Laurus Debt Discount                                --         --             --              --        2,114,113
Laurus Beneficial Conversion                        --         --             --              --          597,251
Dividends - Preferred Stock                         --         --             --              --         (533,922)
Net Loss, 2004                                      --         --             --              --       (9,555,806)
                                            ---------------------------------------------------------------------
Balance, December 31, 2004                   $(628,194)        --    $(1,488,183)             --      $   440,203
                                            =====================================================================

             See accompanying notes to consolidated financial statements.

                 XSTREAM BEVERAGE NETWORK INC. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                        2004           2003
                                                              RESTATED - NOTE 1 (S)
                                                                     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                            $(9,555,806)   $(6,436,607)

Adjustments to reconcile net cash and operations:
-------------------------------------------------
Bad debt                                                                 91,488         39,266
Depreciation                                                             43,537          8,067
Amortization of deferred consulting and compensation                    565,757             --
Amortization of deferred fees                                           766,627             --
Amortization of debt discount and fees to interest expense            1,490,654             --
Amortization of Intangibles                                             227,112         44,500
Liquidated damages for untimely filing of registration statement        124,200             --
Contributed services                                                         --        252,621
Loss on conversion of debt                                               23,921         85,050
Stock based settlement gain/loss                                         (3,000)            --
Stock based loan fee                                                    375,000        325,500
Other interest                                                            1,101             --
Interest income on subscription receivable                              299,041       (170,700)
Stock based services                                                  1,709,904      1,821,303
Stock based settlement                                                       --      1,195,000
Goodwill impairment                                                          --      1,720,274

Changes in operating assets and liabilities:
--------------------------------------------
Accounts receivable                                                     (79,042)       (12,022)
Inventory                                                               206,139        (51,733)
Other current  assets                                                   (42,299)        20,658
Accounts payable                                                       (113,653)       254,716
Accrued expenses                                                        145,816        256,578
Other current and non-current liabilities                                58,164         20,137
                                                                    --------------------------

Net cash used in operating activities                                (3,665,339)      (627,392)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment                                   (82,795)       (25,845)
Decrease  in other non-current assets                                    26,610             --
Payment for purchase of Ayer Beverage, net of cash acquired            (100,000)            --
Payment for purchase of Maui Juice Brand, net of cash acquired          (25,000)            --
Payment for purchase of Pacific Rim, net of cash acquired               (15,500)            --
Payment for purchase of Master Distributors, net of cash acquired      (519,003)            --
Acquisitions, net of cash acquired                                           --       (230,599)
Prepaid acquisition costs                                                    --        (30,000)
                                                                    --------------------------
Net cash used in investing activities                                  (715,688)      (286,444)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party loans                                        32,500        224,640
Repayments of related party loans                                      (206,960)            --
Repayments of non-related party loans                                (1,500,131)        (9,801)
Loan proceeds from non-related party                                  3,145,084        408,840
Restricted cash portion of loan proceeds                             (2,451,154)            --
Disbursement of restricted cash                                       1,998,383             --
Cash overdraft                                                               --         27,900
Proceeds from sales of common stock                                   1,922,617        329,100
Proceeds from sales of preferred stock                                2,160,000             --
Offering costs                                                         (686,750)       (61,377)
                                                                    --------------------------

Net cash provided by financing activities                             4,413,589        919,302
Net increase in cash                                                     32,562          5,466
Cash at beginning of year                                                51,764         46,298
                                                                    --------------------------
Cash at end of year                                                 $    84,326    $    51,764
                                                                    ==========================

Supplemental Disclosure of Cash Flow Information:


Cash paid during the period for:
     Interest paid                                                  $   117,602    $        --
     Taxes paid                                                     $        --    $        --


Supplemental Disclosure of Non-cash Investing and
Financing Activities:

Acquisition of customer list (note payable and stock)               $        --    $        --
Common stock issued for acquisitions                                    407,769      1,237,500
Common stock issued for convertible debenture and interest                   --         72,450
Common stock issued for debt conversion                                 147,001        298,454
Common stock issued for debt settlement                                  81,338             --
Cancellation of common stock for subscription                         2,446,822             --
       receivable
Common stock issued for deferred services                             1,083,701             --
Common stock issued for deferred compensation                            34,500             --
Dividends- preferred stock                                              533,922             --
Equity related debt discount                                          2,114,113             --
                                                                    ------------   -----------
                                                                    $ 6,849,166    $ 1,608,404
                                                                    ============   ===========

          See accompanying notes to consolidated financial statements.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 1  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------

         (A) ORGANIZATION AND NATURE OF BUSINESS
         ---------------------------------------

         Xstream Beverage Network, Inc. (the "Company" or "Xstream") was incorporated in Nevada on November 13, 1989. On September 14, 2001, the Company acquired Power Beverage Corp. in a transaction accounted for as a recapitalization of Power Beverage Corp. ("Power"). Power was incorporated in Florida on September 9, 2001. The Company was formed to acquire or merge with and operate specialty beverage companies.

         XStream has completed five acquisitions according to it's business strategy as follows, Beverage Network of South Florida, Inc. ("BNSF")on April 9, 2003; Beverage Network of Connecticut, Inc. ("BNCT") on May 1, 2003; Beverage Network of Hawaii, Inc. ("BNHI") on March 1, 2004; Beverage Network of Massachusetts, Inc. ("BNMA") on March 15, 2004; Beverage Network of Maryland, Inc. ("BNMD")on July 1, 2004. These acquisitions were accounted for under the purchase method. (See Note 3 for details.) XStream is now an operating brand development and distribution company.

         (B) PRINCIPLES OF CONSOLIDATION
         -------------------------------

         The accompanying consolidated financial statements include the accounts of XStream and its subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

         (C) USE OF ESTIMATES
         --------------------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates are used when accounting for allowances for doubtful accounts, inventory reserves, depreciation and amortization, taxes, contingencies and impairment allowances. Such estimates are reviewed on an on-going basis and actual results could differ from those estimates.

         (D) ACCOUNTS RECEIVABLE
         -----------------------

         Accounts receivable result from the sale of the Company's products and is reported at anticipated realizable value. The Company estimates its allowance for doubtful accounts based on a specific identification basis and additional allowances as needed based upon historical collections experience. Accounts receivable is considered past due if payment has not been received from the customer within thirty days and management reviews the customer accounts on a routine basis to determine if an account should be reserved for.

         (E) PROPERTY AND EQUIPMENT
         --------------------------

         Property and equipment are stated at cost and depreciation is computed using the straight line method over the estimated economic useful life of 5 years. Leasehold improvements are amortized using the straight-line method over the lease term. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

         (F) GOODWILL, TRADEMARKS AND OTHER INTANGIBLES
         ----------------------------------------------

         Acquired goodwill is considered to have an indefinite life pursuant to Statement of Financial Accounting Standards No. SFAS 142, "Goodwill and Other Intangible Assets," and accordingly is not amortized but subject to periodic impairment tests. Acquired customer lists are considered to have a finite life, pursuant to SFAS 142, to be amortized over the period the asset is expected to contribute to the future cash flows. XStream expects the period to be five years. The customer lists will also be subject to periodic impairment tests. Acquired trademarks are considered to have an infinite life but

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         will be subject to impairment analysis on an annual basis. In accordance with SFAS No. 142, the Company is required to evaluate the carrying value of its intangible assets (goodwill, trademarks and customer lists) subsequent to their acquisition. Between April 2003 through December 31, 2004, the Company acquired five beverage distribution companies together with a natural juice company and certain intellectual property rights related to other new age beverage names. The Company's intangible assets, including goodwill, trademarks and customers lists, were acquired in these acquisitions.

         (G) ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS
         ------------------------------------------------------

         We account for the impairment of long-lived assets in accordance with Financial Accounting Standards, SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to the undiscounted cash flow that the asset or asset group is expected to generate. If such assets or asset groups are considered to be impaired, the loss recognized is the amount by which the carrying amount of the property if any exceeds its fair market value.

         (H) STOCK-BASED COMPENSATION
         ----------------------------

         The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such comp- ensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

         The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model. In accordance with SFAS 123, for options issued to employees, the Company applies APB Opinion No. 25 and related interpretations in accounting for its plan and options granted to employees outside of the plan. Had compensation cost for options granted under the employment agreements been determined on the fair value at the grant dates for awards under that plan, consistent with Statement of Accounting Standards No 123.

         The fair market value of the stock options granted to the employees in 2002 was etimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following assumptions: expected dividend yield 0%, risk-free interest rate of #.02%, volatility 144% and expected term of two years and in 2003 with expected dividend yield 0%, risk-free interest rate of 1%, volatility 200% and expected term of three years.


                                                                       2004           2003
                                                                   -----------    -----------

         Net loss                                    As reported   $(9,555,806)   $(6,436,607)
         Add: Stock-based employee compensation
         expense included in reported
         net loss, net of related tax effects                      $        --    $        --
         Deduct: Total stock based employee
         compensation expense determined under fair
         value based method for all awards, (5) 1 net
         of related tax effects                                    $        --    $        --
                                                     Pro forma     $(9,555,806)   $(6,436,607)
         Net loss per share - basic and diluted      As reported   $     (4.55)   $     (8.68)
                                                     Pro forma     $     (4.55)   $     (8.68)

         (J REVENUE RECOGNITION
         ----------------------

         The Company follows the criteria of the United States Securities and Exchange Commission Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. The Company recognizes revenue upon acceptance of delivery of its product by its customers at agreed prices. Based on market conditions, the Company or its suppliers may choose to promote certain brands by offering free product or case volume discounts. The cost of any supplier-sponsored promotion is recoverable in whole or in part from the supplier. The Company follows the guidance of Emerging Issues Task Force (EITF) Issue 01-9 "Accounting for Consideration Given by a Vendor to a Customer" and (EITF) Issue 02-16 "Accounting By a Customer (Including a Reseller) for Certain Considerations Received from Vendors." Accordingly, the Company does not recognize revenue on free promotional products, discounts or rebates received. These incentives are recognized as a reduction of

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         the cost of products. Promotional products given to customers are recognized as a cost of sales, net of any charge-backs received from vendors. Cash incentives provided to customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

         (K) SHIPPING AND HANDLING COSTS
         -------------------------------

         The Company follows the guidance of EITF 00-10, "Accounting for Shipping and Handling Fee and Costs". The Company's shipping costs of $734,471 and $50,952 for the periods ending December 31, 2004 and 2003, respectively, and are included in warehouse and delivery expenses.

         (L) INCOME TAXES
         ----------------

         The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         (M) FAIR VALUE OF FINANCIAL INSTRUMENTS
         ---------------------------------------

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company's short-term financial instruments, including accounts receivable, accounts payable, and loans approximate fair value due to the relatively short period to maturity for these instruments.

         (N) REVERSE STOCK SPLIT
         -----------------------

         On July 19, 2004, the Company affected a one-for-twenty reverse stock split. All references in the consolidated financial statements to shares, share prices and per share amounts have been adjusted retroactively for the one-for-twenty reverse stock split.

         (O) RESTRICTED CASH
         -------------------

         In conjunction with the sale in May 2004 to Laurus Master Fund, Ltd. of a $3,000,000 principal amount secured convertible term note, the Company we agreed to initially place $2,855,000 of the proceeds of the secured convertible term note into a restrictive account controlled by Laurus Master Fund, Ltd. The funds held in the restricted account are controlled by Laurus Master Fund, Ltd. until the Company consummates one or more acquisitions which will be subject to the approval of Laurus Master Fund, Ltd. or until all of the outstanding principal amount of the secured convertible term note is converted into shares of the Company's common stock. Of this amount, approximately $2,402,229 has been released for working capital purposes and to close acquisitions.

         (P) GOING CONCERN
         -----------------

         As reflected in the accompanying consolidated financial statements, the Company, has a net loss in 2004 of $9,555,806, cash used in operations in 2004 of $3,665,339 and an accumulated deficit of $29,958,397 at December 31, 2004, stockholders' equity of $440,203 and a working capital deficit of $2,345,022 at December 31, 2004. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         revenues. The Company continues to raise capital and is continuing its acquisition plan. The Company believes that these actions provide it the ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

         (Q) RECENT ACCOUNTING PRONOUNCEMENTS
         ------------------------------------

         In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share- based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2005. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

         (R) RECLASSIFICATION
         --------------------

         Certain amounts in the 2003 consolidated financial statements have been reclassified to conform to the 2004 presentation.

         (S) RESTATEMENT OF 2004
         -----------------------

         For the quarter ending March 31, 2004, the Company originally reversed interest income of $313,072 on a subscription receivable to additional paid-in capital, (See Note 19 (B)-Common Stock), instead of reversing it to interest income. In the quarter ending December 31, 2004, the Company had deferred fees of $1,197,841 related to the Series B financing (See Note 19 (A)-Preferred Stock), in the equity section of the balance sheet instead of reflecting it with the Mezzanine debt in the liability section. The adjustments to the financial statements for the two reclassifications were as follows:

         1. Balance Sheet:
                             Additional paid-in capital increased from
                             $29,198,726 to $29,511,798; Accumulated deficit
                             increased from $26,645,325 to $26,958,397.

                             Deferred fees (equity) decreased from $2,686,024 to $1,488,183; Preferred B deferred fees increased from $-0- to $1,197,841.

         2. Statement of Operations:

                             Interest income decreased from $21,532 to -$291,540; Net loss increased from $9,242,734 to $9,555,806.


NOTE 2 - NET LOSS PER COMMON SHARE:
-----------------------------------

         Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares out-standing for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of XStream. For the twelve months ended December 31, 2004 and 2003, the diluted loss per share is the same as basic loss per shares since the effect of all common stock equivalents was antidilutive due to the net loss. The total outstanding warrants which have been excluded from the calculation of loss per share, were 4,030,904 and 17,125 at December 31, 2004 and 2003, respectively. In addition as of December 31, 2004 and 2003, the company has convertible preferred stock that could convert into 1,440,000 and -0- shares of common stock, respectively. The Company also has convertible notes that could convert into 846,247 and -0- shares of common stock at December 31, 2004 and 2003, respectively. (See note 3- Acquisitions and note 14-Laurus transaction) The potential dilutive effects of the convertible preferred stock and convertible notes have been excluded from the calculation of net loss per common share.

NOTE 3 - ACQUISITIONS:
----------------------

         On April 9, 2003 XStream, through Total Beverage Network, Inc.("BNSF"), a newly acquired subsidiary, purchased all of the assets and selected liabilities of Universal Florida Beverage Distributors, Inc. (UFBD). The results of BNSF operations have been included in the consolidated financial statements since acquisition. BNSF is a beverage distributor in the South Florida market, servicing independent retailers.

         The purchase price of UFBD was $275,000, based on 27,500 shares of XStream common stock valued at $10.00 per share. Simultaneously with the foregoing acquisition, XStream acquired 100% of the outstanding shares of Total Beverage Network, Inc. in a stock exchange transaction.

         The purchase price of BNSF was $500,000, based on 50,000 shares of XStream common stock valued at $10.00 per share. The value of the common shares was consistent with the offering price used in XStream's PPM, in circulation at the time.

         In consideration for the transfer of the BNSF shares, XStream issued 50,000 shares of its restricted common stock to the shareholders of BNSF. BNSF shareholders, subsequent to its acquisition by XStream, entered into 36-month employment agreements with XStream to become its CEO and President. BNSF will

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         continue the operations of UFBD as a wholly owned subsidiary of XStream and has entered into employment agreements with existing key management. The General Manager's employment agreement included the issuance of 6,250 shares of XStream's restricted common stock upon signing the 24-month employment agreement. The value of these shares, $62,500 based on the common stock valued at $10.00, is considered an additional part of the purchase price since the General Manager was the previous owner and the shares are fully vested and non-forfeitable. Thus, the purchase price was $337,500. As part of employment agreements with two other former UFBD officers, an additional 3,750 shares of XStream restricted stock was issued and held in escrow pending completion of one year vesting requirements. These shares are recorded as unearned compensation at $10.00 per share and amortized over the one year vesting period. In October 2003, the management of Total Beverage Network, Inc. d/b/a Beverage Network of South Florida (BNSF) terminated their employment. The termination included a cash settlement of $11,053 of which $4,553 was due as of December 31, 2003. The agreement also included 250 shares of common stock valued at $10.00 per share, which was recognized as compensation. The remaining balance of $7,042 considered unearned compensation was recognized as an expense as of December 31, 2003.

         The following table summarizes the combined estimated fair values of the assets acquired and liabilities assumed at the date of the simultaneous acquisitions of BNSF and UFBD.

                                                          April 9, 2003
                                                          -------------

         Purchase price of UFBF                            $   337,500
         Purchase price of BNSF                                500,000
                                                           -----------
         Aggregated purchase price                         $   837,500
                                                           ===========
         Current assets                                    $    68,178
         Fixed assets                                           13,145
         Customer list                                         200,000
         Goodwill                                              734,324
                                                           -----------
         Total assets acquired                               1,015,647
         Current liabilities assumed                          (178,147)
                                                           -----------
         Net assets acquired                               $   837,500
                                                           ===========

         Goodwill recognized is expected to be deducted over a 15 year period for tax purposes.

         On May 1 2003, XStream closed on its purchase of all the assets and selected liabilities of Finish Line Beverage Distributors, Inc. (FLBD) effective May 1, 2003. The acquisition was transacted through Total Beverage Network of Connecticut, Inc., a newly formed wholly owned subsidiary of XStream. The results of FLBD operations have been included in the consolidated financial statements since May 2, 2003. FLBD is a beverage distributor in the New England market, servicing independent retailers.

         The aggregate purchase price of FLBD was $702,593, based on $152,593 in cash and 40,000 shares of XStream common stock valued at $10.00 per share, due at closing plus an additional $150,000 due in two installments. The value of the common shares was consistent with the offering price used in XStream's PPM, in circulation at the time.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

                                                          May 1, 2003
                                                          -----------

         Aggregated purchase price                        $   702,593
                                                          ===========
         Current assets                                   $   212,729
         Fixed assets                                          23,453
         Customer list                                        400,000
         Goodwill                                             412,261
                                                          -----------
         Total assets acquired                              1,048,443
                                                          -----------
         Current liabilities assumed                          (274,547)
         Long term debt                                        (71,303)
                                                           -----------
         Total liabilities assumed                            (345,850)
                                                           -----------
         Net assets acquired                               $   702,593
                                                           ===========

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         Goodwill recognized is expected to be deducted over a 15 year period for tax purposes.

         The table below summarizes the unaudited pro forma information of the results of operations for the years ended December 31, 2003 and 2002 as though the business combinations had been completed as of the beginning of the period being reported on:

                                            2003          2002
                                        -----------   -----------
         Sales                          $ 2,862,936   $ 2,665,016
         Cost of Goods                    2,217,948     2,264,257
                                        -----------   -----------
         Gross Profit                       644,988       400,759
         Operating and Other Expenses     7,210,365     6,273,317
                                        -----------   -----------
         Net Loss                       $(6,565,377)  $(5,872,558)
                                        ===========   ===========
         Net Loss per Share             $     (0.44)  $     (0.85)
                                        ===========   ===========

         Squeeze Transaction - On January 14th, 2004, a wholly owned subsidiary, XStream Brands, Inc., a Florida Corporation, entered into an Assignment of Trademark with Squeeze Beverage, Inc., for the assignment of all of Xstream Brand's rights and interests in the Mark "SQUEEZE" for carbonated flavored soft drinks and seltzer water, including all variations thereof such as spelling, formatives, phonetic variations and stylized designs of the same and all goodwill associated therewith. The Company delivered 20,000 shares of its restricted common stock to Squeeze Beverages, Inc. in exchange for the assignment of the trademark. Based upon the contemporaneous private placement offering price of $2.40 per share the Company valued the acquisition at $48,000.

         Maui Juice Transaction - On March 1, 2004, a wholly owned subsidiary, XStream Brands, Inc., a Florida Corporation, ("XStream Brands"), entered into an Assignment of Trademark with The Maui Juice Company, Inc. ("Maui"), for the assignment of all of Maui's rights and interests in the Mark "Maui Juice Company", including all variations thereof such as spelling, formatives, phonetic variations and stylized designs of the same and all goodwill associated therewith. The purchase price for the assignment of the Mark was $255,017 in cash with $25,000 paid at the acquisition date and $230,017 to be paid under the terms of the agreement.

         Pacific Rim Transaction - On March 1, 2004, our wholly owned subsidiary, Beverage Network of Hawaii, Inc. a Florida corporation ("BNHI"), acquired substantially all of the assets and assumed certain liabilities of Pacific Rim Natural Juice Company, Inc., a Hawaii corporation ("Pacific Rim"). This acquisition was consummated pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated March 1, 2004 by and among BNHI (the "Acquirer") and Pacific Rim. Under the terms of the Purchase Agreement, the Acquirer purchased substantially all of the assets of Pacific Rim and assumed certain Liabilities for 12,500 shares of XStream's restricted common stock, which, based upon the contemporaneous private placement offering price of $2.40 per share had a value of $30,000. In addition, prior to the closing, the Company advanced Pacific Rim, $15,500 resulting in a total purchase price of $45,500.

         Simultaneously with the Asset Purchase agreement, Beverage Network of Hawaii, Inc. entered in to a one- year consulting agreement (with the option for annual renewals as agreed upon by both parties) with the owner of Pacific Rim. The consulting fee (to be paid quarterly) is a calculation based on 1% of adjusted gross profit with a minimum guaranteed payment of $1,250 per quarter.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of Pacific Rim. Subject to BNHI's performances, the allocation of purchases price is subject to refinement.

                                                        March 1, 2004
                                                        -------------

         Aggregate purchase price                          $ 45,500
                                                           ========
         Current assets                                    $ 10,911
         Fixed assets                                        17,650
         Customer list                                       38,350
         Goodwill                                            44,695
                                                           --------
                            Total assets acquired           111,606
                                                           --------
         Current liabilities assumed                        (66,106)
                                                           --------
                            Net assets acquired            $ 45,500
                                                           ========

         Goodwill recognized is expected to be deducted over a 15 year period for tax purposes.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


         Ayer Beverage Transaction - On March 15, 2004, our wholly owned subsidiary, Beverage Network of Massachusetts, Inc., a Florida Corporation ("BNMA") acquired substantially all of the assets and assumed certain liabilities of Ayer Beverages, Inc., a Massachusetts corporation ("Ayer Beverage"). This acquisition was consummated pursuant to an Asset Purchase agreement (the "Purchase Agreement") dated March 15, 2004, by and among BNMA (the "Acquirer") and Ayer Beverage. Under the terms of the purchase Agreement, the Acquirer purchased substantially all of the assets of Ayer Beverage and assumed certain of its liabilities for $100,000 cash, $100,000 in notes payable and 20,000 shares of XStream's restricted common stock which, based upon the contemporaneous private placement offering price of $2.40 per share had a value of $48,000 resulting in a total purchase price of $248,000. The terms of the non- interest bearing note payable are four quarterly payments of $25,000 each, not earlier than July 15, 2004. BNMA has also entered into an employment agreement with existing key management of Ayer Beverage. The employment agreement is for a period of thirty-six months, commencing March 15, 2004, at a base salary of $80,000 per year. The employee is also entitled to receive an issue of 750 common shares of XStream Beverage Network, Inc. ("XSBG") restricted stock upon completion of each of the first and second anniversary of the agreement and 1,500 shares upon completion of the third anniversary of the agreement. The agreement also stipulates for an employee bonus to be calculated on the quarterly gross profit (from 2% - 3%) based upon performance as mandated by management's profit targets.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of Ayer Beverages subject to BNMA's performance, the allocation of purchases price is subject to refinement.

                                                      March 15, 2004
                                                      --------------

         Aggregate purchase price                        $248,000
                                                         ========

         Current assets                                  $ 39,041
         Fixed assets                                      44,450
         Customer list                                    147,773
         Goodwill                                         171,620
                                                         --------

                            Total assets acquired         402,884
                                                         --------
         Current liabilities assumed                     (154,884)
                                                         --------
                                   Net assets acquired   $248,000
                                                         ========

         Goodwill recognized is expected to be deducted over a 15 year period for tax purposes.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


         Master Distributors Transaction - On July 9, 2004, the Company's wholly owned subsidiary, Beverage Network of Maryland, Inc., (a Florida Corporation) announced it has completed, effective July 1, 2004, the acquisition of substantially all of the assets and certain liabilities of Master Distributors Inc. (d/b/a Atlantic Beverage Company.), a Mid-Atlantic distributor of non-alcoholic beverages serving Washington, D.C., Virginia and Maryland. Atlantic Beverage Company, which operates under the corporate entity of Master Distributors, Inc., has a leased warehouse in Jessup, Maryland just outside of Baltimore. The consideration and terms of the acquisition were 96,154 shares of the Company's restricted common stock (valued at $2.40 for accounting purposes), $570,000 in cash, $554,648 in cash due within 60 days of the closing, a convertible promissory note for $2,000,000 payable in 60 equal monthly payments and bearing 6% interest per annum and a separate $250,000 payment to be made in 12 equal weekly installments commencing July 15, 2004 totaling $3,605,417. The holder of the convertible promissory note, at his discretion, may elect to receive XStream stock in lieu of a cash payment. The minimum conversion is $25,000 at a predetermined value of $5.20 per share. In addition, Xstream issued 21,250 common stock shares to various non-owner employees as an incentive to retain them. Beverage Network of Maryland, Inc, has also entered into an employment agreement with existing key management of Master Distributors, Inc. The initial term of the agreement is for a period of six months, commencing July 1, 2004, at a monthly salary of $18,750. The final term of the employment agreement, commencing December 31, 2004, for a period of eight months, provides for a per-diem rate of $1,000 for each day that XStream may request the services of the employee.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of Master Distributors, Inc. Subject to BNMD's performance, the allocation of purchase price is subject to refinement.

                                                 July 1, 2004
                                                 ------------
         Accounts Receivable                      $  554,648
         Inventory                                   841,519
         Fixed assets                                140,800
         Other assets                                 21,371
         Customer list                             1,973,240
         Goodwill                                  1,737,621
         Current liabilities                        (951,183)
         Loans and notes                            (700,249)
         Other liabilities                           (12,350)
                                                  ----------
             TOTAL PURCHASE PRICE                 $3,605,417
                                                  ==========

         Goodwill recognized is expected to be deducted over a 15 year period for tax purposes.

The following Unaudited Pro Forma Combined Financial Statements of Xstream Beverage Network, Inc. ("XBNI"), Total Beverage Network, Inc. ("BNSF"), Beverage Network of Connecticut, Inc. ("BNCT"), Beverage Network of Hawaii, Inc. ("BNHI"), Beverage Network of Massachusetts, Inc. ("BNMA") and Beverage Network of Maryland, Inc. ("BNMD") give effect to the acquisitions of certain assets of Beverage Network of Hawaii, Inc. ("BNHI"), Beverage Network of Massachusetts, Inc. ("BNMA") and Beverage Network of Maryland, Inc. ("BNMD") under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations, as if they had occurred on January 1, 2003.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


These unaudited pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

                                                           Twelve Months Ended December 31, 2004

                                                                                                       Proforma
                                   XBNI        BNSF      BNCT        BNHI       BNMA         BNMD     Adjustment       Total
                              -----------   --------   ----------   ---------  ---------- ----------- ----------    -----------

Sales                         $        --   $ 320,794  $2,376,704   $ 223,502  $1,637,847  $8,223,130  $      --    $12,781,977
Cost of Goods                          --     268,020   1,785,600     130,587   1,455,501   5,772,076                 9,411,784
                              -----------   ---------  ----------   ---------  ----------  ----------  ---------    -----------

Gross Profit                                   52,774     591,104      92,915     182,346   2,451,054         --      3,370,193
Operating Expenses              5,363,826     308,256   1,408,937     395,639     979,520   2,767,818         --     11,223,996
                              -----------   ---------  ----------   ---------  ----------  ----------  ---------    -----------

Operating Income, (Loss)       (5,363,826)   (255,482)   (817,833)   (302,724)   (797,174)   (316,764)        --     (7,853,803)

Other Income, (Expense)        (2,126,569)     35,512     (26,524)     45,462       2,305      (2,797)        --     (2,072,611)
                              -----------   ---------  ----------   ---------  ----------  ----------  ---------    -----------
Net Income, (Loss)            $(7,490,395)  $(219,970) $ (844,357)  $(257,262) $ (794,869) $ (319,561) $      --    $(9,926,414)
                              ===========   =========  ==========   =========  ==========  ==========  =========    ===========

Net Income,
  (Loss) per Share                                                                                                  $     (4.47)
                                                                                                                    ===========

                                                           Twelve Months Ended December 31, 2003

                                                                                                      Proforma
                                   XBNI        BNSF      BNCT          BNHI       BNMA        BNMD    Adjustment       Total
                              -----------   --------   ----------   ---------  ---------- ----------- ----------    -----------

Sales                         $   149,631   $ 419,313  $ 2,293,992   $200,654  $1,088,284  $6,931,883  $     --     $ 11,083,757
Cost of Goods                      76,643     330,917    1,810,388    115,372     797,798   4,958,019                  8,089,137
                              -----------   ---------  -----------  ---------  ----------  ----------  --------     ------------

Gross Profit                       72,988      88,396      483,604     85,282     290,486   1,973,864        --        2,994,620
Operating Expenses              3,382,025     475,609    2,631,197    312,058     256,799   1,200,140        --        8,257,828
                              -----------   ---------  -----------  ---------  ----------  ----------  --------     ------------

Operating Income, (Loss)       (3,309,037)   (387,213)  (2,147,593)  (226,776)     33,687     773,724        --       (5,263,208)

Other Income, (Expense)          (691,597)     (9,142)     (20,795)        --      (4,526)   (122,653)       --         (848,713)
                              -----------   ---------  -----------  ---------  ----------  ----------   -------     ------------

Net Income, (Loss)            $(4,000,634)  $(396,355) $(2,168,388) $(226,776) $   29,161  $  651,071  $     --      $(6,111,921)
                              ===========   =========  ==========-  =========  ==========  ==========  ========      ===========

Net Income,
  (Loss) per Share                                                                                                   $     (8.24)
                                                                                                                     ===========


NOTE 4 - INVENTORY:
------------------

         Inventories are stated at the lower of cost or market determined in a "first-in, first-out" basis. The Inventory balance consisted of the following:

                                                       December 31, 2004
                                                       -----------------
         Resalable products                               $   760,484
         Proprietary brand raw materials                       64,938
                                                           ----------
         Total:                                            $  825,422
                                                           ==========

NOTE 5 - OTHER CURRENT ASSETS:
-----------------------------

         The Other Current Assets balance of $50,304, as of December 31, 2004 comprised primarily of prepaid expenses.

NOTE 6 - FIXED ASSETS:
----------------------

         Property and equipment, net of accumulated depreciation was $309,177 at December 31, 2004. Depreciation expense for the years ended December 31, 2004, and December 31, 2003 was $43,537 and $8,067, respectively.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         Property and equipment at December 31, 2004 is as follows:

                                                 December 31, 2004
                                                 -----------------

         Delivery Trucks                           $   110,198
         Warehouse Equipment                            35,433
         Coolers                                        72,777
         Office Equipment                               93,416
         Furniture & Fixtures                           14,945
         Leasehold Improvements                         34,385
                                                   ------------
                                                       361,154
         Less: Accumulated depreciation                 (51,977)
                                                   ------------
         Net                                       $    309,177
                                                   ============

NOTE 7 - TRADEMARKS:
-------------------

         Trademarks consist of the following:

                                                 December 31, 2004
                                                 -----------------
         Maui Juice                                 $   48,000
         Squeeze Soda                                  255,017
                                                    ----------
            Total:                                  $  303,017
                                                    ==========

         In March 2004 and January 2004, respectively, the Company acquired the trademarks Maui Juice Company and Squeeze. Management believes that these trademarks have indefinite life cycles based on the market life of the products. In accordance with SFAS No. 142, the Company has determined that the trademarks acquired for Maui Juice Company and Squeeze have indefinite lives, as supported by the Company's ability and intent to renew the trademarks as legally required and management's belief that these products have indefinite life cycles based on the market.

NOTE 8 - CUSTOMER LIST:
----------------------

         The table below summarizes the balance of customer lists as of December 31, 2004:

                                                        December 31, 2004
                                                        ------------------
         Beverage Network of Hawaii, Inc.                  $   38,350
         Beverage Network of Massachusetts, Inc.              147,773
         Beverage Network of Maryland, Inc.                 1,973,240
                                                           ----------
                                                            2,159,363

         Accumulated Amortization:                           (227,112)
                                                           ----------
                  Total:                                   $1,932,251
                                                           ==========

         As a result of the acquisitions of the assets of Ayer Beverages, Pacific Rim Natural Juice Company and Master Distributors, Inc., the Company recorded an identifiable tangible asset classified as customer lists. The customer lists are being amortized over a five-year period. Management does not believe that there have been any events or circumstances that have resulted in the need for a revision to the remaining period of amortization as defined in of SFAS No. 142. Customer Lists are being amortized over five years. Due to an annual review of impairment of customer lists for BNSF and BNCT, management decided to record a 100% write down (the entire, remaining unamortized balance) of the acquired customer lists as an impairment loss.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         The impairment loss (allocated to customer lists) for the year ended December 31, 2003 was $573,001; amortization expense (allocated to customer lists)for the twelve months ending December 31, 2004 and December 31, 2003 is $119,144 and $44,500, respectively. (See Note 3 - Acquisitions)

NOTE 9 - GOODWILL:
-----------------

         Acquired goodwill is considered to have an indefinite life pursuant to SFAS 142 and accordingly is not amortized but subject to periodic impairment tests. Acquired customer lists are considered to have a finite life pursuant to SFAS 142 to be amortized over the period the asset is expected to contribute to the future cash flows. Due to an annual review of impairment of acquired goodwill for BNSF and BNCT, management decided to record a 100% write down (the entire, remaining unamortized balance) of the acquired goodwill as of December 31, 2003. Management believes this more accurately reflects the current goodwill valuation. The impairment loss (allocated to goodwill) recorded for the year ended December 31, 2003 of BNSF and BNCT was $1,147,273.

         The table below summarizes the balance of goodwill as of December 31, 2004:

                                                     December 31, 2004
                                                     ------------------
         Beverage Network of Hawaii, Inc.              $    44,695
         Beverage Network of Massachusetts, Inc.           171,620
         Beverage Network of Maryland, Inc.              1,737,621
                                                       -----------
                  Total:                               $ 1,953,936
                                                       ===========

         Pursuant to SFAS No. 142, goodwill of a reporting unit is required to be tested for impairment on an annual basis and between annual tests in certain circumstances. Testing for impairment, beyond an annual basis, is required if there is a significant adverse change in the entity carrying the goodwill. The Company evaluates the carrying value of intangible assets as of the fiscal year end for all entities. Management believes that there has been no significant adverse change in the businesses of BNMA, BNHI or BNMD. Accordingly, management has deemed it not necessary to perform an impairment evaluation for the year ended December 31, 2004 since all entities have been operating for less than one year.

NOTE 10 - OTHER ASSETS:
----------------------

         The balance of other current assets in the amount of $34,396 as of December 31, 2004 was comprised of rental security deposits.

NOTE 11 - ACCRUED EXPENSE-SALARIES, ACCRUED EXPENSE-OTHER:
---------------------------------------------------------

         Accrued compensation pursuant to three employment agreements was $252,621 at December 31, 2002. On March 31, 2003, the Board, which consists of the three officers subject to such employment agreements, approved the officers' forgiveness of their compensation accrued through December 31, 2002. The Company recognized contributed capital of $252,621 in 2003 since this was a related party transaction.

         On June 1, 2003, the board accepted the resignations of the two prior officers. In exchange for cancellation of outstanding options and forgiveness of $106,250 of accrued salaries to date, the resigning officers received restricted stock totaling 1,050,000 shares and a one-year consulting agreement for $40,000 each. Based on the contemporaneous sale price of $0.50 per share, the Company recorded a settlement loss of $418,750 in 2003.

         Effective April 9, 2003, concurrent with closing its first acquisition, XStream entered into three-year employment agreements for President and CEO calling for annual base compensation of $85,000 each. These employment agreements also granted 100,000 options each at an exercise price of $28.00 per share, vesting over the term of the agreement. Based on the contemporaneous offering price of $10.00 per common share there was no compensation expense computed under the intrinsic value method of APB 25. On June 1, 2003, concurrent with the resignation of the previous officers, the options were cancelled under amended employment agreements with each officer.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


         Accrued compensation, reflecting new hires and amounts forgiven totaled $423,146 in the total accrued expense balance of $508,775 at December 31, 2003. The accrued consulting expense due to the former officers based on one-year consulting agreements for $40,000 totaled $50,508 in the total accrued expense balance of $508,775 at December 31, 2003.

         Effective February 5, 2004, the company executed revised employment agreements for its Chairman, President, and Vice President stipulating an annual base compensation of $130,000 each. Accrued compensation reflecting officers, new hires, and acquisitions, for the period ending December 31, 2004 was as follows:

         Accrued Expense-Salaries: Officers/Directors      $  321,271
         Accrued Expense-Salaries: Other                      232,879
         Accrued Expense-Liquidated Damages                   124,200
         Accrued Expense-Other                                 19,100
                                                           ----------

                                Total Accrued Expenses:    $  697,450
                                                           ==========

         The company has accrued salaries of $321,271, in aggregate, due to the Chairman, President and Vice President. The remaining accrued salaries balance of $232,879 consists of $36,908 due to a former employee and $195,971 of current payroll paid in January, 2005.

NOTE 12 - DIVIDENDS PAYABLE:
---------------------------

         The Series B Preferred pays cumulative semi-annual dividends of 6% per annum, payable at the Company's option in cash, registered shares of its common stock or additional shares of its Series B Preferred (See note 19 (A)- Preferred Stock). The dividends payable as of December 31, 2004, were $54,910.

NOTE 13 - LOANS PAYABLE AND LOANS PAYABLE, RELATED PARTY:
--------------------------------------------------------

         XStream Beverage, Inc. ("XBI"), a principal stockholder of the company owned by XStream's chairman, periodically loans money to XStream. XStream's loans from XBI are undocumented, non-interest bearing, and due on demand. The balance due was $50,355 at December 31, 2004.

         In November of 2003, the Company obtained a $125,000 loan with a term of twelve months. The loan bears an annual interest rate of 10% to be accrued quarterly on the outstanding balance. The lender received 25,000 restricted shares of XSBG common stock as a loan fee in consideration of the note. The Company recognized a loan fee expense of $250,000 based on the contemporaneous share sale price of $10.00. In May 2004, a note payable of $125,000 was converted into 52,083 common shares valued at the then contemporaneous private placement offering price of $2.40 per share, resulting in no gain or loss.

         During 2003, XStream's principal broker also advanced money to the Company as non-interest bearing demand notes with no specified term. An agreement was made on December 30, 2003 to convert the remaining balance of $298,454 to equity. The conversion resulted in the company issuing 28,130 shares, which were issuable as of December 31, 2003. The shares were valued at their fair value based on contemporaneous sales resulting in no gain or loss on the transaction.

         In November of 2003, the Company entered into a non interest bearing arrangement with a six month term whereby a third party provided $109,000 of substituted collateral to secure a commercial line of credit for Beverage Network of Connecticut, Inc. in return for a consideration of 25,050 restricted shares of XStream Beverage Group, Inc. common stock. The Company computed a guarantee fee of $250,500 based on the $10.00 per share contemporaneous common stock sales price and is recognizing that fee over the six-month term with $83,500 charge to operations in 2003 included in loan and loan guarantee fees and $167,000 reflected in the deferred fees component of stockholders' equity at December 31, 2003.

         In January 2004, an agreement was made to convert a $15,000 third party, non-interest bearing demand note to equity with the common shares valued at the contemporaneous private placement offering price of $2.40 per share. The transaction resulted in the Company recognizing a gain on conversion of $3,000.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         In March 2004, a principal shareholder advanced $25,000 to the Company as a non-interest bearing demand note with no specified term.

         In October 2004 a shareholder advanced $137,000 to the Company as an interest bearing demand note at 6% per annum with no specified term. Loans payable at December 31, 2004 were as follows:

         Loans Payable:

         Bank Line of Credit 6% per annum(1)                     $   11,200
         Automotive equipment loan       (1)                            923
         March 2004, $22,692 Plus 8%interest per year,
          due June 2004 (loan in default) (1)                         21,807
         March 2004, non-interest bearing, due April, 2005 (1)        75,435
         July 2004, interest bearing demand note 6%
          per annum, (3)                                             418,702
                                                                 -----------
           Total Loans Payable - Other                               528,067

           Loans Payable, Related Party                              187,355
                                                                  ----------
           Total Loans Payable                                    $  715,422
                                                                  ==========

         (1) Resulted from the acquisition of Beverage Network of Massachusetts, Inc.("BNMA")
         (2) Resulted from the acquisition of Maui Juice trademark
         (3) Resulted from the acquisition of Beverage Network of Maryland, Inc. ("BNMD") (See details at Note 3 - Acquisitions).

NOTE 14 TERM LOAN PAYABLE
-------------------------

         Terms loan payable consists of bank term loan, 6% interest per annum, due November 17, 2007. The balance was paid with proceeds received from the Laurus Funds. (See Note 16- Long Term Notes Payable & Debt Discount)

NOTE 15 - CURRENT PORTION, LONG TERM DEBT
-----------------------------------------

         The current portion of long term debt as of December 31, 2004 was as follows (See note 16 below):

         July 2004, secured convertible Note 6% interest per annum $ 387,203 May 2004, secured convertible Note prime +2% interest
          per annum                                                     229,412
         March 2004, demand note 6% interest per annum, due
          April 2012                                                     36,331
                                                                      ----------
                                    Total:                            $ 652,946
                                                                      =========
NOTE 16 - LONG TERM NOTES PAYABLE & DEBT DISCOUNT:
--------------------------------------------------

         The following table reflects long-term notes at December 31, 2004:

         Interest bearing demand note 6% per annum, due
          April 2012 (Maui Trademark)                             $     182,430
         Secured 6% convertible note ("BNMD")                         1,941,839
         Senior secured convertible note ("Laurus")                   2,947,058
         Debt discount on senior secured convertible note            (1,351,709)
                                                                  -------------
                                                                       3,719,618

         Current portion of 6% interest bearing demand note             (36,331)
         Current portion of secured 6% convertible note                (387,203)
         Current portion of Senior Secured convertible note            (229,412)
                                                                  -------------
                                                                   $   3,066,672
                                                                  =============

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         On March 1, 2004, our wholly owned subsidiary, XStream Brands, Inc., a Florida Corporation, ("XStream Brands"), entered into an Assignment of Trademark with The Maui Juice Company. The purchase price for the assignment of the Mark was $255,017 in cash with $25,000 paid at the acquisition date and $230,017 to be paid under the terms of the agreement. (See Note 3-Acquisitions)

         On May 14, 2004, the Company secured a financing arrangement with Laurus Master Funds, Ltd. ("Laurus Funds"). The financing consists of a $3 million Senior Secured Convertible Note that bears interest at the rate per annum of prime plus two percent and has a term of three years (May 14, 2007). The Note is convertible into shares of the Company's common stock, only upon effectiveness of a registration statement registering the underlying shares, at a fixed price of $4.60 per share for the first $50,000 with the remaining $2,950,000 convertible at a fixed price of $5.20 per share, a premium to the 22-day average closing share price as of May 14, 2004. The first conversion price was reduced to $1.50 per share as a result of the Series B financing transaction. (See Note 17 - Mezzanine Debt)

         In connection with the financing, Laurus Funds was also issued a Warrant (the "Warrant") to purchase up to 225,000 shares of the Company's common stock. The warrants are exercisable as follows: 75,000 shares at $6.40 per share; 75,000 shares at $7.80 per share and the balance at $9.00 per share. The Company recorded a debt discount of (i) $822,000 for the valuation of the 225,000 warrants issued with the note (computed using a Black-Scholes model with an interest rate of 2.53%, volatility of 149%, zero dividends and expected term of three years);
         (ii) $597,251 for a beneficial conversion feature inherent in the note and (iii) $131,000 for debt issuance costs paid to affiliates of the lender, for a total discount of $1,550,251. The $822,000 and $131,000 are being amortized over the term of the note. Since the conversion is contingent on the effectiveness of the registration statement, which date cannot be determined, the Company will begin amortizing the $597,251 over the remaining term of the debt once the registration statement is declared effective. Amortization of the debt discounts through December 31, 2004 was $198,542.

         To secure the payment of all Obligations, XStream Beverage Network, Inc "XBNI" and its subsidiaries entered into a Master Security Agreement which assigns and grants to Laurus Funds a continuing security interest in all of the following property now owned or at any time upon execution of the agreement, acquired by XBNI or it's subsidiaries, or in which any Assignor now has or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, deposit accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general tangibles, chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, trademark applications, patents, patent applications, copyrights, copyright applications, tradestyles and any other intellectual property, in each case, in which any Assignor now has or may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions. In the event any Assignor wishes to finance an acquisition in the ordinary course of business of any hereafter-acquired equipment and has obtained a commitment from a financing source to finance such equipment from an unrelated third party, Laurus Funds agrees to release its security interest on such hereafter-acquired equipment so financed by such third party financing source.

         The Secured Term Note Agreement stipulates the note to be repaid using cash payment along with an equity conversion option; the details of both methods for repayment are as follows: The cash repayments stipulate that beginning on September 1, 2004, or the first Amortization Date, the company shall make monthly payments to Laurus Funds on each Repayment Date until the Maturity Date, each in the amount of $1,470.59 (the "Tranche A Monthly Principal Amount"), together with any accrued and unpaid interest to date on such portion of the first Fifty Thousand Dollars ($50,000) aggregate principal amount of the Note ("Tranche A") and each in the amount of $16,176.47 (the "Tranche B Monthly Principal Amount"), together with any accrued and unpaid interest to date on such portion of the next Two Million Nine Hundred Fifty Thousand Dollars ($2,950,000) aggregate principal amount of the Note ("Tranche B"). The conversion repayment states that each month by the fifth (5th) business day prior to each Amortization Date, the Laurus Funds shall deliver to the Company a written notice converting the Monthly Amount payable on the next Repayment Date in either cash or Common Stock, or a combination of both. If a Repayment Notice is not delivered by Laurus Funds on or before the applicable Notice Date for such Repayment Date, then the Company pays the Monthly Amount due in cash. Any portion of the Monthly Amount paid in cash shall be paid to Laurus Funds in an amount equal to 102% of the principal portion of the Monthly Amount due. If Laurus Funds converts all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued by the Company will be the number determined by dividing the portion of the Monthly Amount to be paid in shares of Common Stock, by the applicable Fixed Conversion Price, as adjusted at $1.50.

         The allocation of proceeds was as follows: $131,000 was distributed for management, due diligence/documentation

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         fees and escrow agent fees, $102,292 to payoff a term loan and line of credit at a commercial lending institution; $50,000 paid to Master Distributors, Inc., as a deposit, and $266,708 to the company as operating capital. The balance of $2,450,000 was deposited by Laurus Funds on behalf of the Company into an account, which is in the sole dominion and control of Laurus Funds. The purpose of the account is to ensure funds are readily accessible for the cash-financing portion of acquisitions or for any other purpose that Laurus Funds deemed appropriate for use of such funds. The balance with accumulated interest at December 31, 2004 was $452,771. (See Note 1 - Restricted
         Cash)

         A registration rights agreement was executed to register the shares underlying the note and warrants. Certain liquidated damages of 2% of the note balance per month accrue if stipulated deadlines are not met. The SB-2 registration was originally submitted on September 30, 2004, and resubmitted on January 31, 2005. As per the stipulations of the agreement, there are $124,200 in accrued liquidated damages due as of December 31, 2004.

         On July 9, 2004, the company's wholly owned subsidiary, Beverage Network of Maryland, Inc. ("BNMD"), (a Florida Corporation) announced it has completed, the acquisition of substantially all of the assets and certain liabilities of Master Distributors Inc. Pursuant to the terms of the agreement, the company issued a convertible promissory note for $2,000,000 payable in 60 equal monthly payments and bearing 6% interest per annum. The company executed an amended agreement to defer all payment of the note until April 15, 2005. The holder, at his discretion, may elect to receive XStream stock in lieu of a cash payment. The minimum conversion is $25,000 at a predetermined value of $5.20 per share. In January, 2005 the company issued 150,000 shares of restricted common stock to the principal owner of Master Distributors, Inc. as consideration for deferring all debt payments until April 14th 2005.

NOTE 17 - MEZZANINE DEBT
------------------------

         On August 2, 2004 Xstream Beverage Group, Inc. sold 43.2 shares of its Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on
         Section 4(2) of that act and Rule 506 of Regulation D. Pursuant to the terms of the placement documents (stipulating the debt instrument is convertible or redeemable at the discretion of the holder at the end of the 42 month term), the transaction was classified as Mezzanine Financing and the balance of the $2,160,000 gross proceeds is reflected as of December 31, 2004 (See Note 19 (A) - Preferred Stock)

NOTE 18 - COMMITMENTS AND CONTINGENCIES:
---------------------------------------

         (A) FACILITY LEASES
         -------------------

         Effective December 1, 2003, XStream terminated its month-to-month lease at its corporate headquarters in Boca Raton and co-located with its subsidiary, BNSF. Effective June 1, 2003, BNSF entered into a 24-month lease for new distribution facilities. In November 2003, this lease was cancelled by the landlord and succeeded by another lease effective December 1, 2003 for a 12-month term ending November 30, 2004. The rent is $4,552 per month. Rent expense for the period ending December 31, 2004 for corporate headquarters and BNSF was $44,949 while rent expense in 2003 was $73,406 for the same period.

         Effective November 1, 2003, BNCT entered into a 60-month lease for new distribution facilities. The rent is $5,108 per month for the 13,622 square foot facility. Rent expense for the period ending December 31, 2004, was $64,934, compared to $36,356 as of December 31, 2003.

         BNHI assumed the current lease as part of acquiring the assets of Pacific Rim. The terms are month-to- month with rent of $1,038 per month. In March of 2004, BNHI entered into a month-to-month lease agreement for management facilities with monthly rent of $4,200. The space is being utilized as housing for marketing consultants and other individuals active in expanding the brand and current distribution territory. Rent expense charged to operations for the period ending December, 2004 was $41,240.

         BNMA assumed the lease from Ayer Beverage, Inc., consisting of a 4,300 square foot facility at a cost of $1,425 monthly. The current lease expires on June 30, 2005 with an annual renewal option. On June 1, 2004, BNMA entered into a second lease agreement for 13,500 sq. ft. of space located in Lawrence, MA.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         The terms are month-to-month at a cost of $5,000 per month; the lease was terminated in November, 2004. The rent charged to operations was $48,345 as of December 31, 2004.

         BNMD assumed the lease from Master Distributors, Inc., consisting of a 70,261 square foot facility at a cost of $24,053 monthly. The current lease expires on March 31, 2008. BNMD also subleases to four tenants, 12,250 sq. ft. of warehouse space along with parking spaces adjacent to the building. The total space subleased yields $14,950 per month which is offset against rent expense. The total rent charged to operations, post acquisition, was $57,910 as of December 31, 2004.

Minimum lease payments over the next five years are thereafter as follows:

                       Future Minimum     Sublease     Net Minimum
                       Lease Payments     Income       Lease Payments
                       --------------     --------     --------------

         2005             $  420,704      $(128,200)   $  292,504
         2006                378,909       (104,200)      274,709
         2007                389,164             --       389,164
         2008                146,961             --       146,961
         2009                     --             --            --
                          ----------      ---------    ----------
                          $1,335,738      $(232,400)   $1,103,338
                          ==========      =========    ==========

(B) EMPLOYMENT AGREEMENTS
-------------------------

         See Note 11 for details regarding accrued compensation.

NOTE 19 - STOCKHOLDER'S EQUITY AND RECAPITALIZATION:
---------------------------------------------------

         (A) PREFERRED STOCK
         -------------------

         The Company has authorized 10,000,000 shares of preferred stock at $0.001 par value. The Board of Directors is authorized to issue two series of preferred stock and to fix the designation, powers, preferences, and rights of the shares of each series. In addition, the Company may pay dividends of common stock to preferred stockholders. In October 2001, the Board of Directors authorized Series A preferred stock, which is cumulative voting and convertible and does not have dividend rights. Each share of preferred stock is convertible to one share of common stock and each share of preferred stock is entitled to 5 votes on each matter submitted to a vote of the total capital stock of the Company. There were 200,000 preferred Series A shares outstanding at December 31, 2004.

         On August 2, 2004 XStream sold 43.2 shares of Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act and Rule 506 of Regulation D. XStream received gross proceeds of $2,160,000. The designations, rights, and preferences of the Series B Preferred provide that the Series B shares (i) have a liquidation preference of $50,000 per share; (ii) are convertible into shares of XStream common stock equal to the liquidation preference divided by the conversion price of $1.50 per share. The conversion price is subject to adjustment in the event of stock splits and combinations, dividends or distributions, reclassifications or reorganizations, or in the event, Xstream issues or sells any additional shares of common stock or other securities, which are convertible into common stock or common stock equivalents at a price less than the then current conversion price. Holders are restricted in their ability to convert the Series B Preferred into common stock if at the time of conversion the number of shares of common stock to be issued, together with all other shares of common stock owned by the holder, would result in the holder owning in excess of either 4.9% or 9.9% of the then issued and outstanding shares of Company's common stock, subject to a waiver by the holder of these limitations upon 61 days notice to the Company. Gross proceeds of $2,160,000 from the issuance of 43.2 shares of Series B Preferred, five year Series A detachable common stock purchase warrants to purchase 1,440,000 shares of the Company's common stock with an exercise price of $2.00 per share and five year Series B detachable common stock warrants to purchase 720,000 shares of the Company's common stock with an exercise price of $4.00 per share. The Series B Preferred, which has a liquidation preference of $50,000 per share, is convertible into shares of the Company's common stock equal to the liquidation preference divided by the conversion price of $1.50 per share. The estimated fair value of the warrants and the beneficial conversion feature, in accordance with EITF 00-27, is $2,160,000, which is allocated to additional paid in capital and recorded as a dividend over the term of the Series B Preferred, 42 months. As of December 31, 2004, the Company recorded $317,142 of the discount to dividend. The commission on this financing is 10% of the gross proceeds. The commission results in a reduction of additional paid in capital of $416,000.

         The holders have the right to require XStream to redeem all or a portion of the shares the Series B Preferred under certain circumstances, including (i) upon the occurrence of a Major Transaction (as that term is defined in the designations of the Series B Preferred). In this event, the redemption price would be equal to 100% of the liquidation preference plus all accrued but unpaid dividends, and (ii) upon the occurrence of a Triggering Event (as that term is defined in the designations of the Series B Preferred).

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         In this event, the redemption price would be equal to 120% of the amount of the liquidation preference plus all accrued but unpaid dividends. Upon either occurrence, at the Company's discretion XStream can pay the redemption price in cash or shares of common stock based upon the then current conversion price.

         On the date which is 42 months from the date of issuance of the Series B Preferred (the "redemption date"), at the option of the holder XStream is required to redeem the outstanding shares of Series B Preferred into such number of shares of its common stock equal to the liquidation preference plus all accrued but unpaid dividends divided by the conversion price then in effect, or for cash at a price equal to the number of shares of common stock each holder would be entitled to receive at the conversion price then in effect multiplied by $1.85. The Company uses the straight line method which approximates the interest method.

         So long as the Series B Preferred is outstanding, without the consent of the holders of at least 3/4 of the outstanding shares of Series B Preferred the Company cannot (i) amend the provisions of the Series B Preferred, (ii) repurchase, redeem or pay any dividends on its common stock or any other securities which rank junior to the Series B Preferred, (iii) amend the Articles of Incorporation or By-laws in a manner which would materially and adversely affect any right of the Series B Preferred, (iv) make any distribution with respect to any junior security, (v) voluntarily file for bankruptcy, liquidate its assets or make an assignment for the benefit of its creditors (vi) change the nature of its business, or, (ii) so long as at least $1,500,000 of the Series B Preferred is outstanding (which represents 30 shares), authorize or create any class of securities which ranks senior to our pari passu with the Series B Preferred.

         The Series B Preferred has no voting rights, it ranks senior to Xstream's common stock and to all other classes of its securities which do not specifically provide that they are senior to the Series B, but subordinate to all of the Company's indebtness, and it pays cumulative semi-annual dividends of 6% per annum, payable at the Company's option in cash, registered shares of common stock or additional shares of the Company's Series B Preferred. The dividends payable as of December 31, 2004, were $54,910. If Xstream chooses to pay the dividends in registered shares of The Company's common stock, the shares are valued at the then conversion price of the Series B Preferred and if Xstream chooses to pay the dividends in shares of Series B Preferred, those shares are valued at the liquidation preference of the stock.

         (B) COMMON STOCK
         ----------------

         In February 2002, the Company issued 213,375 of its common shares to its founder and principal Stockholder, XStream Beverage, Inc. ("XBI"). XBI is controlled by an officer of the Company. For purposes of results of operations, the issuance was considered in substance, a compensation expense to be recognized during the service period pursuant to a verbal consulting agreement, which was effective April 1, 2002. Accordingly, the value of $10,668,750 had been recorded as a deferred compensation expense at March 31, 2002. In July 2002, effective April 1, 2002 the Company rescinded the consulting agreement and received a subscription for the 213,375 common shares, paid for in the form of a promissory note at the contemporaneous offering price of $10.00 per share resulting in a subscription promissory note receivable of $2,133,750. Under Delaware law, the promissory note is considered valid consideration for the issuance of capital stock. The note bears interest at 8% per annum and is due August 13, 2003. Due to the rescission of the consulting a agreement, the $10,668,750 deferred compensation and related $10,664,483 additional paid-in capital were reversed. Interest income for 2004 and 2003 was $14,030 and $170,700, respectively and accrued interest receivable is $299,042 and is deducted from equity as a subscription receivable at December 31, 2003. In January 2004, the Company forgave the subscription receivable promissory note for its parent and related accrued interest in exchange for the return of the 213,375 subscribed shares which were returned to treasury and cancelled. The reversal of principal amount of the note, $2,133,750, was reflected against additional paid-in capital. The balance of accrued interest in the amount of $313,072 was recognized in the statement of operations for the twelve months ended December 31, 2004.

         In January 2003, the Company issued 2,500 shares of restricted stock in consideration for consulting services rendered resulting in a consulting expense of $50,000 in January 2003 based on the contemporaneous offering price of $20.00 per share.

         In January 2003, the Company issued 7,000 shares as final settlement of a service agreement, 2,250 of which were reflected as issuable at December 31, 2002. The settlement loss was recognized at $95,000 based on the contemporaneous offering price of $20.00 per share.

         On January 15, 2003, the Company issued 17,500 shares pursuant to a twelve-month consulting agreement. The 17,500 shares were vested at the grant date resulting in a value of $350,000 based on the trading price on the grant date to be recognized over the twelve-month service period. During the twelve months ended

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         December 31, 2003, $274,250 was recognized as consulting expense $75,750 as deferred. The deferred balance of $75,750 was recognized as consulting expense as of March 31, 2004.

         In March 2003, the Company issued 5,250 shares for legal services rendered and sold 750 shares to the legal services provider. The shares were vested at the grant date resulting in a value of $60,000 based on the contemporaneous offering price of $10.00 per share. The Company received proceeds in the amount of $7,500 and recognized a legal expense of $52,500.

         The Company issued 10,000 common shares under an exercise provision relating to 10,000 options exercisable at $0.01, from options allegedly granted to a consultant. The validity of these options was in dispute and thus the Company treated the stock issuance as a settlement. The Company received proceeds in the amount of $2,000 and recognized a settlement loss of $98,000 based on the contemporaneous offering price of $10.00 per share.

         In March 2003, the Company issued 10,000 common shares for consulting services rendered, resulting in a consulting expense of $200,000 based on the contemporaneous offering price of $20.00 per share.

         The Company issued to officers 10,000 common shares under a cashless exercise provision relating to 977,778 options exercisable at $35.00 per share. The trading bid price was $44.00 on the exercise date of February 28, 2003. The exercise was recorded as a credit to common stock of $200.00 and a charge to additional paid in capital of $200.00 with no net effect on operations.

         On April 7, 2003, XStream issued 83,750 common shares for the acquisition of Universal Florida Beverage Distributors. The shares were valued at the contemporaneous offering price of $10.00 per share, which resulted in the acquisition price of $837,500.

         On April 25, 2003, XStream issued 40,000 common shares for the acquisition of Finish Line. The shares were valued at the contemporaneous offering price of $10.00 per share, which resulted in the acquisition price of $400,000.

         In April 2003, XStream issued 15,750 common shares for a convertible debenture and accrued interest of $70,000 and $2,450, respectively. The issued shares were valued at the contemporaneous private placement offering of $10.00 per share resulting in a fair value of $157,500. The Company recognized a settlement loss of $85,050.

         In June 2003, XStream issued 52,500 common shares to two former officers; a settlement loss of $418,750 was recognized.

         In June 2003, the Company issued 1,000 common shares from the $20.00 private placement and 3,000 common shares from the $10.00 private placement for a total $50,000.

         On June 5, 2003, XStream issued 9,000 common shares for legal services rendered. The issued shares were valued at the contemporaneous private placement offering of $10.00 per share resulting in a fair value of $90,000 on the date of grant that was recognized immediately for past services rendered.

         In June 2003, XStream issued 3,250 common shares for consulting services. The issued shares were valued at the contemporaneous private placement offering of $10.00 per share resulting in a fair value of $32,500 that was recognized immediately since the shares were immediately vested and the term of the agreement was not defined.

         In June 2003, XStream issued 3,750 common shares for services to be rendered to two former employees of Universal Florida Beverage Distributors. These shares are being held in escrow by Xstream pending one year vesting requirements. The shares were valued at $10.00 per share and recorded as unearned compensation of $37,500 to be recognized over the one year vesting period.

         In April, May and June 2003, XStream sold 15,590 common shares under the $10.00 per share Private Placement Memorandum for proceeds of $155,900.

         In July 2003, XStream issued 5,000 common shares for consulting and investor relation services. The issued shares were valued at the contemporaneous private placement offering of $10.00 per share resulting in a fair value of $50,000 that was recognized immediately since the shares were fully vested at the start of the agreement.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         The Company also issued 52,500 contingent shares to an investment banker. The Company charged a $475,000 consulting expense to operations for past services rendered.

         In July 2003, XStream issued 10,150 common shares to all of its employees as a bonus for services rendered. The issued shares were valued at the contemporaneous private placement offering of $10.00 per share resulting in a fair value of $101,500, which was recognized immediately since the shares were fully vested at issuance.

         In July 2003, XStream issued 750 common shares to two former consultants as compensation for past services. The issued shares were valued at the contemporaneous private placement offering of $10.00 per share resulting in a fair value of $7,500, which was recognized immediately since the shares were fully vested at issuance.

         In August 2003, XStream issued 10,000 common shares to two former employees as compensation for past services. The issued shares were valued at the contemporaneous private placement offering of $10.00 per share resulting in a fair value of $100,000, which was recognized immediately since the shares were fully vested at issuance.

         During the quarter ending September 30, 2003, the Company issued 1,000 common shares under prior PPM's for $10,000.

         In August 2003, the Company issued 550 shares along with a $12,000 one year note to acquire the customer lists of American Natural Water Distributors. The shares were valued at $10.00 per shares and the resulting $5,500 was recorded as customer list.

         In October 2003, the Company issued 7,500 shares as a loan fee with a fair value of $75,000 based on the contemporaneous offering price of $10.00 per share to the Chairman of its board of directors in consideration of a $75,000 due on demand loan. Accordingly, the $75,000 was recognized immediately as a loan fee.

         The Company also issued 4,039 common shares as part of a consulting agreement, resulted in a consulting expense of $40,390.

         In November 2003, the Company issued 12,500 shares as a loan fee in consideration of a non-interest bearing demand note from a consultant. The value of $125,000 based on the contemporaneous offering price of $10.00 per share was recognized immediately as a loan fee.

         In November 2003, the Company issued 25,000 shares as a loan fee in consideration of a one-year note. The value of $250,000 based on the contemporaneous offering price of $10.00 per share is recognized over the one year term with $42,000 expensed as of December 31, 2003. On May 31, 2004, the principal balance of note $125,000 was converted into 52,083 common shares based on the then contemporaneous offering price of $2.40. The remaining deferred component of $208,000 was recognized as an expense as of December 31, 2004.

         Xstream also issued 39,350 shares to employees as a bonus for services performed to date, and 250 shares as part of a termination agreement (see Note 1 (H)). The issued shares were valued at the contemporaneous private placement offering of $10.00 per share resulting in a fair value of $396,500, which was recognized immediately as compensation expense since the shares were fully vested at issuance.

         In November of 2003, the Company issued 25,050 shares of common stock in consideration of $109,000 of substituted collateral to secure a commercial line of credit for Beverage Network of Connecticut (BNCT). A guarantee fee computed as $250,500 based on the then contemporaneous private placement offering of $10.00 per share is recognized over the 6-month term with $83,500 charged to loan and loan guarantee fees in 2003 and $167,000 deferred as a component of equity at December 31, 2003. On May 18, 2004, the Company paid the balance due on the line of credit from proceeds in the Laurus transaction, thereby releasing the substituted collateral. (See Note 16 - Long Term Notes Payable & Debt Discount) The Company recognized an expense of $167,000 as of December 31, 2004.

         During the quarter ended December 31, 2003 the Company issued stock for the following services: 2,500 to a consultant for past services, valued at $25,000 based on the private placement offering price of $10.00 per

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         share. 37,500 shares were issued to an investment banker for past services, which were shares valued at $2.40 per share, (based on Private Placement Memorandum dated November 13, 2003) with the $90,000 fee recognized immediately.

         In December 2003, the Company issued 15,000 shares to a consultant for services under a 9-month contract. The resulting expense of $36,000 based on the then contemporaneous offering price of $2.40 per shares will be recognized over the 9 month term beginning in 2004.

         XStream's principal broker agreed to convert the balance of its non-interest bearing demand notes totaling $298,454 to equity. The conversion resulted in the Company issuing 28,130 shares, which were issuable as of December 31, 2003. There was no gain or loss on this transaction.

         The current Private Placement memorandum effective November 13, 2003, offers 250,000 shares of common stock at $2.40 per share. In December 2003, the Company received gross proceeds of $88,000 with issuable shares totaling 36,667.

         In January 2004, the Company issued 5,500 shares of restricted common stock for legal services provided to the Company. The shares were valued at the then contemporaneous private placement offering price of $2.40 per share with the expense of $13,200 recognized immediately.

         In the first quarter, an agreement was made to convert a $15,000 third party, non-interest bearing demand note to 5,000 common shares valued at the then contemporaneous private placement offering price of $2.40 per share. The transaction resulted in the Company recognizing a gain on conversion of $3,000.

         In January 2004, the company issued 775 of restricted common stock to consultants for past services. The shares were valued at the then contemporaneous offering price of $2.40 per share with the expense of $1,860 recognized immediately.

         In January 2004, XStream Brands, Inc. entered into an Assignment of Trademark with Squeeze Beverage, Inc., for the assignment of all of its rights and interests in the Mark of "SQUEEZE" for carbonated flavored soft drinks and seltzer water, including all variations thereof such as spelling, formatives, phonetic variations and stylized designs of the same and all goodwill associated therewith. The Company issued 20,000 restricted common shares valued based upon the then contemporaneous private placement offering price of $2.40 per share resulting in a valuation of $48,000. (See Note 3 - Acquisitions)

         The Company also issued 3,750 common shares to a consultant valued at the then contemporaneous private placement offering price of $2.40 per share. The services provided are for a period of six months, (January 1
         - June 30, 2004), with the entire $9,000 expensed as of June 30, 2004.

         In February 2004, the Company issued 500,000 shares in consideration of employment services provided to the Company: 300,000 shares were issued to Theodore Farnsworth, Chairman; 100,000 shares each to Jerome Pearring, President/CEO and Barry Willson, Vice President/Secretary. The Company retained the services of an independent accounting firm to perform a valuation analysis on this transaction; the results were as follows: The 300,000 shares were valued at $2.50 per share, while the two issuances of 100,000 each were valued at $3.00 per share. As the shares were issued for past services, the expense of $1,350,000 was recognized immediately.

         In February 2004, the Company entered into a Termination Agreement, Waiver and Release with two prior officers, terminating their consulting agreement of June 2003 by issuing 16,268 restricted common shares valued at the then contemporaneous offering price of $2.40 per share. A loss of $23,921 was recognized immediately as a result of the transaction.

         In March of 2004, the Company issued 5,208 shares of restricted common stock for legal services provided to the Company. The shares were valued at the then contemporaneous offering price of $2.40 per share with the expense of $12,500 recognized immediately. The Company also issued 147 shares to a consultant pursuant to the execution of a 12-month agreement, which stipulates shares to be issued quarterly. Per the agreement, the shares were valued at $8.20 per share and an expense of $1,206 was recognized immediately.

         The Company issued 30,000 shares to a broker for past services. The shares were valued at the then contemporaneous offering price of $2.40, with the Company recognizing an expense of $72,000.

         In March 2004, Beverage Network of Hawaii, Inc. ("BNHI"), acquired all the assets and certain liabilities of a Hawaii beverage Company for 12,500 shares of the Company's restricted common stock. The shares were valued

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         at the then $2.40 contemporaneous private placement offering price resulting in a value of $30,000. (See Note 3 - Acquisitions)

         In March 2004, Beverage Network of Massachusetts, Inc. ("BNMA"), acquired substantially all the assets and certain liabilities of a Massachusetts beverage company for cash and 20,000 shares of the Company's restricted common stock valued at $48,000 based on the then contemporaneous private placement offering price of $2.40 per share. (See Note 3 - Acquisitions)

         As agreed in January 2004, the Company issued 16,268 common shares to two former officers in exchange for $57,418 of liabilities due to them. The shares were valued at the best-estimated fair value at that time which was the quoted trading price of $5.00 on the agreement date or a total $81,339 resulting in a loss on settlement of $23,921.

         During the first quarter, 2004, the Company issued 330,707 shares of restricted common stock in consideration of subscriptions for the then contemporaneous private placement memorandum at an offering price of $2.40 per share for gross proceeds of $793,696 and received an additional $137,000 pursuant to subscriptions for which 57,083 shares were recorded as issuable. Offering costs were $108,370.

         In April of 2004, the Company issued 32,500 shares of restricted common stock to employees for past services. The stock was valued at the then contemporaneous private placement offering price of $2.40 per share with the Company recognizing a compensation expense of $78,000.

         A six-month consulting agreement was executed on April 13, 2004. The agreement stipulated that the individual would be issued 5,000 shares of restricted common stock. The Company issued the shares recognizing an expense of $5,000 and a deferred expense of $7,000 as of June 30, 2004. The remaining deferred balance was expensed as of December 31, 2004

         On April 8, 2004, the Company executed a contract with a member of its advisory board. The term of the contract will continue until either the Advisor or the Company terminates the agreement or the Advisor's participation in the advisory board by sending written notice to the other party. The Company issued 2,500 restricted shares per the stipulations of the contract and recognized an expense of $6,000 based on the then contemporaneous offering price of $2.40 per share.

         The Company also issued 2,500 shares to a second member of its strategic advisory board for the execution of a consulting agreement. The term of the contract will continue until either the Advisor or the Company terminates the agreement or the Advisor's participation in the advisory board by sending written notice to the other party. The Company recognized an expense of $6,000 based on the then contemporaneous private placement offering price of $2.40 per share.

         In May 2004, the Company issued 30,000 shares to an investment banker for past services rendered. The company recognized an expense of $72,000 based on the then contemporaneous offering price of $2.40 per share. In May 2004, a note payable of $125,000 was converted into 52,083 common shares valued at the then contemporaneous private placement offering price of $2.40 per share, resulting in no gain or loss.

         On July 9, Beverage Network of Maryland, Inc. ("BNMD"), executed an asset purchase agreement with Master Distributors, Inc. (See Note 3 - Acquisitions). A stipulation of the agreement was to issue shares of XBNI restricted common stock to current employees of Master Distributors, Inc. in consideration of services rendered as well as being an incentive to remain in their current positions to ensure a seamless transition for all parties involved. The Company issued 21,250 shares of stock on June 8, 2004 with the contingency that the certificates were to be held by an escrow agent until after the six month anniversary date of the closing of the asset purchase agreement. As of July 1, 2004, these shares were reclassed as deferred expenses with the Company recognizing an expense of $25,500 for the quarters ending September 30 and December 31, 2004, respectively. The Company also issued 96,154 shares to the principal owner of Master Distributors, Inc. in advance of the purchase agreement and upcoming closing of the transaction. The shares, totaling 117,404, were valued at the then contemporaneous offering price of $2.40 with the Company recording a prepaid acquisition cost of $281,769 as of June 30, 2004.

         In April, May and June 2004, the company issued 69,861 shares, previously recorded as issuable as of March 31, 2004.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         During the quarter ended June 30, 2004, the Company issued 255,000 shares of restricted common stock in consideration of subscriptions from the then current private placement memorandum at an offering price of $2.40 per share for gross proceeds of $612,000. Additionally, as of June 2004, 100,000 shares of common stock became issuable for $240,000 proceeds received as of June 30, 2004. Offering costs were $138,590.

         In July, August and September 2004, the Company issued 67,500 shares, previously recorded as issuable, as of June 30, 2004.

         During the third quarter, 2004, the Company issued 48,300 shares of restricted common stock in consideration Of subscriptions for the then contemporaneous private placement memorandum at an offering price of $2.40 per share for gross proceeds of $115,920 and received an additional $24,000 pursuant to subscriptions for which 10,000 shares were recorded as issuable. Offering costs were $23,790.

         In July 2004, the Company entered into a ninety day contract with a firm to provide investor relations services. The contract stipulated that the consultants were to be issued 15,000 shares of restricted common stock; the stock was also valued at the current offering price of $2.40 and an expense of $36,000 was recognized as of September 30, 2004.

         A six-month consulting agreement was executed on July 1, 2004; the agreement stipulated that the individual would be issued 2,500 shares of restricted common stock. The Company issued the shares recognizing an expense of $6,000 as of December 31, 2004.

         In August 2004, the Company issued 7,500 shares to an employee pursuant to the stipulations of the employee agreement which has a term of six month. The shares were valued at the private placement offering price of $2.40; an expense of $18,000 was recognized for the period ending December 31, 2004.

         During the same period, the Company issued 17,500 and 29,598 shares of restricted common stock to employees for past services. The stock was valued at the contemporaneous private placement offering price of $2.40 per share with the Company recognizing a compensation expense of $113,035.

         The Company also issued 4,167 restricted shares on behalf of its subsidiary, Beverage Network of Hawaii, Inc., as a settlement for a note and for past services rendered. The shares were valued at $2.40 which resulted in a settlement gain of $39,999.

         In September 2004, 3,600 shares were issued to a consultant according to the terms of an agreement. The shares were also valued at the contemporaneous offering price of $2.40 and the Company recognized an expense of $8,640 for the period ending December 31, 2004.

         The Company also issued 2,500 shares to a member of its strategic advisory board for the execution of a consulting agreement. The term of the contract will continue until either the Advisor or the Company terminates the agreement or the Advisor's participation in the advisory board by sending written notice to the other party. The Company recognized an expense of $6,000 for this period, based on the contemporaneous private placement offering price of $2.40 per share.

         The Company issued 43,750 shares of restricted common shares to an investment banking firm as pursuant to the agreements related to the August 2, 2004 Preferred Series B stock sale (See Preferred Stock above) According to the terms of the agreement, the investment banker was entitled to these shares for acting as the placement agent in the transaction. The shares were valued at the contemporaneous common stock offering price of $2.40; the Company recognized offering costs of $105,000 as of December 31, 2004.

         In September 2004, the Company issued 20,000 restricted shares according to the terms of an agreement entered into with a firm for investor relations. The agreement is to remain in effect until cancelled by either party. Upon valuing the shares at $2.40, the Company recognized an expense of $48,000 for the period ending December 31, 2004.

         On October, 2004, the Company issued 12,500 shares of restricted common stock to a consultant for current services pursuant to the terms of the contract. The shares were valued at $1.80 which was the closing price of the stock on the grant date. An expense of $22,500 was recognized for the period ending December 31, 2004.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         The Company also issued 3,445 shares to an individual for accounting services provided to the Company. The shares were valued at $1.70, the fair market value on the date of issuance, resulting in an expense of $5,856.50.

         In November, 2004, the Company issued 19,824 restricted common shares for legal services. The shares were valued at $1.32 based on the closing price on the grant date. An expense of $26,167.68 was recognized for the period ending December 31, 2004.

         The Company also issued 2,500 shares to a second member of its strategic advisory board for the execution of a consulting agreement. The term of the contract will continue until either the Advisor or the Company terminates the agreement or the Advisor's participation in the advisory board by sending written notice to the other party. The Company recognized an expense of $3,300 based on the closing price of the stock on the date it was granted.

         There were 8,000 shares of restricted common stock issued to a firm for investor relations. The issuance was for the current period so an expense of $10,560 was recognized as of December 31, 2004, based on the closing price of the stock on the grant date.

         The company entered into a one year consulting agreement with a former key member of management of Beverage Network of Maryland, Inc. ("BNMD"). The agreement stipulated that the individual was to receive 240,000 shares of restricted common stock for the term of the agreement. The closing price of the stock on the grant date was $1.75; the term of the agreement is for calendar year, 2005; therefore, the entire value of the transaction, $420,000, was considered deferred as of December 31, 2004. Of the 240,000 shares stipulated in the agreement, 90,000 were issued and the remaining balance of 150,000 shares were issuable as of December 31, 2004.

         During the period of October 1, 2004 through December 31, 2004, the Company issued 5,000 shares of common stock, previously recorded as issuable as of September 30, 2004

         (C) STOCK OPTIONS AND WARRANTS
         ------------------------------

         In February 2002, the Company established the 2002 Stock Option Plan (the "Plan") which is effective March 1, 2002. Officers, employees, consultants, and directors of the Company are awarded options periodically for the purchase of common stock of the Company under the Plan. Employees may be awarded incentive stock options and all other options issued under the plan shall be non-qualified stock options. Principal stockholders may be granted options under the plan only if the exercise price is at least 110% of the fair market value of the common stock on the grant date and such options cannot be exercised for 5 years. All other options granted under the plan shall not have an exercise price less than 100% of the fair market value of the common stock on the date of grant. The options, which expire ten years from the grant date but may expire earlier as determined by the compensation committee of the Board of Directors, vest as determined by the compensation committee of the Board of Directors. Upon termination of employment, for any reason other than death, disability, or retirement, all rights to exercise options shall terminate 90 days after the date of employment termination. Upon termination for death, disability, or retirement, the options shall be exercisable for a period of one year from such date of termination. The aggregate numbers of shares subject to options granted under the plan shall be 25,000,000 common shares. There were no options issued under the plan as of December 31, 2002.

         Effective February 1, 2002, the Company granted options to purchase 475,000 shares of common stock to three officers at an exercise price of $35.00 per share under their employment agreements. These options were cancelled in conjunction with the termination of the employees' employment agreements in 2003.

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         In March, 2004, the Company signed an agreement with a company to act as placement agent to arrange the sale of debt, equity or equity-linked securities on behalf of the company. In accordance with the terms of the agreement, the Company granted the placement agent a retainer consisting 37,500 warrants exercisable at $0.20 for five years, 37,500 warrants exercisable at $1.50 for five years, 37,500 warrants exercisable at $3.00 for five years. The warrants were valued at an aggregate $556,009 or $6.57, $6.51, $6.51 per option, respectively, recognized over the one year term of the agreement. This resulted in a consulting expense of $417,007 with a remaining deferred component of 139,002 as of December 31, 2004. The fair market value of the stock warrants granted to the consultant was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following assumptions: expected dividend yield 0%, risk-free interest rate of 1.58%, volatility 191% and expected term of five years.

         On May 14, 2004, the Company secured a financing arrangement with Laurus Master Funds, Ltd. ("Laurus Funds") (See note 14-Notes Payable-Long Term & Debt Discount, Secured Convertible Note) The financing consists of a $3 million Senior Secured Convertible Note that bears interest at the rate of prime plus two percent and has a term of three years (May 14, 2007). The Company then issued 426,250 options to the placement agent mentioned above, as they were directly engaged in securing the Laurus transaction. The warrants are exercisable at $1.50 for five years; the Company valued the transaction at $1,879,809 as deferred loan fees and is being recognized over the 36 month term of the Laurus funding. The Company recorded a loan fee expense of $391,627 as of December 31, 2004, with a remaining deferred component of $1,488,182 to be amortized through May, 2007. The transaction was valued using the Black-Scholes Model with the following assumptions expected dividend yield of 0% risk-free interest rate of 2.53%, volatility 124% and expected term of 5 years.

         In July, 2004, the Company issued Laurus warrants to purchase 22,500 of common stock with an exercise price Of $5.20 and a term of 10 years, for release of restricted cash in connection with the Master Distributors, Inc. acquisition.(See note 3-Acquisitions) The Company recognized interest expense in the amount of $78,217. The transaction was valued using the Black-Scholes Model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 2.64%, volatility 96% and expected term of 10 years.

         On July 20, 2004, the Company issued Laurus warrants to purchase 125,000 shares of the Company's common stock with an exercise price of $3.00 per share and a term of 10 years. The warrants were issued as compensation to Laurus for the release of $250,000 of the restricted cash. The Company recognized interest expense from this issuance of $492,980 during the twelve months ending December 31, 2004. The transaction was valued using the Black-Scholes Model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 2.64%, volatility 96% and expected term of 10 years.

         On August 2, 2004 Xstream Beverage Group, Inc. sold 43.2 shares of our Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on
         Section 4(2) of that act and Rule 506 of Regulation D. Pursuant to the terms of the placement documents (stipulating the debt instrument is convertible or redeemable at the discretion of the holder at the end of the 42 month term), the transaction was classified as Mezzanine Financing and the balance of the $2,160,000 gross proceeds is reflected as of December 31, 2004 (See Note 17 - Preferred Stock) The company compensated a placement agent engaged in the transaction with warrants to purchase consisting of 160,941 warrants exercisable at $1.50 for five years, 118,588 warrants exercisable at $2.00 for five years, 144,000 warrants exercisable at $4.00 for five years. The warrants were valued at an aggregate $1,359,712 or $3.25, $3.23, $3.15 per option, respectively, to be amortized over the term of the conversion period of 42 months. The company recognized $161,870 as dividends related to this transaction as of December 31, 2004, with a remaining deferred component of $1,197,841. The transaction was valued using the Black-Scholes Model with the following assumptions: expected dividend yield of 0%, risk- free interest rate of 2.51%, volatility 161% and expected term of five years.

         On November 11, 2004, the Company issued Laurus warrants to purchase 100,000 shares of the Company's common stock with an exercise price of $2.00 per share and a term of 10 years. The warrants were issued as compensation to Laurus for the release of $100,000 of the restricted cash. The Company recognized interest

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         expense from this issuance of $120,732, or $1.21 per share, during the twelve months ending December 31, 2004. The transaction was valued using the Black-Scholes Model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 2.85%, volatility 111% and expected term of 10 years.

         On December 14, 2004, the Company issued Laurus warrants to purchase 369,000 shares of the Company's common stock with an exercise price of $2.00 per share and a term of 10 years. The warrants were issued as compensation to Laurus for the release of $369,000 of the restricted cash. The Company recognized interest expense from this issuance of $600,183, or $1.63 per share, during the twelve months ending December 31, 2004. The transaction was valued using the Black-Scholes Model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 3.01%, volatility 111% and expected term of 10 years.

         In December, 2004, the Company entered into a one year agreement for consulting services. The agreement stipulated that a warrant to purchase 50,000 shares of common stock be issued. The warrants are exercisable as follows: $2.00 per share and the Company recorded a deferred consulting expense of $69,192, or $1.38 per share for the valuation of the 50,000 warrants. (computed using a Black-Scholes model with an interest rate of 3.01%, volatility of 96%, zero dividends and expected term of five years)

         A summary of the options and warrants issued as of December 31, 2004 and 2003 and changes during the years is presented below:


                                                       2004                        2003
                                             ----------------------------------------------------
                                                            Weighted                      Weighted
                                              Number of      Average      Number of        Average
                                             Options and    Exercise     Options and       Exercise
                                               Warrants      Price         Warrants         Price
                                              ---------     -------        ---------      ---------


         Stock Options
         Balance at beginning of year            17,125     $  4.54         502,125       $   21.80
         Granted                              4,013,779     $  2.72         100,000       $   28.00
         Exercised                                  -0-     $   -0-         (48,889)      $   35.00
         Forfeited                                  -0-     $   -0-        (536,111)      $   34.80
                                              ---------     -------        ---------     ----------
         Balance at end of year               4,030,904     $  3.02          17,125       $   74.60
                                              =========     =======        =========      =========
         Options exercisable end of year      4,030,904     $  3.02          17,125       $   74.60
                                              ---------     -------        ---------      ---------
          Weighted average fair value of
           options granted during the year                  $  2.72                       $   19.20
                                                            =======                       =========

         The following table summarizes information about stock options and warrants outstanding at December 31, 2004:

                   Options Outstanding                                              Options Exercisable
-----------------------------------------------------------------------------------------------------------------
                                                         Weighted         Weighted                       Weighted
            Range of                 Number               Average          Average          Number        Average
            Exercise              Outstanding at         Remaining        Exercise      Exercisable at   Exercise
             Price               December 31, 2004      Contractual        Price      December 31, 2004    Price
        --------------           -----------------      -----------       --------    -----------------  ---------


       $   6.40 - 100.00               242,125          9.79 Years        $  12.46          242,125      $  12.46
       $   3.00 -   6.39             1,049,000          5.79 Years        $   4.59        1,049,000      $   4.59
       $   1.50 -   2.99             2,702,279          5.89 Years        $   1.88        2,702,279      $   1.88
                    0.20                37,500          5.07 Years        $   0.20           37,500      $   0.20
                                     ---------                            --------        ---------      --------
                                     4,030,904                            $   3.02        4,030,904      $   3.02
                                     =========                            ========        =========      ========

NOTE 20 INCOME TAXES
--------------------

         For Federal income tax purposes, the Company has net operating loss carryforwards of approximately $8,400,000, which expire at various times through 2024. Annual utilization of the net operating loss carryforwards may be limited due to ownership changes as defined under section 382 of the Internal Revenue Code.

         The Company's tax expense differs from the "expected" tax (benefit) for the years ended December 31, 2004 and 2003, computed by applying the statutory Federal tax rate of 35% to loss before taxes, as follows:

                         XSTREAM BEVERAGE NETWORK, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


                                                 2004              2003
                                            --------------     -------------

         Computed "expected" tax (benefit)  $  (3,235,000)     $  (2,188,446)
         State tax (benefit), net of
          Federal tax effect                     (462,000)                --
         Meals                                         --              4,002
         Stock issued for services              1,282,000            968,778
         Contributed services                          --             85,891
         Amortization of goodwill                 (27,000)                --
         Restatement of valuation allowance     2,442,000          1,129,775
                                            -------------      -------------
                                            $          --      $          --
                                            =============      =============

         The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2004 are as follows:

         Deferred tax assets:
         Net operating loss carryforward            $  3,382,000
         Impairment of goodwill                          592,000
         Accrued expenses                                129,000
         Other                                           127,000
                                                    ------------
         Total gross deferred tax assets               4,230,000
         Less valuation allowance                     (4,230,000)
                                                    ------------
         Net deferred tax assets                    $         --
                                                    ============

NOTE 21 - SUBSEQUENT EVENTS:

         In January, 2005, the Company issued 150,000 shares of restricted common stock to the principal owner of Master Distributors, Inc. (See note 3-Acquisitions) as consideration for deferring all debt payments until June 15, 2005. The stock was valued at $1.62; the closing price on the date of grant. The transaction value of $243,000 will be recognized over the term of the deferral period.

         We also issued 150,000 common shares to a consultant pursuant to the terms of a one-year agreement. The stock was valued at $1.70, the closing price on the date of grant. The Company also granted warrants, with a term of five years, to purchase 200,000 shares of common stock. 100,000 warrants exercisable at $4.00 and the remaining 100,000 exercisable at $5.00. The value of the stock transaction of $255,000 and the value of the warrants $220,018 (computed using the Black-Scholes model) will be recognized over the term of the agreement.

         The Company issued 200,000 common shares to a consultant pursuant to the terms of a one-year agreement. The stock as valued at $1.67; the closing price on the date of grant. The Company also granted warrants, with a term of five years, to purchase 300,000 shares of common stock. 100,000 warrants exercisable at $2.00; 100,000 warrants exercisable at $2.50 and the remaining 100,000 exercisable at $3.00. The value of the stock transaction of $334,000 and the value of the warrants $371,826 (computed using the Black-Scholes model) will be recognized over the term of the agreement.

         There were 10,000 shares of restricted common stock issued to a consultant pursuant to the terms of a six-month agreement. The shares valued at $ 1.40, the closing price on the date of grant, will be recognized over the term of the agreement.

         There were 165,000 warrants issued to the Laurus Fund for the restricted cash proceeds. These are ten year warrants exercisable at $2.00. The value of the warrants $216,216 (computed using the Black-Scholes model) will be recognized as interest expense for the three months ended March 31, 2005.

         In February, the Company issued 300,000 warrants in consideration of a short term note. These are five year warrants exercisable at $1.50. The value of the warrants (computed using the Black-Scholes model) of $269,488 will be recognized as interest expense over the term of the note which is due October 1, 2005.

         The Company also issued 40,000 warrants to a consultant pursuant to the terms of a six month contract. These are five year warrants exercisable at $1.50. The value of the warrants (computed using the Black-Scholes model) of $35,932 will be recognized as over the term of the agreement.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


           TABLE OF CONTENTS

Prospectus Summary..........................5
Risk Factors................................5
Market for Common Equity and Related
Stockholder Matters.........................10
Selected Consolidated Financial Data........11

Capitalization..............................11
Use of Proceeds.............................12
Cautionary Statements Regarding
Forward-Looking Information.................12
Management's Discussion and
  Analysis or Plan of Operation.............12
Our Business................................20
Management..................................28
Certain Relationships and
    Related Transactions....................35
Principal Stockholders......................36
Description of Securities...................40
Selling Security Holders....................45
Plan of Distribution .......................56
Shares Eligible for Future Sale.............58
Legal Matters...............................58
Experts.....................................58
Additional Information......................58





           XSTREAM BEVERAGE NETWORK, INC.


                  PROSPECTUS




                 ________________, 2005


          11,379,292 Shares of Common Stock
          7,718 $0.20 Common Stock Purchase Warrants
          2,849,488 $0.76 Common Stock Purchase Warrants
          75,000 $6.40 Common Stock Purchase Warrants
          75,000 $7.80 Common Stock Purchase Warrants
          75,000 $9.00 Common Stock Purchase Warrants

                             PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Nevada Revised Statutes allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee.................................... $     1,082
Legal Fees and Expenses*...........................................       65,000
Accounting Fees and Expenses*......................................      40,000
Financial Printing*................................................       10,000
Transfer Agent Fees*...............................................        1,500
Blue Sky Fees and Expenses*........................................          500
Miscellaneous*.....................................................        1,918
TOTAL     .........................................................     $120,000
* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In November 2001, we issued 1,000 shares of our common stock to a consultant as compensation for services to our company which were valued at $30,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof.

         During February 2002 we issued an aggregate of 39,400 shares of our common stock, together with an option to purchase an additional 10,000 shares with an exercise price of $90.00 per share, to 10 accredited investors and eight sophisticated investors as compensation for consulting services provided to us valued at $1,943,750. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In March 2002, 30,000 shares of our common stock for legal services valued at $600,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof.

         During May 2002 we issued an aggregate of 7,425 shares of our common stock five accredited or sophisticated investors as compensation for consulting services provided to us valued at $397,125. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In May 2002, we issued 5,000 shares of common stock to our President, an accredited investor, as a loan fee relating to a $50,000 loan made in May 2002. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In May 2002, we also issued 8,750 shares of our common stock valued at $87,500 as settlement of a legal matter. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         During May and June 2002, we sold 11,000 shares of our common shares in a private offering to 27 purchasers resulting in gross proceeds to us of $110,000. We paid a broker dealer commissions of $13,000 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         During the period of July through September 2002, we sold an aggregate of 41,150 shares of our common stock to 37 investors in a private offering resulting in gross proceeds of $411,500. We paid commissions of $12,499 to Cardinal Capital, Inc., a broker-dealer in connection with this private offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In September 2002 we issued an aggregate of 11,540 restricted shares of our common stock on a pro-rata basis to 33 individuals who were existing shareholders of our company. The recipients were sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration based on the circumstances that no sale occurred within the contemplation of Section 2(3) of the Securities Act.

         In October 2002 we issued an aggregate of 54,000 shares of our common stock to 12 accredited investors as compensation for consulting services rendered to us valued at $1,088,000. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In October 2002 we also issued an aggregate of 10,255 shares of our common stock to 10 sophisticated investors as compensation for consulting services rendered to us valued at $170,750. The recipients had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         Between October and December 2002, we sold an aggregate of 15,700 shares of our common stock to 16 investors in two private offerings resulting in gross proceeds to us of an aggregate of $304,200. Included in these offerings were an aggregate of 1,000 shares of our common stock which were sold at an offering price of $10.00 per share and an aggregate of 14,700 shares of our common stock at an offering price of $20.00 per share. We paid commissions of $ 27,950 to Cardinal Capital, Inc., a broker dealer, in connection with this private offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         During January and March 2003 we issued an aggregate of 38,250 shares of our common stock to 12 accredited and sophisticated investors as compensation for consulting services provided to us valued at $415,000. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In March 2003, we issued 5,250 shares of our common stock for legal services valued at $52,500. We also sold this recipient an additional 750 shares of our common stock for $10.00 per share. The recipient was an accredited investor. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In April 2003, we issued 83,750 shares of our common shares for the acquisition of Universal Florida Beverage Distributors. The shares were valued at $837,500. The acquisition was exempt from registration under the Securities Act in reliance on an exemption available under Section 4(2) of that Act. The existing shareholders of Universal Florida Beverage Distributors were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In April 2003, we also issued 40,000 shares of our common stock for the acquisition of Finish-Line Distributors. The shares were valued at $400,000. The acquisition was exempt from registration under the Securities Act in reliance on an exemption available under Section 4(2) of that Act. The existing shareholder of Finish-Line Distributors was an accredited investor who had such knowledge and experience that he was capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company.

         Between April and June 2003, we sold an aggregate of 15,590 shares of our common stock to nine investors in a private offering resulting in gross proceeds to us of an aggregate of $155,900. We paid Cardinal Capital, Inc., a broker dealer, commissions of $ 20,267 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In June 2003, we sold an aggregate of 4,000 shares of our common stock to an accredited investor in two private offerings resulting in gross proceeds to us of an aggregate of $50,000. Included in these offerings were an aggregate of 1,000 shares of our common stock which were sold at an offering price of $20.00 per share and an aggregate of 3,000 shares of our common stock at an offering price of $10.00 per share. We paid Cardinal Capital, Inc., a broker dealer, commissions of $6,500 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchaser had such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company.

         In June 2003, we sold 9,000 shares of our common stock for legal services rendered valued at $90,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In June 2003, we sold 3,750 shares of common stock to two former employees as compensation valued at $37,500. The purchasers were accredited investors. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In June 2003, we issued an aggregate of 52,500 shares of our common stock to two former officers upon their resignation from our company in exchange for cancellation of outstanding options and forgiveness of $106,250 of accrued salaries. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         Between June and August 2003 we issued an aggregate of 26,500 shares of our common stock to seven accredited and sophisticated investors as compensation for consulting services provided to us valued at $265,000. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In July 2003, we issued an aggregate of 10,150 shares of our common stock to 27 of our employees as a bonus. The shares were valued at $101,500. The recipients were non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were not conditioned on any further employment or services to us, and each of the recipients had the ability to assess his or her relationship with our company. The shares were issued solely in appreciation for services rendered by our employees and not pursuant to any agreement or commitment for future services. The issuances were exempt from registration based on the circumstances that no sale occurred within the contemplation of
Section 2(3) of the Securities Act.

         In August 2003, we issued 10,000 shares of our common stock to two prior employees as compensation for past services performed which were valued at $100,000. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In August 2003, we issued 550 shares of our common stock valued at $5,500 as partial consideration for the acquisition of the customer lists of American Natural Water Distributors. The recipient was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In October 2003, we issued 7,500 shares of our common stock valued at $75,000 to our Chairman as a loan fee in consideration of a $75,000 due on demand loan made to us. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November 2003, we issued 25,000 shares of our common stock valued at $250,000 to an unaffiliated third party as a loan fee in consideration of a one-year note in the principal amount of $125,000. The recipient was an accredited investor. On May 31, 2004, the principal balance of note $125,000 was converted into 52,083 shares of our common stock based on a conversion price of $2.40 per share. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November 2003, we issued 25,050 shares of our common stock valued at $250,500 to an unaffiliated third party in consideration of $109,000 of substituted collateral to secure a commercial line of credit for Beverage Network of Connecticut. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November 2003 we issued 12,500 shares of our common stock valued at $125,000 to an unaffiliated third party as a loan fee in consideration of a demand note. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November and December 2003 we issued an aggregate of 102,500 shares of our common stock to 10 accredited and sophisticated investors as compensation for consulting services provided to us valued at $808,500. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In December 2003 we issued an aggregate of 39,350 shares of our common stock valued at $393,500 to five members of management, including our chairman, as a bonus. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In December 2003 we issued 250 shares of our common stock valued at $2,500 to an individual as compensation under a termination agreement. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In December 2003, we sold an aggregate of 36,667 shares of our common stock to seven investors in a private offering resulting in gross proceeds to us of an aggregate of $88,000. We paid Cardinal Capital, Inc., a broker dealer, commissions of $12,500 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In January 2004, we issued 5,500 shares of our common stock for legal services provided to the company valued at $13,200. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In January 2004, we issued 20,000 shares of our common stock valued at $48,000 for the acquisition of all rights and interests in the mark "SQUEEZE" for carbonated flavored soft drinks and seltzer water, including all variations thereof such any spelling, formatives, phonetic variations and stylized designs of the same an all goodwill associated therewith. The issuance was exempt from registration under the Securities Act in reliance on an exemption available under Section 4(2) of that Act. The assignor was a sophisticated investor that had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company.

         In January 2004, we issued an aggregate of 8,134 shares of our common stock valued at $81,339 to two of our former officers as settlement of $57,418 of liabilities due to them. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         Between January and March 2004 we issued an aggregate of 30,922 shares of our common stock to five accredited or sophisticated investors as compensation for consulting services rendered to us valued at $63,066. The recipients had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided under Section 4(2) of that act.

         In February 2004, we issued an aggregate of 500,000 shares of our common stock to our three executive officers as consideration for past services provided to us valued at $1,350,000. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In February 2004, we issued 16,268 shares of our common stock valued at $390,432 to two former officers in connection with a Termination Agreement, Waiver and Release terminating their consulting agreements. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In March 2004, we issued 5,208 shares of our common stock for legal services valued at $12,500. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In March 2004, we issued 12,500 shares of our common stock to one entity valued at $30,000 as consideration in the acquisition of all of the assets and certain liabilities of Pacific Rim Natural Juice Company. The issuance was exempt from registration under the Securities Act in reliance on an exemption available under Section 4(2) of that Act. The recipient was a sophisticated investor who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company.

         In March 2004, we also issued 20,000 shares of our common stock valued at $48,000 as consideration in connection with our acquisition of all the assets and certain liabilities of Ayer Beverage Company. The issuance was exempt from registration under the Securities Act in reliance on an exemption available under Section 4(2) of that Act. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company.

         During the three months ended March 31, 2004, we sold 330,707 shares of our common stock to 39 investors in a private offering resulting in gross proceeds to us of an aggregate of $793,696. We paid Cardinal Capital, Inc., a broker dealer, commissions of $ 98,370 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In April 2004, we issued 32,500 shares of our common stock valued at $78,000 to two employees for past services. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In April 2004, we issued two members of our advisory board an aggregate of 5,000 shares of our common stock valued at $12,000 as compensation for services. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In April and May 2004, we issued an aggregate of 40,000 shares of our common stock to four accredited or sophisticated investors as compensation for consulting services rendered to us valued at $96,000. The recipients had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided under Section 4(2) of that act.

         In May 2004, we issued 52,083 shares of our common stock valued at $125,000 upon the conversion of a note payable in the principal amount of $125,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         On May 14, 2004, we entered into a securities purchase agreement with Laurus Master Fund, Ltd. This transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of said act. The securities purchase agreement provided for the purchase and sale of our secured convertible term note in the principal amount of $3,000,000.In connection with the securities purchase agreement, we issued a 10 year common stock purchase warrants to Laurus Master Fund, Ltd. to purchase 225,000 shares of our common stock with an exercise price of $6.40 per share for the first 75,000 shares, $7.80 per share for the next 75,000 shares and $9.00 per share for the remaining 75,000 shares. The warrant contains a cashless provision. H.C. Wainwright & Co. acted as placement agent for us in this transaction and we paid them a cash commission equal to 10% of the gross proceeds received by us and issued them placement. The purchaser was an accredited investor and it had access to business and financial information concerning our company.

         During the three months ended June 30, 2004, we sold 355,000 shares of our common stock to 47 investors a private offering resulting in gross proceeds to us of an aggregate of $852,000. We paid Cardinal Capital, Inc. a broker dealer, commissions of $ 94,130 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on exemptions available Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In July 2004, in connection with our purchase of the assets of Master Distributors, Inc. we issued an aggregate of 117,404 shares of our common stock, valued at $281,769, to Master Distributors who distributed it to 15 individuals who were employees of Master Distributors, Inc. as well as its principal shareholder. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In July 2004 we issued 20,000 shares of our common stock valued at $48,000 as compensation to a consultant as compensation for consulting services rendered to us. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In July 2004 we issued 2,500 shares of our common stock which were valued at $6,000 to a consultant as compensation for consulting services provided to us. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In July and September 2004, we issued 47,098 shares of our common stock to two employees as compensation for past services valued at approximately $113,035 in reliance on an exemption provided by Section 4(2) of the Securities Act off 1933. Each of the recipients was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In August 2004, we sold 43.2 shares of our Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act and Rule 506 of Regulation D. We received gross proceeds of $2,160,000. HC Wainwright & Co. acted as placement agent for us in this offering and we paid that firm a 10% cash commission ($216,000) and five-year common stock purchase warrants to purchase 423,529 shares of our common stock at an exercise prices ranging from $1.50 to $4.00 per share. The participants had access to business and financial information concerning our company.

         In August 2004, we issued 4,167 shares of our common stock to an individual as compensation for accrued expenses and for past professional fees in a transaction exempt from registration in reliance on an exemption provided by Section 4(2) of the Securities Act. We valued these shares at $10,001. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

         In September 2004, we issued 3,600 shares of our common stock valued at $8,640 to a consultant as compensation for consulting services provided to us. The recipient was as sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In September 2004, we issued 2,500 shares of our common stock valued at $6,000 to Mr. Morris Stoddard, a member of our advisory board, as compensation for business advisory services to us. The issuance was exempt from registration in reliance on an exemption provided by Section 4(2) of the Securities Act. The recipient was as sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

         In September 2004, we issued 20,000 shares of our common stock valued at $48,000 to a consultant as compensation for consulting services rendered to us. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In November 2004, we issued 2,500 shares of our common stock valued at $4,125 to a consultant as compensation for consulting services rendered to us. The recipient was a sophisticated investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The recipient had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

         In November 2004, we issued an aggregate of 30,324 shares of our common stock to four accredited or sophisticated investors as consideration for legal or other professional services provided to us valued at $40,278. The recipients were accredited or sophisticated investors and had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In December 2004, we issued 200,000 shares of our common stock to a consultant as compensation for consulting services rendered to us valued at $334,000. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In December 2004, and January 2005 we issued or agreed to issue an aggregate of 390,000 shares of our common stock valued at $660,000 to Mr. Morris Stoddard as consideration to defer amounts due him under his employment agreement, until June 15, 2005. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In January 2005, we issued 150,000 shares of our common stock to a consultant as compensation for consulting services rendered to us valued at $255,000. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In January 2005 we issued 160,000 shares of our common stock to two consultants as compensation for consulting services rendered to us valued at $257,000. The recipients were accredited investors and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In January 2005 we issued 4,472 shares of our common stock for legal services valued at $ 6,261. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In February 2005 we issued 23,000 shares of our common stock to three consultants as compensation for consulting services rendered to us valued at $27,600. The recipients were accredited investors and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In April 2005 we issued H.C. Wainwright & Co., Inc., a broker dealer, a five year common stock purchase warrant to purchase up to 127,000 shares of our common stock at an exercise price of $1.50 and a five year common stock purchase warrant to purchase up to an additional 169,412 shares of our common stock at an exercise price of $2.00 as compensation for services valued at $171,527 under the terms of a 60 month advisory agreement. The recipient was an accredited investor. The securities were issued in reliance from the registration requirements of the Securities Act of 1933 based upon an exemption provided under Section 4(2) of that act.

         In May 2005 we issued 50,000 shares of our common stock to a consultant as compensation for advisory services valued at $50,000 under the terms of a six month advisory services agreement. The recipient was an accredited investor. The securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of that act.

         In June 2005 we issued 25,000 shares of our common stock and common stock purchase warrant to purchase up to 150,000 shares of our common stock at an exercise price of $1.50 to a consultant as compensation for financial advisory services valued at $116,515 under the terms of a six month agreement. The recipient was an accredited investor. The securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of that act.

         In June 2005 we also issued 500,000 shares of our common stock to a consultant as compensation for financial and business advisory services valued at $500,000 under the terms of a six month agreement. The recipient was an accredited investor. The securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of that act.

         On June 30, 2005, we completed the sale of $1,400,000 of units of our securities to 15 institutional and/or accredited investors. The units consisted of $100,000 principal amount of convertible notes, warrants to purchase 100,000 shares of common stock at an exercise price of $0.76 per share with an expiration date of June 30, 2010 and 10,000 shares of common stock. Maxim Group LLC acted as placement agent for us and received a commission equal to 10% of the gross proceeds received, was provided a non-accountable expense allowance equal to 2% of the gross proceeds and five-year warrants to purchase 280,000 shares of common stock at an exercise price of $1.50 per share and 280,000 shares of common stock at an exercise price equal to the conversion price of the convertible notes. In addition, we entered into a Financial Advisory and Investment Banking Agreement with the Placement Agent pursuant to which the placement agent has received a cash retainer of $30,000 and will receive a monthly fee of $5,000 during the term of this agreement commencing May 2005. Additional fees may be earned by the placement agent in the future for completing financing and acquisition transactions. The private placement was exempt from registration under the Securities Act of 1933 by virtue of Regulation D and Rule 506 thereunder. We received net proceeds of approximately $ 866,015. Subsequent to this initial placement, we have sold an additional $1,097,500 of units to 23 accredited investors resulting in net proceeds to us, after payment of offering costs and commissions, of $918,935. We used a portion of these funds to pay Cogent Capital Corp. the $300,000 fee described below and are using the balance of these funds for general working capital.

         In June 2005 we also entered into a series of related agreements with Cogent Capital Corp. and 16 institutional accredited investors pursuant to which we issued 19,736,848 common shares at a purchase price of $0.76 per share in exchange for a total of $15,000,000 in U.S. government bonds. The common shares provided to the investors in exchange for the bonds were issued pursuant to an exemption from registration under the Securities Act of 1933 by virtue of
Section 4(2) of that act. As an initial entrance amount in the equity swap transaction, Cogent Capital Corp. has received a payment of $300,000 and 1,381,579 shares of our common stock.

         In July 2005 we entered into a 12 month public relations advisory agreement with a consultant and as partial compensation for its services we issued the consultant 1,000,000 shares of our common stock valued at $1,100,000. The recipient was an accredited investor. The securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of that act. In September 2005 the agreement with the consultant was revised wherein it returned the 1,000,000 shares of the previously issued common stock to us for cancellation and we issued the consultant 500,000 shares of our common stock and ten shares of our Series B Convertible Preferred Stock.

         In July 2005 we issued 10,000 shares of our common stock valued at $10,500 as compensation for advisory services under the terms of a six month agreement. The recipient was an accredited investor. The securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of that act.

         In July 2005 we also issued an aggregate of 10,000 shares of our common stock valued at $9,500 to two consultants as compensation for advisory services under the terms of six month agreements. The recipients were accredited investors. The securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on the exemption provided by
Section 4(2) of that act.

         In July 2005 we issued an aggregate of 21,780 shares of our common stock to two consultants. One consultant, who received 14,118 shares of our common stock, provided advisory services to us valued at $15,530, and the second consultant, who received 7,662 shares of our common stock, provided accounting services to us valued at $8,428. The securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act and the recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

         In October 2005 we issued 20,000 shares of our common stock to a consulting firm in settlement of compensation due under a consulting agreement entered into in November 2003. The securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act and the recipient was a sophisticated investor who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.               Description of Document
----------                -----------------------
2.1 Definitive Agreement and Plan of Reverse Acquisition between Geyser Group, Ltd. and Power Beverage Corp. (1)
3.1       Articles of Incorporation (2)
3.2       Certificate of Amendment to the Articles of Incorporation (2
3.3       Certificate of Amendment to the Articles of Incorporation (2)
3.4       Certificate of Amendment to the Articles of Incorporation (1)
3.5 Certificate of Amendment to the Articles of Incorporation regarding Series A Convertible Voting Preferred Stock *
3.6       Certificate of Amendment to the Articles of Incorporation *
3.7 Certificate of Amendment to the Articles of Incorporation regarding Series B Convertible Preferred Stock (9)
3.8 Certificate of Amendment to the Articles of Incorporation regarding an increase in the number of authorized shares of common stock (13)
4.1       $3,000,000 principal amount secured convertible term note (8)
4.2       Common Stock Purchase Warrant issued to Laurus Master Fund, LP (8)
4.3       Form of Series A Warrant (9)
4.4       Form of Series B Warrant (9)
4.5       Form of $0.76 common stock purchase warrant (11)
4.6       Form of unsecured subordinated 12% convertible promissory note (11)
4.7       Form of bridge loan promissory note (14)
4.8       Form of cashless warrant (14)
5.1       Opinion of Schneider Weinberger& Beilly LLP ***
10.1 Employment Agreement between the Company and Theodore Farnsworth dated as of February 1, 2002 (3)

Exhibit No.               Description of Document
----------                -----------------------
10.2       Promissory Note with EDA Family Limited Partnership (3)
10.3 Stock Exchange Agreement between Xstream Beverage Group, Inc. and the shareholders of Total Beverage Network, Inc. (4)
10.4 Purchase and Sale Agreement between Total Beverage Network, Inc. and Universal Florida Beverage Distributors, Inc. (4)
10.5 Asset Purchase and Sale Agreement between Beverage Network of Connecticut and Finish-Line Distributors, Inc. (5)
10.6 Consulting Agreement between Steve Haglund and Xstream Beverage Group, Inc. (5)
10.7 Consulting Agreement between Edward Arioli and Xstream Beverage Group, Inc. (5)
10.8 Asset Purchase Agreement dated March 1, 2004, by and among Beverage Network of Hawaii and Pacific Rim Natural Juice Company, Inc.(6)
10.9 Assignment of Trademark entered into between Xstream Brands, Inc. and The Maui Juice Company Inc. (6)
10.10 Business Consulting Agreement between Beverage Network of Hawaii, Inc. and Larry Lassek (6)
10.11 Assignment of Trademark entered into Between Xstream Brands, Inc. and Squeeze Beverage, Inc. (6)
10.12 Employment Agreement entered into between Xstream Beverage Group, Inc. and Theodore Farnsworth dated February 5, 2004 (6)
10.13 Employment Agreement entered into between Xstream Beverage Group, Inc. and Barry Willson dated February 5, 2004 (6)
10.14 Employment Agreement entered into between Xstream Beverage Group, Inc. and Jerry Pearring dated February 5, 2004 (6)
10.15 Asset Purchase Agreement dated March 15, 2004, by and among Beverage Network of Massachusetts, Inc. and Ayer Beverages, Inc. (7)
10.16 Securities Purchase Agreement dated May 14, 2004 between Xstream Beverage Group, Inc. and Laurus Master Fund, Ltd. (8)
10.17      Master Security Agreement (8)
10.18      Registration Rights Agreement (8)
10.19      Subsidiary Guaranty (8)
10.20      Grant of Security Interest in Patents and Trademarks (8)
10.21      Stock Pledge Agreement (8)
10.22      Funds Escrow Agreement (8)
10.23      Restricted Account Side Letter (8)
10.24      Restricted Account Agreement (8)
10.25      Lease for principal executive offices *
10.26      Letter agreement dated January 8, 2005 with Master Distributors,
           Inc.*
10.27 Distributorship Agreement between Master Distributors, Inc. and Welch Foods, Inc.*
10.28 Distribution Agreement between Master Distributors, Inc. and Tazo Tea Company *
10.29 Distribution Agreement between Master Distributors, Inc. and Hansen Beverage Company dated August 16, 2004*
10.30      Series B Convertible Preferred Stock Purchase Agreement *
10.31      Form of Amended and Restated Escrow Agreement (12)
10.32      Form of ISDA 2002 Master Agreement (12)
10.33      Form of ISDA Credit Support Annex (11)
10.34 Form of letter agreement with Cogent Capital regarding equity option transaction (11)
10.35 Form of letter agreement with Cogent Capital regarding equity swap transaction (11)
10.36 Form of Escrow Agreement with Cogent Capital and Investors Bank & Trust Company (11)
10.37      Form of Registration Rights Agreement with Cogent Capital (11)
10.38      Form of Placement Agency Agreement with Maxim Group **

Exhibit No.               Description of Document
----------                -----------------------
10.39      Beverage Network of Hawaii lease agreement (14)

10.40      Form of Financial Advisory Agreement with Maxim Group (14)

10.41 Form of Amendment No. 1 to the Financial Advisory Agreement with Maxim Group **

10.42 Form of Amendment No. 2 to the Financial Advisory Agreement with Maxim Group **

16.1 Letter from Salberg & Company, P.A. dated December 23, 2004 to the Securities and Exchange Commission(10)

21         Subsidiaries of the registrant *

23.1       Consent of Salberg & Company, P.A. **

23.2       Consent of Sherb & Co. LLP**

23.3       Consent of Schneider Weinberger & Beilly LLP (included in
           Exhibit 5)***

------------
*    Previously filed
**   Filed herewith
***  To be filed by amendment

(1) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on October 17, 2001.

(2) Incorporated by reference to the registrant's Annual Report on Form 10-KSB as filed with the SEC on October 27, 1999.

(3) Incorporated by reference to the registrant's Annual Report on Form 10-KSB as filed with the SEC on May 15, 2002.

(4) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on May 6, 2003.

(5) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on June 16, 2003.

(6) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on March 10, 2004.

(7) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on March 30, 2004.

(8) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on May 25, 2004.

(9) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on August 5, 2004.

(10) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on December 23, 2004.

(11) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on July 7, 2005.

(12) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on July 8, 2005.

(13) Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on October 3, 2005.

(14) Incorporated by reference to the registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 2005.

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

ITEM 28.  UNDERTAKINGS

The undersigned registrant will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, the registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Fort Lauderdale, State of Florida on October 12, 2005.


                                     XSTREAM BEVERAGE GROUP, INC.

                                     By:  /s/ Theodore Farnsworth
                                          --------------------------------------
                                          Theodore Farnsworth, Chairman and CEO,
                                          Principal executive officer and
                                          principal financial officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

     Signature                         Title                          Date

/s/ Theodore Farnsworth          Chairman and CEO ,             October 12, 2005
----------------------------     principal executive officer
Theodore Farnsworth              and principal financial
                                 officer

/s/ Jerry Pearring               President and                  October 12, 2005
----------------------------     director
Jerry Pearring

/s/ Barry Willson                Vice Chairman and              October 12, 2005
----------------------------     Chief Scientific Officer
Barry Willson






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